As Filed with the Securities and Exchange Commission on September 21,2001
                                                     Registration No. 333- 63672


================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     --------------------------------------

                               AMENDMENT NO. 2 TO
                                     FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                     --------------------------------------

                        ADVANCED OPTICS ELECTRONICS INC.
             (Exact Name of Registrant as Specified in its Charter)

             Nevada                            3827                       88-0365136
(State or other jurisdiction of    (Primary Standard Industrial        (I.R.S. Employer
 incorporation or organization)       Classification Number)        Identification Number)

                           8301 Washington NE, Suite 5
                              Albuquerque, NM 87113
                                 (505) 797-7878
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                     --------------------------------------
                                 John J. Cousins
                             Vice President, Finance
                                Leslie S. Robins
                            Executive Vice President
                        Advanced Optics Electronics Inc.
                           8301 Washington NE, Suite 5
                              Albuquerque, NM 87113
                                 (505) 797-7878
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                    Copies to
                      -------------------------------------


                             Gregory Sichenzia, Esq.
                              Thomas A. Rose, Esq.
                     Sichenzia, Ross, Friedman & Ference LLP
                               135 W. 50th Street
                            New York, New York 10020
                            Telephone (212) 664-1200
                            Facsimile (310) 664-7329


Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     --------------------------------------
                         CALCULATION OF REGISTRATION FEE

===================================== ================ ========================== ===================== ==============
 Title of Each Class of Securities     Amount to be        Proposed Maximum         Proposed Maximum      Amount of
          to be Registered              Registered     Offering Price per Share    Aggregate Offering   Registration
                                                                  (1)                  Price (1)             Fee
------------------------------------- ---------------- -------------------------- --------------------- --------------
  Common Stock, $.001 par value        17,188,837 (2)            $0.07                 $1,203,219             $301

------------------------------------- ---------------- -------------------------- --------------------- --------------
  Common Stock, $.001 par value        11,645,971 (3)            $0.07                  $ 815,218             $204

------------------------------------- ---------------- -------------------------- --------------------- --------------
  Common Stock, $.001 par value           571,000 (4)            $0.07                    $39,970              $10
------------------------------------- ---------------- -------------------------- --------------------- --------------
  Total Registration Fee                                                               $2,058,407             $515*
===================================== ================ ========================== ===================== ==============

*    $540 previously paid.

(1) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(2) Represents shares that have been or may be acquired by the selling stockholders upon conversion of convertible notes that have been issued, assuming a conversion price equal to the lesser of 110% of the closing bid price of the common stock as reported on the OTC Bulletin Board on March 8, 2000, which is $1.617 per share, or 77.5% of the average of the five lowest closing bid prices of the common stock as reported on the OTC Bulletin Board for the twenty trading days immediately preceding the conversion date, which is $0.04309 per share assuming the conversion date is July 13, 2001.

(3) Represents shares that have been or may be acquired by the selling stockholders upon conversion of convertible notes that have been issued, assuming a conversion price equal to the lesser of 75% of the average of the three lowest closing bid prices of the common stock as reported on the OTC Bulletin Board for the thirty trading days immediately preceding the issue date of the notes, which is $0.22375 per share, or 80% of the average of the three lowest closing bid prices of the common stock as reported on the OTC Bulletin Board for the ninety trading days immediately preceding the conversion date, which is $0.042933 per share assuming the conversion date is July 13, 2001.

(4) Represents shares which may be issued upon exercise of warrants issued to the selling stockholders.

                         -------------------------------
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registrations statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.



PROSPECTUS




                 Subject to Completion Dated September 21, 2001



                                29,405,808 Shares

                               [GRAPHIC OMITTED]

                                  COMMON STOCK

     This prospectus relates to 29,405,808 shares of common stock of Advanced Optics Electronics, Inc. that may be sold from time to time by the selling stockholders named in this prospectus. We will not receive any proceeds from the sales by the selling stockholders.

                               -------------------

     Our  common  stock  is  traded  on  the  Over-The-Counter   Bulletin  Board
maintained by the National Association of Securities Dealers, Inc. under the symbol "ADOT."

                               -------------------

     Investing in our common stock involves risks. See "Risk Factors" beginning on page 4.

                              --------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------









               The date of this prospectus is ______________, 2001

                               INSIDE FRONT COVER

                                Table of Contents

Prospectus Summary.............................................................2
Risk Factors...................................................................4
Special Note Regarding Forward-Looking Statements..............................7
Use of Proceeds................................................................8
Dividend Policy................................................................8
Capitalization.................................................................9
Selected Financial Data.......................................................10
Management's Discussion and Analysis of Financial Condition
     and Results of Operations................................................11
Business......................................................................15
Management....................................................................21
Section 16(a) Beneficial Ownership Reporting Compliance.......................26
Certain Transactions..........................................................27
Principal Stockholders........................................................29
Description of Capital Stock..................................................31
Shares Eligible for Future Sale...............................................34
The Selling Stockholders......................................................35
Plan of Distribution..........................................................36
Legal Matters.................................................................38
Experts.......................................................................38
Change in Independent Auditors................................................38
Additional Information........................................................38
Index to Financial Statements................................................F-1

                              --------------------

     Please read this prospectus carefully. It describes our business, our products and services and our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

     You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the common stock is sold.

     Until _________, 2001 (40 days after the date of this prospectus), all dealers effecting transactions in these securities may be required to deliver a prospectus, even if they do not participate in this offering. This is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

                        Advanced Optics Electronics Inc.

     We are a developmental stage technology company focused on the development, production and sales of large-scale flat panel displays. We maintain a research and development facility and manufacturing plant, and we are engaged in building large-scale flat panel displays utilizing our proprietary technology. Our flat panel displays produce an image measuring approximately three meters by eight meters, which is similar in size to traditional printed billboards, and have the comparative advantages of providing dynamic, eye-catching advertisements and rapid change of display images from a remote site. The primary initial product will be marketed to users of outdoor advertising billboards. The development of our electronic flat panel displays represents the first time that our proprietary electro-optic array technology is available for outdoor advertising billboards.

                                  The Offering


Common stock offered by selling stockholders
(including shares underlying convertible notes and warrants)..............   29,405,808 shares
Common stock to be outstanding after the offering                            93,420,894 shares
Use of proceeds...........................................................   We will not receive any proceeds from the
                                                                             sale of the common stock.
OTC Bulletin Board........................................................   ADOT

     The above information is based on the number of shares of common stock outstanding as of June 30, 2001 and assumes the subsequent conversion of all of our issued convertible notes and warrants outstanding as of June 30, 2001 into an aggregate of 29,405,808 shares of common stock upon the completion of this offering, and excludes:

o 3,825,000 shares of common stock issuable upon exercise of outstanding employee stock options with a weighted-average exercise price of $.29 per share;

o 7,275,000 shares of common stock issuable upon exercise of outstanding warrants granted to our directors and officers and J.G. Capital, Inc. with a weighted-average exercise price of $.25 per share; and

o 4,175,000 shares of common stock reserved for future awards under our stock option plan.

                             Additional Information

     Unless otherwise indicated, this prospectus assumes that all convertible notes have been automatically converted into shares of common stock.

     In this prospectus, the terms "Advanced Optics," "we," "us," and "our" refer to Advanced Optics Electronics Inc., a Nevada corporation, and, unless the context otherwise requires, "common stock" refers to the common stock, par value $0.001 per share, of Advanced Optics Electronics Inc.

                              --------------------

     We were incorporated in Nevada as Advanced Optics Electronics Inc. in May 1996. Our executive offices are located at 8301 Washington NE, Suite 5, Albuquerque, New Mexico 87113. Our website address is www.adotsite.org and our telephone number is (505) 797-7878. The information on our website is not incorporated by reference into this prospectus.

Summary Financial Data (in thousands, except share and per share data)

     The following table sets forth summary financial data for Advanced Optics. The information should be read in conjunction with the financial statements and the notes to those financial statements appearing elsewhere in this prospectus.


                                                                              Year Ended                   Six Months Ended
                                                                             December 31,                      June 30,
                                                                     ----------------------------    ----------------------------
                                                                          1999            2000            2000            2001
                                                                     ------------    ------------    ------------    ------------
                                                                              (in thousands, except share and per share data)

Revenues .........................................................   $       --      $       --      $       --      $       --
Operating expenses:
   General and administrative ....................................          1,953           2,365           1,784             561
   Research and development ......................................            239             732             268             152
                                                                     ------------    ------------    ------------    ------------
      Total operating expenses ...................................          2,192           3,097           2,053             713
                                                                     ------------    ------------    ------------    ------------
Estimated loss on contract .......................................            158             384             197             125
                                                                     ------------    ------------    ------------    ------------
Loss from operations .............................................         (2,350)         (3,481)         (2,251)           (838)
                                                                     ------------    ------------    ------------    ------------
Other income (expenses), net .....................................           (353)           (347)           (213)            (35)
                                                                     ------------    ------------    ------------    ------------
Net loss before cumulative effect of change in
accounting principle .............................................         (2,703)         (3,828)         (2,464)           (874)
                                                                     ------------    ------------    ------------    ------------
Cumulative effect of change in accounting principle ..............            (63)           --              --              --
                                                                     ------------    ------------    ------------    ------------
Net loss .........................................................   $     (2,766)   $     (3,828)   $     (2,464)   $       (874)
                                                                     ------------    ------------    ------------    ------------
Net loss per
share ............................................................   $      (.073)   $      (.066)   $      (.049)   $      (.014)
                                                                     ------------    ------------    ------------    ------------
Weighted average common shares
outstanding ......................................................     37,809,084      58,029,724      50,500,857      63,910,167
                                                                     ============    ============    ============    ============

                                                                            As of                     As of
Balance Sheet Data :                                                  December 31, 2000           June 30, 2001
              ------                                                  -----------------           -------------
                                                                                   (in thousands)

Cash and cash equivalents............................................      $  409                 $      95
Working capital......................................................         831                       422
Total current assets.................................................       1,662                     1,415
Total assets.........................................................       2,541                     2,231
Total current liabilities............................................         831                       992
Convertible debentures...............................................       1,216                     1,320
Long-term obligations, excluding current portion.....................          48                        29
Total stockholders' equity (deficit).................................         446                     (110)


                                  Risk Factors

     This offering and any investment in our common stock involve a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

RISKS RELATED TO OUR FINANCIAL RESULTS

Because we have a limited operating history, it is difficult to evaluate an investment in our common stock.

     We were organized in May 1996 and we entered into our first agreement in October 1998 to produce and install two of our flat panel displays. It is difficult to evaluate our future prospects and an investment in our common stock because we have a limited operating history and the market for our products is rapidly evolving. Our prospects are uncertain and must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the early stage of development.

     Our future performance will depend upon a number of factors, including our ability to expand our customer base, develop and enhance products in response to customer demand and competitive market conditions, expand our manufacturing, research and development and sales and marketing capabilities, maintain adequate control of our expenses, and attract, retain and motivate qualified personnel. The transition from a technology development stage company to a company in the initial stages of market development and product commercialization will continue to place a significant strain on our limited personnel, financial and other resources. Although we have begun to prepare for larger scale operations, we may not be able to successfully complete these efforts and operate on a substantially larger scale.

     We expect our losses and negative cash flow to continue.


     We have incurred losses and experienced negative operating cash flow since our formation. For the six months ended June 30, 2001, we had operating losses of approximately $838,916, net losses of approximately $874,200 and negative cash flow from operating activities of approximately $202,540. For the year ended December 31, 2000, we had operating losses of approximately $3,481,000, net losses of approximately $3,828,000 and negative cash flow from operating activities of approximately $1,265,000. We expect to incur substantial operating and net losses and negative operating cash flow for the foreseeable future, and we cannot assure you that we will ever achieve profitability or generate positive cash flow.


     We expect our operating expenses will increase, particularly in areas of operations, sales and marketing, as we develop and expand our business. As a result, we will need to increase our revenue to become profitable, and if our revenues do not grow as expected, or increases in our expenses appreciably exceed our expectations, we may never achieve profitability or positive cash flow. If we do achieve profitability and/or positive cash flow, we cannot assure you that we will be able to sustain it or improve upon it on a quarterly or annual basis for future periods.

RISKS RELATED TO OUR INVESTMENT IN BIO MODA

We have made a significant investment in another development stage company and any harm to this company's business, financial condition or results of operations may impair the success of our business.

     We have an ownership interest of approximately 16% in Bio Moda, Inc., a development stage company specializing in cancer diagnostic imaging and therapy for different types of cancer including a diagnostic process for detecting the onset of lung cancer several years prior to the actual appearance of the invasive carcinoma. Bio Moda had no revenue and net losses of approximately $220,000 for the year ended December 31, 2000 and an accumulated deficit of approximately $90,000 as of December 31, 2000.

Bio Moda is subject to risks similar to us as a development stage company, including risks associated with an accumulated deficit, limited capital and significant capital requirements, dependence on limited potential products, government regulation, competition, obtaining patents and licenses, intellectual property and product liability claims, and dependence on key personnel. If any of these risks occur, Bio Moda's business, financial condition or results of operations may be harmed, which could impair the future success of our business. See note 3 of the notes to the financial statements for a more detailed description of our investment in Bio Moda.

RISKS RELATED TO OUR BUSINESS

Our technology and product development is in its early stages and the outcome of our development efforts is uncertain.

     Our electro-optic array technology is an emerging technology that will require significant additional development, engineering, testing and investment prior to commercialization, which will require us to spend capital in excess of our current capital. With any new technology, there is a risk that the market may not appreciate the benefits or recognize the potential application of the technology even if it is technically feasible. Our financial condition and prospects are dependent upon market acceptance and sales of our flat panel displays and other outdoor electronic billboards using our technology. Additional research and development needs to be conducted on these products before marketing and sales efforts can be fully commenced. Market acceptance of our products will be dependent upon the perception within the outdoor advertising, electronics and instrumentation industries of the quality, reliability, performance, efficiency, breadth of application and cost-effectiveness of our products as compared to competitive products. We may not be able to gain commercial market acceptance for our products or develop other products for commercial use.

Our technology and product revenues have been limited and future revenue is uncertain.

     We currently have recognized revenue for partial completion of a contract entered into to produce two flat panel displays utilizing our electro-optic array technology. This is the first commercial contract application of this technology. Our success will depend on our ability to complete this contract and commercialize our technology on a larger scale. We may not be able to product our products in significant quantities at prices that are competitive with other similar products, and we may not be able to obtain additional commercial contracts applying our technology to outdoor electronic billboards or receive additional product revenues from our technology.

Our success depends in large part on our ability to recruit and retain qualified personnel.

     As a technology company, our success is in large part dependent on our ability to recruit and retain qualified personnel as we expand. We face intense competition for qualified personnel, particularly in software development, network engineering and product management. If we fail to recruit and retain required technical personnel, we will face substantial delays in developing our products which would affect our revenues and may cause the price of our common stock to decline.

We are required to pay two of our investors a monetary penalty correlated to delays in the effective registration of the shares of our common stock being offered by selling stockholders in this offering.

     We have been advised by Triton Private Equities Fund, L.P. and by RFL Asset Management, LLC that because we have not been able to procure an effective registration with the Securities and Exchange Commission of the shares of our common stock into which $740,667 of 7 1/2% convertible notes are convertible, pursuant to securities purchase agreements dated as of November 7, 2000 that are included as exhibits to the registration statement of which this prospectus forms a part, we are required to pay to Triton Private Equities Fund, L.P. and by RFL Asset Management, LLC a monetary penalty in the aggregate amount of $14,813 for each thirty day period beyond March 7, 2001 that we fail to procure such registration of the shares of our common stock with the Securities and Exchange Commission.

We will need additional funds to operate our business that we may not be able to obtain.

     Our efforts to achieve commercialization of our flat panel displays and other proposed products will require us to spend capital in excess of our current capital for research and development, product testing, product sales and marketing, and administrative overhead in the expansion and development of our business and operations. Until we are able to generate positive cash flow and become profitable, we plan to maintain operations primarily by raising funds through revenues generated from the limited installation of our flat panel displays and through additional debt and equity offerings.

     We have the existing resources, including commitments from third parties, to allow us to survive only for a period of approximately two years from the date of this registration statement at our current spending levels. Our flat panel displays are expected to be available September 2001. Some of our other proposed products may not be available for commercial sale or routine use for a period of up to two years. However, our goal of achieving profitable commercialization of our products is based on current development plans, current operating plans, the current regulatory environment, historical experience in the development of electronic products and general economic conditions. If unforeseen developments occur with regard to our plans, sales and leasing of our products could be unexpectedly delayed, which would adversely affect the timing and receipt of revenues from sales and leasing of our products. If our revenues do not increase as rapidly as anticipated, or if product development, testing and marketing require more capital than anticipated, we may be required to eliminate, or reduce substantially, related expenditures and/or seek additional funds through debt and equity offerings.

     Either because of a downturn in general economic conditions and financial markets or specifically with respect to our business, prospects, financial condition and results of operations, our ability to secure additional debt or equity financing in the future could be adversely affected. We may be unable to obtain any future equity or debt financing on acceptable terms or at all to allow us to continue with our plans. In the alternative, we may have to obtain funds in the future through arrangements with other entities that could require us to relinquish rights to our flat panel display products or related technologies, or we may have to take other actions that could adversely affect our ability to achieve profitable commercialization of our products.

Competition within the electronic billboard industry is intense and poses an ongoing threat to the success of our business.

     The electronic billboard industry is highly competitive and is characterized by rapid technological change. We compete with numerous companies that have better name recognition and greater financial, technical, marketing and research capabilities than us, such as Toshiba, Sharp, Hitachi and Mitsubishi, and other lesser known companies, including Daktronics, Inc., SI Diamond Technology, Inc. and Universal Display Corporation. If we cannot successfully differentiate our products from our competitors' products, adapt to evolving markets and technologies and develop new products, our competitors' products, processes or technologies may render our products obsolete or less competitive.

RISKS RELATED TO THIS OFFERING

We cannot assure you of an established public trading market.

     Although our common stock trades on the OTC Bulletin Board maintained by the National Association of Securities Dealers, a regular trading market for the securities may not be sustained in the future. The National Association of Securities Dealers has enacted recent changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market which provides significantly less liquidity than the NASDAQ Stock Market. Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price.

     In the event that our common stock is not included on the OTC Bulletin Board and does not qualify for the NASDAQ Stock Market, quotes for the securities may be included in the "pink sheets" for the over-the-counter market, which provides even less liquidity than the OTC Bulletin Board.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some  of  the  statements  under  "Prospectus   Summary,"  "Risk  Factors,"
"Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. If the 571,000 warrants are exercised, we will receive estimated proceeds of $285,799 which will be used to offset the approximately $160,000 of legal, accounting, printing and other expenses of this offering.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS


     Our common stock began trading on the OTC Bulletin Board under the symbol "ADOT" during the first quarter of 1997. The following table sets forth the range of reported high and low bid per share prices for the common stock for the periods indicated. The quotations reflect inter-dealer prices, with retail mark-ups, mark-downs or commissions, and may not represent actual transactions.

            Fiscal  1999:                        High                 Low
            --------------                       ----                 ---
                     1st Quarter                 0.16                0.05
                     2nd Quarter                 0.12                0.06
                     3rd Quarter                 0.49                0.08
                     4th Quarter                 0.87                0.25
            Fiscal 2000:
            ------------
                     1st Quarter                 1.53                0.69
                     2nd Quarter                 1.09                0.61
                     3rd Quarter                 0.57                0.29
                     4th Quarter                 0.42                0.21
            Fiscal 2001:
            ------------
                     1st Quarter                 0.26                0.11
                     2nd Quarter                 0.16                0.05



     As of the date of this prospectus, we have approximately 240 holders of record and in excess of 13,100 beneficial owners of our common stock.

                                 DIVIDEND POLICY

     We have never declared or paid any cash dividends on our capital stock. We currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant.

                             SELECTED FINANCIAL DATA

     You should read the selected financial data set forth below with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus. The statement of operations data set forth below for the year ended December 31, 1999 and 2000 and the balance sheet data as of December 31, 2000 have been derived from our audited financial statements included elsewhere in this prospectus. The statement of operations data set forth below for the six months ended June 30, 2000 and 2001, and the balance sheet data as of June 30, 2001, have been derived from our unaudited financial statements included elsewhere in this prospectus, and in our opinion, include all necessary adjustments, consisting only of normal recurring adjustments, to present fairly the unaudited results when read in conjunction with the audited financial statements and the related notes appearing elsewhere in this prospectus. The historical results are not necessarily indicative of results to be expected for any future period. See note 1 of the notes to financial statements for a description of the computation of net income (loss) per share and the number of shares used in the per share calculation.




                                                                              Year Ended                  Six Months Ended
                                                                             December  31,                     June 30,
                                                                     ----------------------------    ---------------------------
                                                                         1999            2000            2000            2001
                                                                     ------------    ------------    ------------      ---------
                                                                           (in thousands, except share and per share data)
Revenues .........................................................   $       --      $       --      $       --       $       --
Operating expenses:
   General and administrative ....................................          1,953           2,365           1,784            561
   Research and development ......................................            239             732             268            152
                                                                     ------------    ------------    ------------     ----------
      Total operating expenses ...................................          2,192           3,097           2,053            713
                                                                     ------------    ------------    ------------     ----------
Estimated loss on contract .......................................            158             384             197            125
                                                                     ------------    ------------    ------------     ----------
Loss from operations .............................................         (2,350)         (3,481)         (2,251)          (838)
Other income (expenses), net .....................................           (353)           (347)           (213)           (35)
                                                                     ------------    ------------    ------------     ----------
Net loss before cumulative effect of change in
accounting principle .............................................         (2,703)         (3,828)         (2,464)          (874)
Cumulative effect of change in accounting principle ..............            (63)           --              --             --
                                                                     ------------    ------------    ------------     ----------
Net loss .........................................................   $     (2,766)   $     (3,828)   $     (2,464)    $     (874)
                                                                     ------------    ------------    ------------     ----------
Net loss per share ...............................................   $      (.073)   $      (.066)   $      (.049)    $    (.014)
Weighted average common shares outstanding........................     37,809,084      58,029,724      50,500,857     63,910,167
                                                                     ============    ============    ============     ==========



                                                                               As of                     As of
Balance Sheet Data:                                                      December 31, 2000           June 30, 2001
                                                                         -----------------           -------------
                                                                                        (in thousands)
Cash and cash equivalents..............................................     $    409                 $     95
Working capital.........................................................         831                      422
Total current assets....................................................       1,662                    1,415
Total assets............................................................       2,541                    2,231
Total current liabilities...............................................         831                      992
Convertible debentures..................................................       1,216                    1,320
Long-term obligations, excluding current portion........................          48                       29
Total stockholders' equity (deficit)....................................         476                     (110)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion and analysis of our financial condition and results of operations together with "Selected Financial Data" and our consolidated financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" and elsewhere in this prospectus.

Overview

     We develop, produce and sell large-scale flat panel displays utilizing our patented technology. Since inception in May 1996, we have operated as a developmental stage technology company, and we are currently making the transition to producing and selling our product to the outdoor advertising billboard industry. Our flat panel displays have the advantages, in comparison to traditional printed billboards, of providing dynamic, eye-catching advertisements and rapid change of display images from a remote site.

Results Of Operations

     For ease of reference, we refer to the fiscal year ended December 31, 1999 as fiscal 1999 and to the fiscal year ended December 31, 2000 as fiscal 2000.

Years Ended December 31, 1999 and 2000

     Revenues

     Contract Revenue. No contract revenue has been recognized in connection with our contract to produce and install two electronic outdoor advertising billboards, which is being accounted for using the completion of contract method of accounting.

     Expenses

     Research and Development. Research and development expenses consist primarily of personnel expenses, consulting fees and depreciation of the equipment associated with the development and enhancement of our flat panel displays. We expense research and development costs as they are incurred. Research and development expenses increased 206% to $732,000 in 2000 from $239,000 in 1999. The increase in these expenses was primarily due to increases in research and development efforts, technical costs, our engineering staff and equipment. We believe that continued investment in research and development is critical to attaining our strategic objectives and, as a result, we expect these expenses to increase significantly in future periods.

     General and Administrative. General and administrative expenses consist of expenses for executive and administrative personnel, facilities, professional services, travel, general corporate activities, and the depreciation and amortization of office furniture and leasehold improvements. General and administrative costs increased 20% to $2,340,000 in 2000 from $1,953,000 in 1999 due to increases in salary expense related to increased personnel and increases in professional fees. Due to the growth of our business and continuing expansion of our staff, we expect general and administrative costs to increase in the future. The costs associated with being a publicly traded company and future strategic acquisitions will also be a contributing factor to increases in this expense.

     Other Income (Expense). Other income (expense) consists of interest income and expense, and other income and expense. Interest income increased to $19,000 in 2000 from $11,000 in 1999. The increase in interest income was due to an increase in our average net cash and cash equivalents balance.

Interest expense increased to $419,000 in 2000 from $229,000 in 1999. The increase in interest expense was due primarily to non-cash charges to interest expense from the accounting calculation of the intrinsic value of the conversion feature of the convertible debt financings that were undertaken in 2000.





Six Months Ended  June 30, 2000 and 2001


     Revenues




     During the quarter ended March 31, 2001, the Company changed the accounting for our contract to the completed contract method. According to this way of accounting for contracts, we are booking no revenue until the completion of the contract. Please note that the revenue for the same period in 2000 has been restated and is now $0. Billings and collections through June 30, 2001 have totaled $89,873.


     Expenses




     Product Development. Product development expenses consist primarily of personnel expenses, consulting fees and depreciation of the equipment associated with the development and enhancement of our flat panel displays. Research development and technical costs decreased to $74,400 in the second quarter of 2001 from $134,660 in the second quarter of 2000. This reduction reflects our transition from development to production and manufacturing. We believe, however, that continued investment in product development is critical to attaining our strategic objectives and, as a result, expect product development expenses to increase significantly in future periods. We expense product development costs as they are incurred.

     General and Administrative. General and administrative expenses consist of expenses for executive and administrative personnel, facilities, professional services, travel, general corporate activities, and the depreciation and amortization of office furniture and leasehold improvements. General and administrative costs decreased to $247,455 in the second quarter of 2001 from $572,081 in the second quarter of 2000. The decrease was primarily due to increased duties handled by in-house personnel and a reduction in professional service fees and expenses. Due to the growth of our business and anticipated expansion of our staff, we expect general and administrative costs to increase in the future. The costs associated with being a publicly traded company and anticipated future strategic acquisitions will also be a contributing factor to increases in this expense.

     Other Income (Expense). Other income (expense) consists of interest and other income and expense. Interest income increased to $8,121 in the second quarter of 2001 from $3,407 in the second quarter of 2000. The increase in interest income was due to an increase in our average net cash and cash equivalents balance over the previous quarter.


Fluctuations in Quarterly Operating Results

     We are unaware of any seasonal aspects that may have a material effect on our quarterly results of operations and financial condition, although there may be currently unanticipated seasonal fluctuations related to marketing and sales that we have not yet encountered. However, our operating results have fluctuated in the past, and are expected to continue to fluctuate in the future, due to a number of factors, many of which are outside our control. These factors include:

     o    demand for our products;

     o the rate at which we add new customers and the ability to retain existing customers;

     o    the availability and pricing of materials from suppliers;

     o    the prices paid for our products;

     o    the  amount  and  timing  of  costs   relating  to  expansion  of  our
          operations, including expanding our product development, manufacturing and sales and marketing functions;

     o the announcement or introduction of new types of products by us or our competitors;

     o delays in revenue recognition at the end of a fiscal period as a result of shipping, logistical or other problems; and

     o general economic conditions and economic conditions specific to the outdoor electronic billboard industry.

     As a strategic response to changes in the competitive environment, we may from time to time make product, marketing or supply decisions or acquisitions that could have a material adverse effect on our quarterly results of operations and financial condition. Due to all of the foregoing factors, in some future quarter our operating results may not meet or exceed the expectations of securities analysts and investors. In such event, the trading price of our common stock would likely be adversely affected.

Liquidity And Capital Resources

     Since our inception in May 1996, we have financed our operations primarily through private offerings of equity and debt securities. Net cash used in operating activities was $1,265,000 in 2000 and $1,020,000 in 1999. The increase in net cash used in operating activities in 2000 was primarily attributable to increases in losses.

     Net cash used in investing activities was $74,000 in 2000 and $288,000 in 1999. Net cash used in investing activities in 1999 was comprised of purchases of property and equipment and investments in certificates of deposit, Bio Moda, Inc. and Wizard Technologies. The decrease in net cash used in investing activities in 2000 was primarily attributable to the sale of marketable securities and the redemption of our investment in Wizard Technologies.

     Net cash provided by financing activities was $1,557,000 in 2000 and $1,294,000 in 1999. Net cash used in financing activities in 1999 was primarily comprised of additions to notes payable and the issuance of capital stock. The increase in net cash provided by financing activities in 2000 was primarily attributable to the issuance of additional capital stock and the proceeds from the issuance of convertible securities.


     Cash and cash equivalents increased 115% to $409,000 as of December 31, 2000 from $190,000 as of December 31, 1999. This increase was primarily due to $500,000 that we received in connection with the issuance of convertible notes on September 15, 2000 and $710,000 that we received in connection with the issuance of other convertible notes on November 7, 2000. The $500,000 received in exchange for the issuance of convertible notes was originally intended to include a $9.5 million equity line of credit financing with the underlying shares of our common stock being registered in a registration statement to be filed with the Securities and Exchange Commission, pursuant to an agreement with four investors that was filed as an exhibit to the registration statement, as amended (file no. 333-51056). Subsequently, the parties agreed to waive (i) the sale and issuance of convertible notes in the aggregate amount of $9.5 million to the four investors and (ii) the registration of the shares of our common stock underlying those notes, pursuant to a waiver that was filed as an exhibit to our registration statement, as amended (file no. 333-51056). Of the proceeds from the notes issued in September 2000, $50,000 was used to pay for related commissions and legal fees. The remaining proceeds from these debt issuances are being used for research and development, prototype construction and working capital.

     Since inception, we have funded our operations primarily through the private placement of debt and equity securities. As of June 30, 2001 we have raised net proceeds of $4,595,200.

     We have also utilized equipment loans and capital lease financing. As of June 30, 2001 we have a balance of $63,298 on the equipment loans and no remaining balance on the capital lease.

     In August 1998, we entered into a lease agreement for the financing of equipment for the development of its flat panel display systems. We are required to repay the $101,000 in equal monthly payments of the lease. Monthly payments on the lease are approximately $2,850. The term of the lease is 3 years. This obligation was satisfied and paid in full during the quarter.

     Our holding in BioModa, Inc will provide additional liquidity. BioModa is a biomedical development company. Our ownership of BioModa, as of June 30, 2001 was approximately 16%. No immediate family members of officers or directors of Advanced Optics are securities holders of BioModa with the exception of Harold Herman, who is a director of Advanced Optics Electronics, Inc. and a small minority shareholder in BioModa.

     During the quarter ended June 30, 2001 $1,610 was spent for the purchase of equipment. Product development expenditures were $74,400 for the quarter ended June 30, 2001. Funds for operations, product development and capital expenditures were provided from the sale of securities and cash reserves. As of June 30, 2001, we had approximately $95,039 of cash and cash equivalents.

     As of June 30 , 2001, our principal commitments consisted of obligations of approximately $136,000, which included the costs of bank notes, leased equipment and the lease of our executive offices, research and development facilities and manufacturing plant. We expect to experience quarterly net losses and negative cash flow through at least the third quarter of 2001, which is when we plan to complete the manufacturing prototype and demonstration unit for our first flat panel display. At that time, we anticipate that our sales revenue will offset our operating expenses, although there are uncertainties as to how our products will be accepted in the marketplace, which could delay or have a material adverse effect on our net sales and cash flow from operations. However, leading up to the third quarter of 2001, we plan to continue to increase our operating expenses significantly in order to increase our research and development efforts, expand our manufacturing, sales and marketing efforts, increase the size of our staff including the hiring of a marketing director and a production manager and support our growing infrastructure.

     As of June 30, 2001, we had approximately $95,039 of cash, cash equivalents and certificates of deposit. We believe that our current cash and cash equivalents, with cash flows from operations, if any, will be sufficient to meet our anticipated cash needs for working capital and capital expenditures for at least the next two years. However, we will need to raise at least $3 million in order to pay for the costs of producing a minimum volume of our products for sale. We have not yet secured a source for this funding requirement. We may seek to sell additional equity or convertible debt securities. However, our ability to raise capital by selling securities, and hence our liquidity, could be materially adversely affected by the recent decline in the equities market and the limited availability of venture capital financing sources. We cannot assure you that financing will be available to us in amounts or on terms acceptable to us in the future.


Recently Issued Accounting Pronouncements

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities." This statement of position requires that all start-up costs related to new operations must be expensed as incurred. In addition, all start-up costs that were capitalized in the past must be written off when this statement of position is adopted. Effective January 1, 1999, we adopted this statement of position, and the impact of this change in accounting principle was to reduce assets and increase the deficit accumulated during the development stage by $63,000 as of December 31, 1999.

                                    BUSINESS

Company Overview

     We are a developmental stage technology company with our primary focus on the development, production and sales of our large-scale flat panel displays, which utilize our patented technology. We are currently continuing our research and development of our product and the underlying technology, although we are in the process of making the transition from a developmental stage company to producing and selling our product. We plan to focus on producing and selling our large-scale flat panel displays for the outdoor advertising billboard industry, which represents the first time that our technology is available to this industry.

Company Background

     We were incorporated as a Nevada corporation on May 22, 1996. In November 1996, we acquired all the assets of PLZTech, Inc., including all of its patents and research and development activities. The transaction was accounted for as a purchase, and all assets acquired and liabilities assumed were recorded at their book values, as determined in accordance with generally accepted accounting principles. Intangible assets of PLZTech acquired in the purchase transaction were carried at historical book values. Research and development costs of PLZTech were expensed as incurred. PLZTech was incorporated in November 1992 in the state of Colorado and was engaged in the business of research and development of flat panel displays. Prior to our acquisition of the business and patents of PLZTech, we had minimal business activities and had essentially just started our own research and development activities.

Industry Background

     Our flat panel displays fit into a growing niche that is part of the broad visual communications market, which includes printing, photography, television, billboard, etc. In particular, our flat panel displays fit within the billboard sub-category of the broad visual communications market. Billboards include various niches commonly identified as painted signs, architectural signage, electric signs, programmable signs and large video displays. According to the Outdoor Advertising Association of America, outdoor advertising was a $5.2 billion industry in 2000, which was 8.3% higher than the previous year. The billboard segment of the outdoor advertising market represents 60% of total outdoor expenditures and topped $3.1 billion in 2000. We believe that the advantages of our flat panel displays for the outdoor advertising billboard industry will be significant. Our flat panel displays have the benefit in comparison to traditional printed billboards of providing dynamic, eye-catching ads and rapid change of display images from a remote site. Billboard companies could benefit by increasing revenues per sign by being able to sell the same space to different advertisers at different times during the day, with the ability to immediately access and change each sign via the remote site.
Advertisers could benefit substantially because they would be able to reach their target audience with greater precision.

Strategy

     After conducting extensive research in various industries, including laptop computers, high definition televisions and outdoor advertising billboards, to determine which market would be best suited for producing and selling products utilizing our technology, we decided to concentrate our complete attention and efforts on marketing to the outdoor electronic advertising billboard industry. According to the Outdoor Advertising Association of America, advertising space was sold on approximately 400,000 billboards in 1998. Our goal is to create a line of products utilizing our technology that is scalable both in terms of size and resolution to meet a wide range of requirements related to potential customers' economics, billboard locations and intended use.

     We believe that, due to the Highway Beautification Act, the number of billboards nationwide will not increase dramatically but should remain stable in the future. We expect that advertisers will increase their focus on securing and developing prime billboard locations. The customer base for billboards is diversifying as more advertisers are attracted to this media. Our market penetration analysis is based on capturing and converting existing sites in a stable market and expanding the indoor market.

     In September 2000, we received payment of $90,000 to produce and install two large-scale flat panel displays, which is the first commercial application of our electro-optic array technology. After the completion of these two flat panel displays, we intend to target the outdoor advertising billboard industry in phases.

     The first phase will be targeting the prime billboard locations that generate monthly advertising revenues of approximately $25,000 or more per location. It is estimated that there are approximately 700 of these locations in the United States and another 1,500 outside of the United States. We estimate that we could begin supplying flat panel displays to meet the initial demand for these locations within five to seven months of installing our first two flat panel displays under our existing commitment and obtaining funding for ongoing development and commercialization. Once demand in these prime locations has been met and increased manufacturing volumes have lowered the production costs per display, we will target the remaining outdoor advertising billboard market.

     Approximately 65% of billboards were booked for 12-month periods in 1999. Long-term contracts could potentially limit our access to the desired prime location sites during our start-up period. However, we believe that the trend is to use shorter-term contracts with significant turnover of advertisers, which favors the use of our flat panel displays because of the ease and speed with which images can be changed from a remote site. Revenues will be derived from a combination of direct sales of flat panel displays, owned and operated flat panel displays, leasing, licensing, and partnerships.

     Our management team has extensive experience in finance, marketing and research related to developing and rapidly growing technology businesses serving business customers.

Products and Markets

     Our primary initial product that will be marketed to users of the outdoor advertising industry is the flat panel display. Our flat panel displays will provide an image measuring approximately three meters by eight meters, which is similar in size to existing printed billboards. We believe that the major advantages of our flat panel displays include better viewing quality, affordability, customer system integrity, and an almost immediate change of display images from a remote site. Our flat panel displays are expected to be inexpensive to produce relative to alternative electronic billboard systems, none of which we believe can be scaled up or down as effectively and efficiently as our products. We believe that our flat panel displays and underlying software system represent an innovative approach to advertising that take advantage of the recent technological convergence of billboard media, broadcast media and the Internet.

     Our principal product market consists of the outdoor advertising billboard industry, which until now has primarily relied on printed billboards for outdoor advertising. We believe that the user base for outdoor billboards is diversifying and growing as more advertisers are attracted to this medium of advertising, and this industry is experiencing rapid consolidation through mergers and acquisitions driven by the larger billboard companies. Our product and marketing strategy includes leveraging the underlying growth and excellent fundamentals of the existing outdoor advertising market. We anticipate that this strategy will also create a new segment of the outdoor advertising billboard market for our flat panel displays. We have completed a film that is being distributed as a marketing tool throughout the outdoor advertising billboard industry to potential purchasers of our flat panel displays both in the United States and internationally.

     In addition, there are other markets and applications that represent opportunities for additional sources of business, and we are beginning to explore these markets and applications, such as e-cinema, lighting sources, stadium and sports applications and systems, control and status monitoring.

Suppliers and Availability of Raw Materials

     We have identified at least six suppliers of the basic components of our systems. We anticipate this technology to develop and mature rapidly in the next year, which will create more suppliers, lower prices and greater availability. We are continually evaluating suppliers of subassemblies and components and researching alternatives. We are sensitive not only to the quality and cost of the parts and pieces supplied but also the strategic importance of multiple supplier relationships.

Manufacturing, Distribution, Installation and Maintenance of Our Products

     We have limited established commercial manufacturing facilities for the production of our flat panel displays, although we intend to establish a larger manufacturing facility for assembling our flat panel displays in preparation for larger scale operations. Our flat panel displays will be shipped directly from our manufacturing facilities to our customers, and we intend to promote, market and sell our products through direct sales channels. Our plan is to install the first 10 to 20 flat panel displays that we sell. We also plan to maintain and repair our products for a specific warranty period and offer maintenance contracts beyond the warranty period. In addition, we intend to investigate the possibility of contracting with United States and international third party service providers for on-site installation, maintenance and repair of our flat panel displays.

Customers




     According to the Outdoor Advertising Association of America, there were 210,000 30-sheet billboards that measure approximately 12 feet by 24 feet and 140,000 8-sheet billboards that measure approximately 6 feet by 12 feet in the United States in 1998. We believe that many of these billboards represent retrofit sites for the installation of our flat panel displays.

     It is estimated that the four leaders in this industry account for approximately half of the outdoor advertising billboard market and the top ten billboard owners represent 61% of this market. The 39% that constitutes the balance of the outdoor advertising billboard market is composed of smaller individual companies that nevertheless control prime high-traffic billboard locations and, as such, represent a significant component of our target market. We consider these companies to be our potential primary customers. In addition to upgrading their billboard sites to attract higher revenue generating advertising accounts, we believe that these potential customers are considering new potential outdoor venues in locations such as Times Square in New York City, which would be an additional source of revenue for us. Media companies have been acquiring billboard owners in order to offer packages of television, radio and newly acquired outdoor space to advertisers. We believe that the concentration of ownership and the convergence of media are beneficial trends to market and sell our flat panel.

     We intend to initiate customer contact by directly communicating with potential customers, including the four leaders of the outdoor advertising billboard industry, and providing them a marketing film that we have produced about our flat panel displays. We are developing a marketing department to initiate contact, process each transaction and coordinate with our manufacturing department for production and delivery of our flat panel displays.


Competition

     We will compete with the existing billboard techniques of hand painted or printed and pasted signs. Recently, there has been a trend toward creating the art digitally, but these images are still printed on large sheets and pasted up in the same manner as before World War I. We believe these forms of billboard presentations will only be viable in low density, low traffic areas. In comparison, our flat panel displays include high brightness, full color, superior image quality, wide viewing angle with excellent outdoor readability, relatively low cost compared with competing electronic billboard technologies, high reliability and rapid change of display images from a remote site.

     We will compete against other established forms of electronic display technology, and we believe that our products and technologies will continue to face substantial competition as the market and technologies evolve. Existing and potential competitors such as Toshiba, Sharp, Hitachi and Mitsubishi may possess substantially greater product development capabilities and financial, technical, marketing or human resources than we do. These companies manufacture electronic displays that utilize liquid crystal displays, or passive LCD technology, and cathode ray tubes, or CRT technology, which currently dominate the electronic billboard market. However, we believe that the products based on these technologies are limited and new technologies being developed, including ours, will significantly improve the performance of electronic displays in the future and displace existing products in the electronic billboard market. Many companies, including Daktronics, Inc., SI Diamond Technology, Inc. and Universal Display Corporation have, or are developing, other technologies utilizing carbon field emissions, incandescent lamps, inorganic electroluminescence, organic light emitting diodes, polymeric light emitting diodes, gas plasma and vacuum fluorescent lamps. Furthermore, although we believe our products will be superior to established advertising billboard products, we cannot assure you that business customers will prefer our technology sufficiently to be willing to pay for it at the price at which it will be offered. We recently set the sales prices of our flat panel displays measuring approximately three meters by two meters and three meters by eight meters at $395,000 and $1,490,000, respectively.

     We believe that the technologies that we have developed are superior to other existing technologies when combining the issues of brightness, image quality and cost required for electronic billboards. Other existing technologies that we compete with include:

     o Low resolution devices which have a grainy picture and do not allow certain colors to be viewed in direct sunlight and have a high initial cost;

     o    Incandescent bulbs that are high maintenance and offer poor graphics;

     o Electromechanical systems that have poor image qualities and limited colors; and

     o CRT's and passive LCD's that have a long useful life and an existing manufacturing base, but are expensive to produce.

     We believe that our flat panel displays utilizing our display technology offers numerous advantages and features in comparison to the existing products of our competitors currently available, including:

     o The brightest electronic billboard display at 35,000 nits and the widest viewing angle;

     o The smallest dot pitch for outdoor large-scale displays at eight millimeter dot pitch, providing high definition television picture quality;

     o 24-bit true color and full motion video at up to 120 frames per second;

     o Broadcast and simulcast applications including real-time live video and streaming video feeds with operation from a remote site;

     o Use of digital visual interface, or DVI, industry standard protocol for high speed data linking and digital video interfacing;

     o Satellite linkage for the ability to operate multiple flat panel displays from a single remote site;

     o Modular assembly in one meter increments for scaleable and shapeable architectures and ease of transportability for mobile operations and use; and

     o Weather resistance for outdoor applications and a continual use life of at least five years;

Intellectual Property and Other Proprietary Rights

     Advanced Optics holds the following patents and patents pending:

     o Patent #5,198,920 relating to a Transverse Pixel Formation for Spatial Light Modulator.

     o Patent pending that relates to an Electro-Optic Array. The Electro-Optic Array describes a high-density, high-resolution array that can be selectively activated by low induced voltages to alter a light beam passing through the array of valves. This proprietary technology that we developed also relates to a process for manufacturing such a high-density array using semiconductor-type processing equipment and techniques. This manufacturing process constitutes a significant improvement over prior techniques by using semiconductor processing technology to further increase pixel density and reduce activation voltage.

     o Patent pending for Light Emitting Diode Configuration for Large-Scale Displays includes a pulse width modulation scheme for light emitting diode, or LED, illumination, a data distribution scheme that allows greater ease and economy in manufacturing and assembly, and a current source circuit that allows for a design with lower power requirements.

     Our success will depend on our ability to protect our proprietary technology and other intellectual property rights. We acquired the patent relating to the transverse pixel format when we acquired all the assets of PLZTech, Inc. in November 1996. The patent pending that relates to the Electro-Optic Array was assigned to us by its inventor in February 2000, and the patent pending that relates to the LED Configuration for Large-Scale Displays was assigned to us by its inventors in February 2001. The inventors who assigned each of these patents pending to us are employees of Advanced Optics. Although we have been awarded the patent and have filed two applications for patents, the degree of protection offered by these patents or the likelihood that pending patents will be issued is uncertain. Any unauthorized use of our proprietary technology could result in costly and time-consuming litigation to enforce our proprietary rights.

     We cannot assure you that our competitors in both the United States and foreign countries, many of which have substantially greater resources and have made substantial investments in competing technologies, will not independently develop the same or similar technology to ours or otherwise obtain access to our proprietary technology. These competitors may already have, or may apply for and obtain, patents that will prevent, limit or interfere with our ability to make and sell our products. To protect our proprietary rights in these areas, we require employees, consultants, advisors and collaborators to enter into confidentiality agreements providing that they will not disclose any of our confidential or proprietary information or trade secrets to any third party or use any such information or trade secrets for their own benefit or the benefit of any third party. The confidentiality agreements may not provide meaningful protection for our trade secrets or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets or other proprietary information.

Research and Development


     For the six months ended June 30, 2001 and for the years ended December 31, 2000 and 1999, we spent $152,000, $732,000 and $239,000, respectively, on research and development. These expenditures are primarily the result of costs associated with our ongoing efforts in developing our proprietary flat panel display and associated computer systems. Research and development costs will not be directly borne by customers, but our gross profits on a go-forward basis will be used to offset our deficit incurred during our development stage.


Employees

     As of June 30, 2001, we employed 12 full-time employees and one part-time employee. None of our employees are party to a collective bargaining agreement. Management believes that its relations with its employees are satisfactory. We also contract with other personnel and subcontractors for various projects on an as-needed basis.

Properties

     Our executive offices, research and development facility, and manufacturing plant are presently located in Albuquerque, New Mexico, where we lease approximately 7,500 square feet. The leases on the premises expire on February 28, 2002, and the current aggregate annual rent is approximately $50,000.

Investment in Bio Moda

     Bio Moda, Inc. is a development stage company specializing in cancer diagnostic imaging and therapy for different types of cancer including a diagnostic process for detecting the onset of lung cancer several years prior to the actual appearance of the invasive carcinoma. We made four separate investments in Bio Moda in 1998, and we currently have an ownership interest of approximately 16% in the biomedical technology company. We believe that potential reciprocal benefits and synergies exist between us and Bio Moda for the use of our proprietary technology in producing the scanning devices that will be able to detect cancer at an early stage of development. We have not entered into any agreements with Bio Moda regarding any joint venture, strategic partnership or other arrangements at this time. However, Bio Moda is subject to risks similar to us as a development stage company, and if Bio Moda's business, financial condition or results of operations is harmed, the future success of our business could be harmed due to our significant interest in the company.

     Leslie Robins, who is our executive vice president, secretary and chairman of our Board of Directors, is also a member of Bio Moda's board of directors. Harold Herman, who is a member of our Board of Directors, owns 66,000 shares of Bio Moda's common stock, which is approximately a 1% interest in the company. We are unaware of any other officers, directors or greater than 5% stockholders of ours who own an interest in Bio Moda. In exchange for consulting services rendered, we have issued 150,000 shares and 32,000 shares of our common stock to Bio Moda and Ari Maa'Yan, respectively. Mr. Maa'Yan is the president of Bio Moda, and collectively the 182,000 shares is less than a 1% interest in Advanced Optics.

Legal Proceedings

     From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of the date of this prospectus, we are not a party to any legal proceedings.

                                   MANAGEMENT

Executive Officers, Directors and Key Employees

     The following table sets forth specific information regarding our executive officers and directors as of June 30, 2001.

Executive Officers and Directors               Age       Position(s)
--------------------------------               ---       -----------
Michael H. Pete............................     56       President and Director
Leslie S. Robins...........................     63       Chairman of the Board, Executive Vice President and
                                                         Secretary
John J. Cousins............................     45       Vice President, Finance and Treasurer
Harold C. Herman...........................     75       Director
Richard A. Josephberg......................     54       Director

Key Employees
-------------
Garth W. Gobeli............................     71       Chief Scientist
Michael Harmon.............................     47       Senior Digital Design Engineer
Stephen Mills..............................     51       Senior Electronics Design Engineer
Gary Fuehrer...............................     32       Senior Software/Systems Architect

     Executive Officers and Directors

     Mr. Pete has been our president and a member of our Board of Directors since May 1996, and he served as our treasurer from May 1996 to July 2000. From July 1994 to May 1996, Mr. Pete served in the same capacities with our predecessor, PLZTech. From 1990 to 1994, Mr. Pete was president of SEES New Mexico Inc., working with federal research and development labs in Los Alamos and Sandia to create and implement information management systems. From 1982 to 1990, Mr. Pete was president of Phoenix
Filtration Systems, and from 1979 to 1981, he was a technical management consultant in the Office of the Secretary for the United States Department of Energy. From 1977 to 1979, Mr. Pete was a project manager for the consulting firm of Booz, Allen and Hamilton, and from 1975 to 1977, he was office director of the Low Income Weatherization Federal Energy Administration in Washington, D.C. Mr. Pete has a B.A. from Williams College and attended Stanford University Graduate School of Business and Political Science.

     Mr. Robins has been our executive vice president, secretary and chairman of our Board of Directors since May 1996, and from November 1992 to May 1996, he served in the same capacities with our predecessor, PLZTech. From November 1989 to November 1992, Mr. Robins was managing partner of Coronado Group, performing analyses of small technology companies, and from May 1986 to June 1989, he was executive vice president of Triton Productions Inc. From September 1978 to October 1987, Mr. Robins was managing partner of Longview Management, serving as investment manager for individuals in the entertainment industry. Mr. Robins has a B.S. from the University of Miami and attended Harvard Business School.

     Mr. Cousins joined us in June 1999 as vice president, finance, and he has been our treasurer since July 2000. From 1996 to 1999, Mr. Cousins was president of Terra Firm. From 1992 to 1996, Mr. Cousins was vice president of Lubarsky Group Inc., and from 1991 to 1992, he was vice president of Cimmaron Business Development Corporation. Mr. Cousins has a B.A. from Boston University, an M.B.A. from the Wharton School and a certificate in electronics technology from the Lowell Institute School at the Massachusetts Institute of Technology.

     Mr. Herman has been a member of our Board of Directors since December 1998. He is a member of the State Bar in New York and California. From 1980 to the present, Mr. Herman has been general partner of numerous limited partnerships owning commercial properties, including apartment complexes, shopping centers and malls, in the northeastern area of the United States. From 1969 to 1980, Mr. Herman was a senior partner of the law firm of Herman, Mcginnis and Kass, Esqs., located in New York City, handling business and legal matters relating to real estate, corporations and securities law. Mr. Herman has a B.S. in physics and B.E.E. in electrical engineering from City College of New York, an M.S. in applied mathematics from New York University and an L.L.D. from Brooklyn Law School.

     Mr. Josephberg has been a member of our Board of Directors since April 2000. From 1986 to the present, Mr. Josephberg has been a principal in the investment and merchant banking firm of Josephberg Grosz & Co., Inc. in New York City. From 1980 to 1984, Mr. Josephberg was a member of the New York Stock Exchange. He has a B.A. in business administration from the University of Cincinnati and has completed all the coursework towards an M.B.A. from Bernard Baruch College.

     Key Employees

     Dr. Gobeli joined us in November 1998 as chief scientist. From 1995 to 1998, he was employed by Complex Light Valve and TechMed. From 1993 to 1995, Dr. Gobeli was head of research for our predecessor, PLZTech, and from 1990 to 1992, he was a senior scientist at Foresight where he was responsible for the design, fabrication and testing of optics and illumination components. From 1989 to 1991, Dr. Gobeli was a principal at Chromex, where he designed and supervised the prototype manufacturing and marketing of imaging spectrographs. From 1987 to 1988, Dr. Gobeli was a scientist at CVI Laser, Inc., where he was responsible for developing and bringing to market a double beam spectrometer. Dr. Gobeli holds several patents and has secret clearance with the United States Department of Defense. Dr. Gobeli has a B.S. in physics from Rice University, an M.S. in physics from the University of Illinois, and a Ph.D. in physics from Purdue University.

     Mr. Harmon joined us in August 1998 as a senior digital design engineer. From 1991 to 1998, he worked for the University of Texas as a computer systems development specialist building equipment and systems for experimental and research applications. He co-founded and worked for Chromex, Inc. from 1988 to 1991, where he developed digital control electronics for next generation monochromator, FF-250, which was the core engine for one of the first Rhaman scattering spectrographs ever marketed. From 1985 until 1988 he worked for CVI Laser Corp where he developed an in-house monochromator optics instrument, Digichrom 240, that was subsequently marketed as a research instrument and is still selling well. Mr. Harmon graduated from the University of Texas at Arlington with a B.S. in electrical engineering and a minor in computer science.

     Mr. Mills joined us in August 1998 as a senior electronics design engineer. From 1990 to 1998, he worked as a consulting engineer for Linear Solutions where he designed and prototyped all of the electronic circuitry incorporated in a new portable spectrophotometer. During his employment with Linear Solutions he designed low noise preamplifiers, precision current source, synchronous detector, and other signal processing circuitry. Mr. Mills graduated from the University of New Mexico with a B.S. in electrical engineering in 1987.

     Mr. Fuehrer joined us in February 2000 as a senior software developer to provide the needed skills in computer hardware, operating systems, and programming. From 1990 to 2000, he was the lead applications architect at Science and Engineering Associates, Inc. where he was the principal consultant on the design for software projects, including the development of the administrator console for Microsoft's Systems Management Server. He is currently nearing the completion of his Master's Degree in computer science at the University of New Mexico where he previously graduated with a B.A. in mathematics with a minor in physics.

     Board of Directors

     Our Board of Directors currently has four members, who are elected at each annual meeting of stockholders to serve from the time of election and qualification until the next annual meeting of stockholders or such time at which their successors are elected and qualified.

     Directors' Compensation

     Our non-employee directors are paid annual compensation of $1,500 for their services and a fee of $1,500 for each meeting attended. Our officers who are directors are not paid any directors fees. Our non-employee directors are also eligible to receive stock option grants under the 1999 Incentive Stock Option Plan, pursuant to which all such grants are being treated as non-qualified stock options because our stockholders did not approve such plan within twelve months of its being adopted by our Board of Directors. Pursuant to the 1999 Incentive Stock Option Plan, Mr. Herman received a grant of an option to purchase 150,000 shares of common stock in January 1999, which vested over a one-year period, that he exercised in full in March 2000 at an exercise price of $0.09 per share. Mr. Herman received a warrant to purchase 350,000 shares of common stock in June 1999 at an exercise price of $0.15 per share, which vested immediately. Mr. Herman received an additional warrant for 250,000 shares of common stock in August 2000 at an exercise price of $0.41 per share. Mr. Herman received a grant of an option to purchase an additional 225,000 shares of common stock in October 2000 at an exercise price of $0.34 per share, which vested immediately. Mr. Josephberg was entitled to receive, and upon his request, J.G. Capital, Inc. received 75,000 shares of common stock in April 2000 and a warrant to purchase 125,000 shares of common stock at an exercise price of $0.37 in August 2000. Mr. Josephberg is a partner with a 1% ownership interest in J.G Partners LP, which owns a 100% interest in J.G. Capital, Inc. However, Mr. Josephberg disclaims beneficial ownership of these securities issued to J.G. Capital, Inc.

     Limitations on Directors' Liabilities and Indemnification

     Our articles of incorporation provides that, except to the extent prohibited by Nevada law, our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty unless the breach related to acts or omissions involving intentional misconduct, fraud, or a knowing violation of law. Each of our directors will be liable under Nevada law for breach of the director's duty of loyalty to us for acts or omissions that are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Nevada law. This limitation of liability also does not apply to our directors' liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relieve or rescission.

     Our articles of incorporation provide that we may indemnify our directors and officers to the fullest extent permitted by Nevada law. Such right of indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by our articles of incorporation shall not be deemed exclusive of any other rights that may be provided now or in the future under any provision currently in effect or hereafter adopted by our articles of incorporation, by any agreement, by vote of our stockholders, by resolution of our directors, by provision of law or otherwise. We have also secured liability insurance on behalf of our directors and officers.

     At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Executive Compensation

     Summary Compensation Table

     The following table sets forth information concerning compensation earned by our chief executive officer and our other executive officers.

                                                  Annual Compensation               Long Term Compensation
                                            ----------------------------       -------------------------------
                                                            Other Annual       Restricted           Securities
   Name and Principal                                       Compensation          Stock             Underlying
      Position                     Year     Salary($)           ($)              Awards($)           Options
------------------------------     ----     ---------       ------------       -----------          ----------
  Michael Pete................     2000      38,700             ---                       ---           275,000
     President, Treasurer and      1999      36,000             ---                     7,350           800,000
     Director                      1998      30,000             ---                       ---               ---

  Leslie S. Robins............     2000      82,830           8,986(1)                                4,850,000
     Chairman of the Board,        1999     109,340           7,352(1)                131,915         5,000,000
     Executive Vice President      1998      67,600           2,448(1)                    ---               ---
     and Secretary

  John J. Cousins(2)..........     2000      95,072             ---                       ---           400,000
     Vice President Finance        1999      41,495             ---                     3,375           300,000

 -------------------
(1)  Represents the amount of an automobile lease for the benefit of Mr. Robins.
(2)  Mr. Cousins was not an employee of Advanced Optics prior to 1999.

     Employment Agreements

     Mr. Cousins entered into an employment agreement with us for an initial period of employment with us for two years with a one-year renewal option. The agreement provides that Mr. Cousins will receive an annual base salary, net of federal and state taxes, of $60,000 in the first year, $75,000 in the second year, and $94,000 in the option year.

Stock Options

     1999 Incentive Stock Option Plan

     In January 1999, our Board of Directors adopted the 1999 Incentive Stock Option Plan, which provides for the grant of qualified incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, but such plan was not approved by our stockholders within twelve months. Thus, incentive stock options granted to our officers and key employees are being treated as non-qualified stock options. The 1999 Incentive Stock Option Plan is administered by our Board of Directors. The purpose of the 1999 Incentive Stock Option Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to those whose job performance affects us.

     The 1999 Incentive Stock Option Plan authorizes the grant of stock options to purchase, and awards of, an aggregate of up to 10,000,000 shares of our Common Stock. The number of shares reserved for issuance under the 1999 Incentive Stock Option Plan is governed by anti-dilution provisions for stock splits, stock dividends and similar events. If a stock option granted under the 1999 Incentive Stock Option Plan expires or terminates, or a grant is forfeited, the shares subject to any unexercised portion of such stock option grant will again become available for the issuance of further stock options under such plan.

     Options granted under the 1999 Incentive Stock Option Plan will become exercisable according to the terms of the grant made by our Board of Directors. Grants will be governed by the terms and restrictions of the award made by our Board of Directors. Our Board of Directors has discretionary authority to select participants from among eligible persons and to determine at the time a stock option is granted when and in what increments shares covered by such stock option may be purchased.

     The exercise price of any stock option granted under the 1999 Incentive Stock Option Plan is payable in full (1) in cash, (2) by surrender of shares of our common stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased, (3) by such other consideration as our Board of Directors deems appropriate or (5) by any combination of the foregoing.

     Our Board of Directors may from time to time revise or amend the 1999 Incentive Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding grant without such participant's consent or may, without stockholder approval, increase the number of shares governed by the 1999 Incentive Stock Option Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or grants under such plan, materially increase the benefits accruing to participants under such plan or extend the maximum option term under such plan.

     As of June 30, 2001, non-qualified stock options to purchase 5,825,000 shares have been granted at exercise prices ranging from $0.09 to $0.34 per share pursuant to the 1999 Incentive Stock Option Plan. Of these stock options, Harold Herman exercised options for 150,000 shares at an exercise price of $0.09 per share in March 2000, and Leslie Robins exercised options for 1,000,000 shares, 450,000 shares and 400,000 shares, each at an exercise price of $0.12 per share in June 2000, August 2000 and September 2000, respectively, in exchange for promissory notes for $120,000, $54,000 and $48,000, respectively, each with an annual interest rate of 10% due quarterly and the principal due in three years. None of the other options have been exercised. As of June 30, 2001, 4,175,000 shares remained available for future grants under the 1999 Incentive Stock Option Plan. Unless previously terminated by the Board of Directors, no options may be granted under the 1999 Incentive Stock Option Plan after January 3, 2009.

Option Grants

     The following table provides summary information regarding stock options and warrants granted to our chief executive officer and other executive officers during the fiscal year ended 1999. We granted options for an aggregate of 5,025,000 shares to our officers and key employees under the 1999 Incentive Stock Option Plan (not including 450,000 shares underlying options granted to non-employee directors) during the fiscal year ended December 31, 2000 at an exercise price equal to the fair market value of the common stock on the date of grant. This includes options to purchase 2,475,000 shares that were granted in exchange for the cancellation of options to purchase 2,475,000 shares with a higher per share exercise price that had been previously granted during the fiscal year ended December 31, 2000. We granted warrants for an aggregate of 3,050,000 shares (not including 375,000 shares underlying warrants granted to non-employee directors) during the fiscal year ended December 31, 2000 at an exercise price equal to the fair market value of the common stock on the date of grant.

                                                             Options Granted in 2000
                                                                Individual Grants
                             ---------------------------------------------------------------------------------
                                  Number of
                                 Securities         Percent of Total
                             Underlying Options     Options Granted in     Exercise Price
Name                               Granted          Fiscal 2000 (%)(1)        ($/Share)        Expiration Date
------------------------     ------------------                            --------------      ---------------
 Michael Pete...........           150,000(2)              1.9                   0.70                  1/26/04
 Michael Pete...........           125,000(2)              1.5                   0.74                   6/6/04
 Michael Pete...........           275,000                 3.4                   0.34                 10/17/04
 Leslie Robins..........         1,000,000(2)             12.4                   0.70                  1/26/04
 Leslie Robins..........           900,000(2)             11.1                   0.74                   6/6/04
 Leslie Robins..........         2,000,000                24.8                   0.37                   8/8/05
 Leslie Robins..........           950,000                11.8                   0.34                 10/16/05
 Leslie Robins..........         1,900,000                23.5                   0.34                 10/17/04
 John Cousins...........           150,000(2)              1.9                   0.70                  1/26/04
 John Cousins...........           150,000(2)              1.9                   0.74                   6/6/04
 John Cousins...........           100,000                 1.2                   0.34                 10/16/05
 John Cousins...........           300,000                 3.7                   0.34                 10/17/04

----------------
(1) The percentage is calculated based on the combined total of options and warrants granted to officers and key employees (including the options to purchase 2,475,000 shares that were granted in October 2000 and the previously granted options that these were intended to replace) during the fiscal year ended December 31, 2000.

(2) Represents options that were granted and subsequently cancelled in exchange for the grant of the same number of new options at a lower per share exercise price during the fiscal year ended December 31, 2000.

Option Exercises and Holdings

     The following table provides summary information concerning the shares of common stock represented by outstanding stock options and warrants held by our chief executive officer and other executive officers as of December 31, 2000. Except as noted, options vest periodically over the term of one year as follows:
35% vests 90 days after the grant date, 25% vests 180 days after the grant date, 20% vests 270 days after the grant date and the remaining 20% vests 360 days after the grant date. Options, which were granted in October 2000 to purchase 2,475,000 shares of common stock, and warrants vested immediately in full on the grant date.

                                                     Year-End Option Values
                 --------------------------------------------------------------------------------------------------
                                                Number of Securities Underlying          Value of Unexercised
                                                      Unexercised Options                In-the-Money Options
                    Shares          Value              December 31, 2000                 December 31, 2000(1)
                  Acquired on       Value      ----------------------------------  --------------------------------
Name             Exercise (#)   Realized ($)   Exercisable (#)  Unexercisable (#)  Exercisable($)  Unexercisable($)
----             ------------   ------------   ---------------  -----------------  --------------  ----------------
Michael Pete...       --             --           1,075,000            --               66,000           --
Leslie Robins..    1,850,000       166,500        8,000,000            --              193,500           --
John Cousins...       --             --             700,000            --               18,000           --

----------------
(1) The value of the unexercised "in-the-money" options and warrants is based on the fair market value of $.21 per share as of December 31, 2000 minus the exercise price, multiplied by the numbers of shares underlying the option or warrant, as the case may be.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission reports detailing their ownership of existing equity securities and changes in such ownership. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission's regulations to furnish us with copies of all filed Section 16(a) forms.

     Based solely on our review of the copies of such forms furnished to us, we believe that all officers, directors and greater than 10% stockholders complied with the filing requirements of Section

16(a), except that Mr. Pete filed two reports late with respect to ten transactions, Mr. Robins filed four reports late with respect to one hundred thirty-three transactions, Mr. Cousins filed two reports late with respect to twenty-one transactions, Mr. Josephberg filed two reports late with respect to three transactions, and a former director who resigned in November 1998 and also was a 10% stockholder is no longer available and never filed any reports.

                              CERTAIN TRANSACTIONS


     The following table lists stock options and warrants that have been granted or issued to, or exercised by (i) Leslie Robins, our chairman of the board, executive vice president and secretary, and one of two promoters of PLZTech, Inc., the company that we acquired the assets of in November 1996, (ii) Michael Pete, our president and a member of our Board of Directors, (iii) John Cousins, our vice president, finance and treasurer, (iv) Harold Herman, a member of our Board of Directors, and (v) Richard Josephberg, a member of our Board of Directors. No other stock options or warrants have been granted or issued to, or exercised by, our sole promoter, who was Ronald Drake, or the other promoter of PLZTech, who was Francisco Urrea, Jr.

  Date of                                 Transaction and       Exercise Price    Number of Shares of Common Stock
Transaction        Security Holder      Exercisable Security    per Share         Underlying Exercisable Security
-----------        ---------------      --------------------    ---------         -------------------------------
1/5/99             Harold Herman        Grant of Option         $0.09             150,000
1/5/99             Michael Pete         Grant of Option         $0.09             300,000
2/6/99             Leslie Robins        Grant of Option         $0.12             2,000,000
6/15/99            Harold Herman        Issuance of Warrant     $0.15             350,000
6/15/99            Michael Pete         Issuance of Warrant     $0.15             500,000
6/15/99            Leslie Robins        Issuance of Warrant     $0.15             3,000,000
6/28/99            John Cousins         Grant of Option         $0.15             300,000
1/27/00            John Cousins         Grant of Option         $0.70             150,000(1)
1/27/00            Harold Herman        Grant of Option         $0.70             75,000(1)
1/27/00            Michael Pete         Grant of Option         $0.70             150,000(1)
1/27/00            Leslie Robins        Grant of Option         $0.70             1,000,000(1)
3/20/00            Harold Herman        Exercise of Option      $0.09             150,000
6/7/00             John Cousins         Grant of Option         $0.74             150,000(1)
6/7/00             Harold Herman        Grant of Option         $0.74             150,000(1)
6/7/00             Michael Pete         Grant of Option         $0.74             125,000(1)
6/7/00             Leslie Robins        Grant of Option         $0.74             900,000(1)
6/21/00            Leslie Robins        Exercise of Option      $0.12             1,000,000
8/2/00             Leslie Robins        Exercise of Option      $0.12             450,000
8/9/00             J.G. Capital, Inc.   Issuance of Warrant     $0.37             125,000(2)
8/9/00             Leslie Robins        Issuance of Warrant     $0.37             2,000,000
8/23/00            Harold Herman        Issuance of Warrant     $0.41             250,000
9/7/00             Leslie Robins        Exercise of Option      $0.12             400,000

  Date of                                 Transaction and       Exercise Price    Number of Shares of Common Stock
Transaction        Security Holder      Exercisable Security    per Share         Underlying Exercisable Security
-----------        ---------------      --------------------    ---------         -------------------------------
10/17/00           John Cousins         Issuance of Warrant     $0.34             100,000
10/17/00           Leslie Robins        Issuance of Warrant     $0.34             950,000
10/18/00           John Cousins         Grant of Option         $0.34             300,000
10/18/00           Harold Herman        Grant of Option         $0.34             225,000
10/18/00           Michael Pete         Grant of Option         $0.34             275,000
10/18/00           Leslie Robins        Grant of Option         $0.34             1,900,000


----------
(1) Represents options that were granted and subsequently cancelled in exchange for the grant of the same number of new options at a lower per share exercise price on October 18, 2000.

(2) Represents a warrant issued to J.G. Capital, Inc. Richard Josephberg was entitled to receive, and upon his request, J.G. Capital, Inc. was issued the warrant in exchange for his services to be rendered as a director. Mr. Josephberg is a partner with a 1% membership interest in J.G. Partners LP, which owns a 100% interest in J.G. Capital, Inc.


     The following table lists shares of our common stock that were issued to and are beneficially owned by : (i) Ronald Drake, our sole promoter, and (ii) Francisco Urrea, Jr. and Leslie Robins, the two promoters of PLZTech. Mr. Robins is also our chairman of the board, executive vice president and secretary. Based solely on our review of copies of all forms filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 that were furnished to us, we are not aware of any sales of shares of our common stock that were beneficially owned by our promoters or the promoters of PLZTech. No other securities of Advanced Optics have been issued to or sold by our promoter or the promoters of PLZTech.


Date of Transaction    Promoter              Number of Shares                        Consideration
-------------------    --------              ----------------         ----------------------------------------------
7/16/96                Ronald  Drake            2,500                 Cash at $0.10 per share
7/16/96                Ronald Drake             2,500                 One-for-one stock dividend
11/7/96                Francisco Urrea,  Jr.    452,810               882,500 shares of PLZTech (3)
11/7/96                Grupo Nueve  Ltd.(1)     1,539,000             3,000,000 shares of  PLZTech (3)
11/7/96                Leslie Robins (2)        1,200,646(4)          2,340,000 shares of  PLZTech (3)
4/2/97                 Leslie Robins            29,500                Services rendered at $0.50 per share
4/8/97                 Leslie Robins            18,000                Services rendered at $0.75 per share
4/15/97                Leslie Robins            9,000                 Services rendered at $0.75 per share
4/1/98                 Leslie Robins            5,000                 Services rendered at $0.22 per share
11/9/98                Leslie Robins            300,000               Services rendered at $0.055 per share
11/19/98               Leslie Robins            315,000               7% promissory note at $0.092 per share (4)
1/5/99                 Leslie Robins            440,000               Services rendered at $0.06 per share
3/12/99                Leslie Robins            420,000               Services rendered at $0.08 per share
3/12/99                Leslie Robins            700,000               Services rendered at $0.08 per share
3/25/99                Leslie Robins            945,000               Services rendered at $0.105 per share
7/8/99                 Leslie Robins            490,000               Services rendered at $0.09 per share
6/22/00                Leslie Robins            1,000,000             10% promissory note at $0.12 per share (5)
8/31/00                Leslie Robins            450,000               10% promissory note at $0.12 per share (6)
9/7/00                 Leslie Robins            400,000               10% promissory note at $0.12 per share (7)
11/24/00 - 5/15/01     Leslie Robins            63,500                Cash on open market at between $0.04 and $0.29
                                                                      per share (8)

----------------
(1) Grupo Nueve Ltd. was a limited partnership of which Francisco Urrea, Jr. was the general partner, and he, his wife and seven children each held an equal ownership interest.
(2) Includes 107,751 shares of our common stock owned by Mr. Robins' wife, Marcia Robins.
(3) Each share of common stock of PLZTech was exchanged for 0.5131 shares of common stock of Advanced Optics pursuant to the stock-for-stock agreement dated as of November 6, 1996 by and among Advanced Optics and a majority of the shareholders of PLZTech.

(4) Shares of common stock of Advanced Optics were issued in exchange for a 7% promissory note in the principal amount of $29,000 that was paid with accrued interest in the aggregate amount of $31,500 by Leslie Robins on March 30, 2000.

(5) Shares of common stock of Advanced Optics were issued upon exercise of stock options in exchange for a 10% promissory note in the principal amount of $120,000 due four years from the date of issuance.

(6) Shares of common stock of Advanced Optics were issued upon exercise of stock options in exchange for a 10% promissory note in the principal amount of $54,000 due four years from the date of issuance.

(7) Shares of common stock of Advanced Optics were issued upon exercise of stock options in exchange for a 10% promissory note in the principal amount of $48,000 due four years from the date of issuance.

(8) Leslie Robins purchased 63,500 shares of our common stock in 109 separate transactions on the open market in the aggregate amount of $14,533, with stock purchase prices ranging between $0.04 and $0.29 per share for the period from 11/24/00 to 5/15/01, as reported by Mr. Robins on the reports detailing his ownership and changes in ownership of our equity securities for the noted period pursuant to Section 16(a) of the Securities Exchange Act of 1934.

     Richard Josephberg, is as a member of our Board of Directors , was entitled to receive, and upon his request, J.G. Capital, Inc. was issued 75,000 shared of our common stock valued at $0.96 per share in April 2000 in exchange for his services to be rendered as a director. Prior to his appointment as one of our directors in April 2000, J.G. Capital, Inc. received 37,500 shares of our common stock valued at $0.44 per share in October 1999 in exchange for financial consulting services rendered. Mr. Josephberg is a partner with a 1% ownership interest in J.G. Partners LP, which owns a 100% interest in J.G. Capital, Inc. Other than these shares and the shares of our common stock that have been issued to Leslie Robins, no other shares of our common stock have been issued to our officers, directors or 5% shareholders in a transaction or series of similar transactions in excess of $60,000.

     In March 2000, we sold 550 shares of our Series A preferred stock at $1,000 per share with warrants to purchase 55,000 shares of our common stock at an exercise price of $1.617 per share. Each share of the Series A preferred stock, which was convertible into shares of our common stock based on a specific formula, has since been converted into 7 1/2% convertible notes in the principal amount of $1,000 per share. Purchasers included the following officers, directors and 5% stockholders.

                                        Number of Shares of        Number of Shares of Common
Purchaser                               Series A Preferred Stock   Stock Underlying Warrants
---------                               ------------------------   -------------------------
Triton Private Equities Fund, L.P.(1)   350                        35,000
RFL Asset Management, LLC(2)            200                        20,000


(1) Limited partnership of which Triton Capital Management, L.L.C. is the general partner. Triton Capital Management, L.L.C. is beneficially owned by Samir A. Halim and John C. Tausche.

(2) Limited liability corporation that is beneficially owned by Sam Levinson.

     In August 2000, we sold 160 shares of our Series A preferred stock at a price of $1,000 per share with warrants to purchase 16,000 shares of our common stock at an exercise price of $0.341 per share. Each share of the Series A preferred stock, which was convertible into shares of our common stock based on a specific formula, has since been converted into 7 1/2% convertible notes in the principal amount of $1,000 per share. Purchasers included the following officers, directors and 5% stockholders.


                                               Number of Shares of              Number of Shares of Common Stock
Purchaser                                      Series A Preferred Stock         Underlying Warrants
---------                                      ------------------------         -------------------
Triton Private Equities Fund, L.P.(1)          102                               10,200
RFL Asset Management, LLC(2)                   58                                 5,800


(1) Limited partnership of which Triton Capital Management, L.L.C. is the general partner. Triton Capital Management, L.L.C. is beneficially owned by Samir A. Halim and John C. Tausche.

(2) Limited liability corporation that is beneficially owned by Sam Levinson.

     In September 2000, we sold 8% convertible notes in the aggregate principal amount of $500,000. The notes are convertible into shares of our common stock at a conversion price equal to the lesser of 75% of the average of the three lowest closing bid prices of our common stock for the thirty trading days immediately preceding the issue date of the notes as reported on the OTC Bulletin Board, which is $0.22375 per share, or 80% of the average of the three lowest closing bid prices of our common stock for the ninety trading days immediately preceding the conversion date as reported on the OTC Bulletin Board. 75% of the average of the three lowest closing bid prices of our common stock for the thirty trading days prior to the issue date of September 15, 2000 is $0.305. Assuming August 31, 2001 is the conversion date, 80% of the average of the three lowest closing bid prices for the ninety trading days immediately prior to such date would be $.028, and at such conversion price, the notes would convert into 17,857,142 shares of our common stock. Purchasers of the notes were as follows:


Purchaser                              Principal Amount of 8% Convertible Notes
---------                              ----------------------------------------
Keshet Fund L.P.(1)                    $150,000
Keshet L.P.(1)                         $175,000
Nesher Ltd.(2)                         $100,000
Talbiya B. Investments Ltd.(2)         $75,000

----------
(1) Limited partnership of which Keshet Management, Inc. is the general partner, that is beneficially owned by Abraham Grin.

(2) Corporation that is beneficially owned by Abraham Grin.

     In November 2000, we exchanged the 710 shares of Series A preferred stock in a non-cash transaction for 7 1/2% convertible notes in the aggregate amount $710,000 plus $30,667, which represents accrued interest that was rolled into the aggregate amount of the notes for a total of $740,667. The notes are convertible into shares of our common stock at a conversion price equal to the lesser of 110% of the closing bid price of our common stock as reported on the OTC Bulletin Board on March 8, 2000, which is $1.617 per share, or 77.5% of the average of the five lowest closing bid prices of our common stock for the twenty trading days immediately preceding the conversion date as reported on the OTC Bulletin Board. Assuming August 31, 2001 is the conversion date, 77.5% of the average of the five lowest closing bid prices for the twenty trading days immediately prior to such date would be $.027, and at such conversion price, the notes would convert into 26,296,296 shares of our common stock. Holders of the convertible notes are as follows:

Holder                                         Principal Amount of 7 1/2% Convertible Notes
------                                         --------------------------------------------
Triton Private Equities Fund, L.P.(1)          $471,519
RFL Asset Management, LLC(2)                   $269,148

----------
(1) Limited partnership of which Triton Capital Management, L.L.C. is the general partner. Triton Capital Management, L.L.C. is beneficially owned by Samir A. Halim and John C. Tausche.

(2) Limited liability corporation that is beneficially owned by Sam Levinson.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock on June 30, 2001 by (i) each of our directors, (ii) each of our executive officers, (iii) each person known to us to beneficially own more than 5% of our common stock and (iv) all of our directors and executive officers as a group. Each of such persons can be contacted at 8301 Washington NE, Suite 5, Albuquerque, New Mexico 87113.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock underlying options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after the effective date of this offering are deemed outstanding, while such shares are not deemed outstanding for computing percentage ownership of any other person. To our knowledge, except pursuant to applicable community property laws or as indicated in the footnotes to this table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.

     The percentage of total voting power is calculated assuming all issued convertible notes and warrants outstanding were converted into 29,405,808 shares of common stock (excluding warrants granted to our directors and officers and J.G. Capital, Inc. to purchase 7,275,000 shares of common stock) resulting in 93,420,894 shares of common stock outstanding on June 30, 2001. 93,420,894 shares of common stock will be outstanding immediately following the completion of this offering.

                                                                                                Percentage of Shares
                                                                                                 Beneficially Owned
                                                                                             -------------------------
                                                            Number of Shares Beneficially      Before         After
              Name of Beneficial Owner                               Owned                    Offering      Offering
---------------------------------------------------------   -----------------------------    -----------    -----------
Leslie Robins ...........................................        14,785,646(1)                 14.6%          14.6%
Michael Pete ............................................         1,289,524(2)                  1.4            1.4
John Cousins ............................................           850,000(3)                   *              *
Harold Herman ...........................................           975,000(4)                  1.0            1.0
Richard Josephberg ......................................                --(5)                   --            --
All directors and executive officers as a group .........        17,900,170(6)                 17.2%          17.2%
(5 persons)

------------------
* Less than 1%.

(1) Includes beneficial ownership of 107,751 shares of common stock held by Mr. Robins' wife, Marcia Robins, 2,050,000 shares of common stock issuable upon exercise of options that are currently exercisable and 5,950,000 shares of common stock issuable upon exercise of warrants that are currently exercisable.

(2) Includes 575,000 shares of common stock issuable upon exercise of options that are currently exercisable and 500,000 shares of common stock issuable upon exercise of a warrant that is currently exercisable.

(3) Includes 600,000 shares of common stock issuable upon exercise of options that are currently exercisable and 100,000 shares of common stock issuable upon exercise of a warrant that is currently exercisable.

(4) Includes 225,000 shares of common stock issuable upon exercise of an option that is currently exercisable and 600,000 shares of common stock issuable upon exercise of a warrant that is currently exercisable.

(5) Mr. Josephberg was entitled to receive, and upon his request, J.G. Capital, Inc. received 75,000 shares of common stock in April 2000 and a warrant to purchase 125,000 shares of common stock at an exercise price of $0.37 per share in August 2000. Mr. Josephberg is a partner with a 1% ownership interest in J.G. Partners LP, which owns a 100% interest in J.G. Capital, Inc. Mr. Josephberg disclaims beneficial ownership of those securities issued to J.G. Capital, Inc.

(6) Includes 3,450,000 shares of common stock issuable upon exercise of options that are currently exercisable and 7,150,000 shares of common stock issuable upon exercise of warrants that are currently exercisable.


                          DESCRIPTION OF CAPITAL STOCK

     Upon the closing of this offering, we will be authorized to issue 150,000,000 shares of common stock, $.001 par value per share. The following description of our capital stock does not purport to be complete and is governed by and qualified by our articles of incorporation and bylaws, which are included as exhibits to the Registration Statement of which this prospectus forms a part, and by the provisions of applicable Nevada law.

Common Stock

     As of June 30, 2001, assuming the conversion of all outstanding convertible notes and warrants (excluding warrants granted to our directors and officers and J.G. Capital, Inc. to purchase 7,275,000 shares of common stock), there were 93,920,894 shares of common stock outstanding, which were held of record by approximately 13,100 stockholders. In addition, as of June 30, 2001, there were 7,275,000 shares underlying outstanding warrants granted to our directors and officers and J.G. Capital, Inc. and 3,825,000 shares of common stock underlying outstanding employee stock options. Upon completion of this offering, there will be 93,920,894 shares of common stock outstanding, assuming no exercise of outstanding warrants granted to our directors and officers and employee stock options.

     The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up of Advanced Optics, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon the closing of this offering will be fully paid and nonassessable.


     We have never paid cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. To the extent we have earnings in the future, we intend to reinvest such earnings in our business operations.


     The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that is not traded on a national securities exchange or the NASDAQ Stock Market and that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. A security of an issuer, generally, that has net tangible assets in excess of $2 million or $5 million, respectively, depending upon whether the issuer has been continuously operating for less or more than three years, or "average revenue" of at least $6 million for the last three years, would also be excluded from the definition of "penny stock." As long as we do not meet these financial requirements and our common stock is trading at less than $5.00 per share on the OTC Bulletin Board, our common stock is governed by rules that impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase, resulting in restrictions on the marketability of our common stock. Additionally, the Securities and Exchange Commission's penny stock rules include various disclosure requirements that may restrict the ability of broker-dealers to sell our common stock and may affect the ability of our common stockholders to sell their shares in the secondary market.

Convertible Notes


     There are 8% convertible notes in the aggregate amount of $500,000, which may be converted into shares of our common stock, that were sold and issued to four investors who are selling stockholders. The notes are convertible into shares of our common stock at a conversion price equal to the lesser of 75% of the average of the three lowest closing bid prices of our common stock as reported on the OTC Bulletin Board for the thirty trading days immediately preceding the issue date of the notes, which is $0.22375 per share, or 80% of the average of the three lowest closing bid prices of our common stock as reported on the OTC Bulletin Board for the ninety trading days immediately preceding the conversion date, which is $0.028 per share assuming the conversion date is August 31, 2001. The issuance of the notes and the sale of the shares of common stock by these four selling stockholders are pursuant to a convertible note purchase agreement dated as of September 15, 2000 that we entered into with such selling stockholders, which was filed as an exhibit to our registration statement, as amended (file no. 333-51056). We agreed to register the shares of common stock underlying these convertible notes, but not the convertible notes under the Securities Act of 1933, and we are not registering or offering the convertible notes as part of this offering. We are required to pay the expenses of such registration and include in the registration statement the shares underlying the warrants, as described below, also issued to these selling stockholders. Certain terms and conditions of the convertible note purchase agreement have been waived pursuant to an agreement dated as of April 12, 2001, which was filed as an exhibit to our registration statement , as amended (file no. 333-51056). Advanced Optics and the four selling stockholders agreed to waive the sale and issuance of additional convertible notes for $9.5 million, which was intended to be an equity line of credit financing, and the registration of the shares of our common stock underlying those additional convertible notes under the Securities Act of 1933. We do not believe that the waiver of these terms and conditions will be material with respect to purchasers of shares of our common stock that are being registered as part of this offering.

     There are 7 1/2% convertible notes in the aggregate amount of $740,667, which may be converted into shares of our common stock, that were sold and issued to two investors who are selling stockholders. Of this amount, we have received funds for a total of $710,000, and $30,667 represents accrued interest on previous private fundings that were rolled into the aggregate amount of the notes. The notes are convertible into shares of our common stock at a conversion price equal to the lesser of 110% of the closing bid price of our common stock as reported on the OTC Bulletin Board on March 8, 2000, which is $1.617 per share, or 77.5% of the average of the five lowest closing bid prices of our common stock as reported on the OTC Bulletin Board for the twenty trading days immediately preceding the conversion date, which is $0.027 per share assuming the conversion date is August 31, 2001. The issuance of the notes and the sale of the shares of common stock by these two selling stockholders are pursuant to securities purchase agreements dated as of November 7, 2000 that we entered into with each such selling stockholder, which were filed as exhibits to our registration statement , as amended (file no. 333-51056). We agreed to register the shares of common stock underlying these convertible notes, but not the convertible notes under the Securities Act of 1933, and we are not registering or offering the convertible notes as part of this offering. We are required to pay the expenses of such registration and include in the registration statement the shares underlying the warrants, as described below, also issued to these selling stockholders. The two selling stockholders have taken the position that due to the fact that we did not file this registration statement by a deadline specified in the securities purchase agreements, they are not obligated to comply with certain terms and conditions of these agreements regarding the purchase of additional convertible notes in the aggregate amount of $315,000.


Warrants

     As of June 30, 2001, there were outstanding warrants to purchase 571,000 shares of common stock that had been issued to the selling stockholders relating to the sale of the convertible notes and 7,275,000 warrants with exercise prices ranging from $.15 to $.41 per share to purchase shares of our common stock had been issued to our officers and directors and J.G. Capital, Inc.


     Pursuant to the sale and issuance of the convertible notes to the selling stockholders, we issued to the selling stockholders warrants to purchase 500,000 shares of our common stock at an exercise price of $.38 per share, warrants to purchase 55,000 shares of our common stock at an exercise price of $1.62 per share and warrants to purchase 16,000 shares at an exercise price of $.43 per share. The holders of the warrants are entitled to certain rights with respect to the registration of the shares of common stock upon exercise of the warrants, but we are not required to register these warrants under the Securities Act of 1933, and we are not registering or offering the warrants as part of this offering.


Anti-takeover Effects of Provisions of Nevada Law

     Certain provisions of Nevada law could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent if an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

     We are governed by Sections 78.411 -- 78.444 of the Nevada Revised Statutes, which are anti-takeover laws. In general, Sections 78.411 -- 78.444 prohibit a publicly held Nevada corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless, with exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Transfer Agent and Registrar

     The transfer agent and registrar for the common stock is Oxford Transfer & Registrar.

                         SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of this offering, we will have outstanding 93,420,894 shares of common stock, which assumes

     o the conversion of all of our convertible notes and warrants issued to the selling stockholders, which are outstanding as of June 30, 2001, into an aggregate of 29,405,808 shares of common stock upon the completion of this offering;


     o the issuance of 29,405,808 shares of common stock offered by the selling stockholders; and

     o no exercise of outstanding warrants granted to our directors and officers and J.G. Capital, Inc. or stock options granted to our employees and directors.

Rule 144

     All of the 29,405,808 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933. Upon completion of this offering, we will have outstanding an additional 55,014,852 shares of common stock held by existing stockholders that were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act of 1933. In addition, holders of stock options could exercise such options and sell some or all of the shares issued upon exercise as described below. If shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act of 1933, their sales of shares would be governed by the limitations and restrictions that are described below.


     In general, under Rule 144 as currently in effect, after the date of this prospectus, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who may be deemed to be an "affiliate" (as the term "affiliate" is defined under the Securities Act of 1933), would be entitled to sell, within any three-month period, a number of shares that does not exceed 1% of the number of shares of common stock then outstanding, which will equal approximately 934,209 shares immediately after this offering.


     Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell shares which are "restricted securities" which have been held for at least two years without regard to the limitations contained in Rule 144. None of the selling stockholders will be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

Rule 144(k)

     Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "144(k) shares" may be sold immediately upon the completion of this offering.

Resale of Shares Underlying Stock Options and Warrants

     As of June 30, 2001, there were a total of 3,825,000 shares of common stock reserved for issuance and subject to outstanding options under our 1999 Incentive Stock Option Plan, all of which have vested. An additional 4,175,000 shares of common stock are reserved for issuance under our 1999 Incentive Stock Option Plan. We may file a registration statement on Form S-8 under the Securities Act of 1933 covering the shares that have been reserved for issuance under our 1999 Incentive Stock Option Plan, permitting the resale of such shares in the public market.

     As of June 30, 2001, there were outstanding warrants to purchase 7,846,000 shares of common stock, including warrants issued to our officers and directors to purchase 7,150,000 shares of common stock.

                            THE SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the selling stockholders and the shares offered by them in this prospectus. None of the selling stockholders within the past three years has had any material relationship with us or any of our affiliates except as described below. The term "selling shareholders" also includes any transferees, pledges, donees, or other successors in interest to the selling shareholders named in the table below. Because the selling shareholders may offer all or some of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling shareholders after completion of this offering, we can give no estimate as to the amount of shares that will be held by the selling shareholders after completion of this offering. The 29,405,808 shares offered in this prospectus include the following:

     o 11,645,971 shares of common stock issued upon conversion of convertible notes in the aggregate amount of $500,000 sold and issued to Keshet Fund L.P., Keshet L.P., Nesher Ltd. and Talbiya B. Investments Ltd.;

     o 500,000 shares of common stock issued upon exercise of warrants at $0.38 per share which were issued to Alon Enterprises Ltd.;

     o    17,188,837   shares  of  common  stock  issued  upon   conversion   of
          convertible notes in the aggregate amount of $740,667 sold and issued to RFL Asset Management, LLC and Triton Private Equities Fund, L.P.;

     o 55,000 shares of common stock issued upon exercise of warrants at $1.62 per share which were issued to RFL Asset Management, LLC and Triton Private Equities Fund, L.P.; and

     o 16,000 shares of common stock issued upon exercise of warrants at $0.43 per share which were issued to RFL Asset Management, LLC and Triton Private Equities Fund, L.P.

--------------------------------------------------------------------------------
                     Total                                            Percentage
                   Shares of       Total                                 of
                    Common       Percentage                            Common
                     Stock       of Common   Beneficial   Beneficial    Stock
                   Issuable        Stock,    Ownership    Ownership     Owned
                     Upon         Assuming   Before the   After the     After
                  Conversion        Full     Offering     Offering     Offering
      Name       of Notes(1)     Conversion    (2)           (3)         (3)
--------------------------------------------------------------------------------
Keshet Fund
L.P.(4)             3,493,791     5.17%       3,362,122        0          --
Ragnall House
18 Peel Road
Douglan, Isle of
Man
--------------------------------------------------------------------------------
Keshet L.P. (4)
Ragnall House       4,076,090     5.98%       3,362,122        0          --
18 Peel Road
Douglan, Isle of
Man
--------------------------------------------------------------------------------
Nesher Ltd. (5)
Ragnall House       2,329,194     3.51%       2,329,194        0          --
18 Peel Road
Douglan, Isle of
Man
--------------------------------------------------------------------------------
Talbiya B.
Investments Ltd.    1,746,896     2.65%       1,746,896        0          --
(5)
Ragnall House
18 Peel Road
Douglan, Isle of
Man
--------------------------------------------------------------------------------
Alon Enterprises
Ltd. (6)              500,000       *           500,000        0          --
Ragnall House
18 Peel Road
Douglan, Isle of
Man
--------------------------------------------------------------------------------
Triton Private
Equities Fund,     10,942,753    14.60%       3,362,122        0          --
L.P. (7)
225 North Market
Street,
Wichita, Kansas
87202
--------------------------------------------------------------------------------
RFL Asset
Management, LLC     6,246,084     8.89%       3,362,122        0          --
(8)
c/o Levinson
Capital
Management, LLC
2 World Trade
Center, Suite 1820
New York, New
York 10048
--------------------------------------------------------------------------------

"*" means less than one percent.

(1) Represents shares of common stock issuable upon conversion of convertible notes or exercise of warrants of the selling shareholder, at the current market price. However, the selling shareholder has contractually agreed to restrict its ability to convert its debentures or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise exceed 4.99% of the then issued and outstanding shares of common stock following such conversion or exercise. This restriction may not be waived.

(2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible notes and exercise of the warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table. For selling stockholders under common control, all shares registered hereunder may be deemed to be beneficially owned by such control person. All such selling stockholders may be deemed to be a purchasing group for purposes of Rule 13d, but are not required to file a Form 13D because of the limitation of their beneficial ownership to 4.99%, as a group.

(3) Assumes that all securities registered will be sold.

(4) Limited partnership of which Keshet Management, Inc. is the general partner, that is beneficially owned by Abraham Grin.


(5) Corporation that is beneficially owned by Abraham Grin.

(6) Corporation that is beneficially owned by Shmuel Elmaklas.

(7) Limited partnership of which Triton Capital Management, L.L.C. is the general partner. Triton Capital Management, L.L.C. is beneficially owned by Samir A. Halim and John C. Tausche.

(8) Limited liability corporation that is beneficially owned by Sam Levinson.


     We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We will, however, receive $285,799 if the warrants are exercised. We have agreed to bear expenses incurred, which are estimated to be $160,000, that relate to the registration of the shares being offered and sold by the selling stockholders, including the Securities and Exchange Commission registration fee and legal, accounting, printing and other expenses of this offering.

                              PLAN OF DISTRIBUTION

     The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Subject to the agreements by the selling stockholders described above, the selling stockholders may sell the shares from time to time at market prices prevailing on the

OTC Bulletin Board at the time of offer and sale, or at prices related to such prevailing market prices; or in negotiated transactions; or a combination of such methods of sale directly or through brokers.

     The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

     The selling stockholders and any broker-dealers who act in connection with the sale of their shares shall be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal shall be deemed to be underwriting discounts, concessions and commissions under the Securities Act of 1933. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as underwriters or otherwise.

     We have advised the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act of 1933. Under applicable rules and regulations under the Securities Exchange Act of 1934 any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling stockholders will be governed by the applicable provisions of the Securities and Exchange Act of 1934, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of the common stock.

     We have advised the selling stockholders that the anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and any of their affiliates. The selling stockholders have advised us that during the time the selling stockholders may be engaged in the attempt to sell shares registered under this prospectus, they will:

     o not engage in any stabilization activity in connection with any of the shares;

     o not bid for or purchase any of the shares or any rights to acquire the shares, or attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act of 1934;

     o not effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and

     o effect all sales of shares in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 if the broker-dealers purchase shares as principal.

     In the absence of this registration statement, the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act of 1933 as described above.

     Under Section 16 of the Securities Exchange Act of 1934, executive officers, directors, and 10% or greater stockholders of Advanced Optics will be liable to us for any profit realized from any purchase and sale, or any sale and purchase, of common stock within a period of less than six months.

                                  LEGAL MATTERS


     The validity of the common stock offered by this prospectus will be passed upon for us by Sichenzia, Ross, Friedman & Ference LLP, New York, New York.


                                     EXPERTS

     Atkinson & Co., Ltd., independent auditors, audited our consolidated financial statements at December 31, 2000, and for the year ended December 31, 2000, as set forth in their report. Neff & Ricci LLP, independent auditors, audited our consolidated financial statements at December 31, 1998 and 1999, and for the years ended December 31, 1998 and 1999, as set forth in their reports. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on their respective reports given upon their authority as experts in accounting and auditing.

                         CHANGE IN INDEPENDENT AUDITORS

     In January 2001, we decided to replace Neff & Ricci LLP as our independent auditors with Atkinson & Co., Ltd. Our board of directors approved the decision to change independent auditors. We had no disagreements with Neff & Ricci LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures during our two most recent fiscal years prior to our change in independent auditors which, if not resolved to the satisfaction of Neff & Ricci LLP, would have caused them to make reference to the matter in their report.

                             ADDITIONAL INFORMATION

     We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is

     We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and web site of the Securities and Exchange Commission referred to above.

                        ADVANCED OPTICS ELECTRONICS INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page

Report of Independent Certified Public Accountants,
  dated February 23, 2001 ...............................................   F-2

Report of Independent Certified Public Accountants,
  dated February 18, 2000 ...............................................   F-3

Financial Statements

Balance Sheet as of December 31, 2000 ...................................   F-5

Statements of Operations for the Years Ended
  December 31, 2000 and 1999 and the Period from May 22, 1996
  (Inception) through December 31, 2000 .................................   F-6

Statement of Changes in Stockholders' Equity for
  the Period from May 22, 1996 (Inception) through December 31, 2000 ....   F-7

Statements of Cash Flows for the Years Ended December 31, 2000 and 1999
  and the Period from May 22, 1996 (Inception)
  through December 31, 2000 .............................................   F-8


Notes to Financial Statements ...........................................   F-10

Balance Sheet as of December 31, 1999 ...................................   F-26

Statements of Operations for the Years Ended December 31, 1999 and 1998
  and the Period from May 22, 1996 (Inception) through
  December 31, 1999 .....................................................   F-28


Statement of Changes in Stockholders' Equity for the Period from
  May 22, 1996 (Inception) through December 31, 1999 ....................   F-29

Statements of Cash Flows for the Years Ended December 31, 1999
  and 1998 and the Period from May 22, 1996 (Inception)
  through December 31, 1999 .............................................   F-31


Notes to Financial Statements ...........................................   F-32

Unaudited Financial Statements

Unaudited Balance Sheet as of June 30, 2001 .............................   F-42

Unaudited Statements of Operations for the Six Months
  Ended June 30, 2000 and 2001 ..........................................   F-44

Unaudited Statements of Changes in Stockholders' Equity for the
  Period from May 22, 1996 (Inception) through June 30, 2001 ............   F-46


Unaudited Statements of Cash Flows for the
  Six Months Ended June 30, 2000 and 2001 ...............................   F-48

Notes to Unaudited Financial Statements .................................   F-52

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Advanced Optics Electronics, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Advanced Optics Electronics, Inc. (A Development Stage Company), as of December 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended, and for the period from May 22, 1996 (inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Advanced Optics Electronics, Inc. as of December 31, 1999, and for the year ended December 31, 1999, and the 1998 and 1999 portions of the period from inception (May 22, 1996) through December 31, 1999, were audited by other auditors whose reports dated February 18, 2000 expressed unqualified opinions on those statements, before restatement. We also audited the adjustment described in Note 11 that was applied to restate the 1999 financial statements. In our opinion, such adjustment is appropriate and has been properly applied.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Optics Electronics, Inc. (A Development Stage Company) as of December 31, 2000, and the results of its operations and its cash flows for the year ended December 31, 2000, and for the 1996, 1997, and 2000 portions of the period from May 22, 1996 (inception) through December 31, 2000, in conformity with generally accepted accounting principles.

/s/ ATKINSON & CO., LTD.
Atkinson & Co., Ltd.
Albuquerque, New Mexico
February 23, 2001

NEFF & RICCI LLP

CERTIFIED PUBLIC ACCOUNTANTS
7001 PROSPECT PLACE NE
ALBUQUERQUE, NM  87110

                          Independent Auditors' Report



Board of Directors
Advanced Optics Electronics, Inc.

We have audited the balance sheet of Advanced Optics Electronics, Inc. (a development stage company) as of December 31, 1999, and the related statements of income, retained earnings, and cash flows for the years ended December 31, 1999 and 1998, and for the 1999 and 1998 portion of the period from May 22, 1996 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements for the 1996 and 1997 portion of the period from May 22, 1996 (inception) through December 31, 1999 are unaudited.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1999 financial statements referred to above present fairly, in all material respects, the financial position of Advanced Optics Electronics, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998, and for the 1999 and 1998 portion of the period from May 22, 1996 (inception) through December 31, 1999, in conformity with generally accepted accounting principles. Albuquerque, New Mexico



/s/ Neff & Ricci LLP

February 18, 2000

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                December 31, 2000

                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                           $  409,287
  Certificates of deposit                                                107,426
  Costs in excess of billings on uncompleted contract                  1,145,489
                                                                      ----------

          Total current assets                                         1,662,202
                                                                      ----------

PROPERTY AND EQUIPMENT, net                                              259,175
                                                                      ----------

OTHER ASSETS
  Intangible assets, net                                                 293,931
  Investment in Bio Moda, Inc.                                           207,335
  Other assets                                                            74,042
  Note receivable from officer and shareholder                            44,493
                                                                      ----------

          Total other assets                                             619,801
                                                                      ----------

          Total assets                                                $2,541,178
                                                                      ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                  $   198,186
  Accrued liabilities                                                    18,040
  Current portion of long-term obligations                               49,799
  Allowance for loss on contract                                        565,000
                                                                    -----------

          Total current liabilities                                     831,025
                                                                    -----------

LONG-TERM PORTION OF LONG-TERM
  DEBT AND CAPITAL LEASE OBLIGATION                                      48,080
                                                                    -----------

CONVERTIBLE DEBENTURES                                                1,215,677
                                                                    -----------

STOCKHOLDERS' EQUITY
  Capital stock - Preferred Series A, 7.5% cumulative,
    convertible into common stock at a rate determined
    by dividing the purchase price of the preferred shares
    by the conversion price of the common stock; $.001
    par value; authorized 10,000,000 shares, no shares
    issued or outstanding
  Common stock - Authorized 150,000,000 shares, $.001
    par value; 61,928,175 shares issued and 61,863,075
    shares outstanding                                                   61,928
  Additional paid-in capital                                          8,139,907
  Deficit accumulated during the development stage                   (7,507,438)
  Treasury stock, at cost                                               (54,574)
  Notes receivable from officer for exercise of stock options          (193,427)
                                                                    -----------
      Total stockholders' equity                                        446,396
                                                                    -----------
      Total liabilities and stockholders' equity                    $ 2,541,178
                                                                    ===========

The accompanying notes are an integral part of this financial statement.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                     Years ended December 31, 2000 and 1999
                  and the Period from May 22, 1996 (Inception)
                            through December 31, 2000

                                                                                 May 22, 1996
                                                                                 (Inception)
                                                                                   Through
                                                     2000           1999         December 31,
                                                  (Restated)      (Restated)         2000
                                                 ------------    ------------    ------------
Revenues
  Contract revenue                               $         --    $         --    $         --

Costs and expenses
  General and administrative                        2,364,975       1,952,600       4,937,710
  Research and development                            732,029         239,029       1,160,176
                                                 ------------    ------------    ------------

          Total costs and expenses                  3,097,004       2,191,629       6,097,886
Estimated loss on contract                           (384,183)       (157,876)       (565,000)
                                                 ------------    ------------    ------------

Operating loss                                     (3,481,187)     (2,349,505)     (6,662,886)
                                                 ------------    ------------    ------------
Other income (expenses)
  Interest income                                      18,614          10,865          30,330
  Gain (loss) on marketable
    equity securities                                   4,191         (26,684)        (29,368)
  Other investment gains                               59,784              --          59,784
  Loss on Bio Moda, Inc.                                   --        (108,086)       (176,510)
  Loss on disposal of assets                          (10,306)             --         (10,306)
  Interest expense                                   (418,969)       (229,432)       (655,462)
                                                 ------------    ------------    ------------

          Total other expenses                       (346,686)       (353,337)       (781,532)
                                                 ------------    ------------    ------------

          Net loss before cumulative effect of
            change in accounting principle         (3,827,873)     (2,702,842)     (7,444,418)
                                                 ------------    ------------    ------------

Cumulative effect of change in
  accounting principle                                     --         (63,020)        (63,020)
                                                 ------------    ------------    ------------


          Net loss                               $ (3,827,873)   $ (2,765,862)   $ (7,507,438)
                                                 ============    ============    ============
Net loss per share before cumulative effect
  of change in accounting principle              $      (.066)   $      (.071)   $      (.269)

Cumulative effect of change in
  accounting principle                                     --           (.002)          (.002)
                                                 ------------    ------------    ------------

Net loss per share                               $      (.066)   $      (.073)   $      (.271)
                                                 ============    ============    ============

Weighted average shares outstanding                58,029,724      37,809,084      27,649,615
                                                 ============    ============    ============

The accompanying notes are an integral part of these financial statements.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                  For the Period from May 22, 1996 (Inception)
                            through December 31, 2000

                                                                 Common Stock        Preferred Stock
                                                              ------------------     ---------------
                                                                            Par               Par
                                                              Shares       Value     Shares   Value
                                                              ------       -----     ------   -----
Balance, May 22, 1996                                                --    $     --      --    $--
Stock issued to incorporators for cash                          500,000         500      --     --
Stock issued for the net assets of PLZ Tech, Inc.             4,500,000       4,500      --     --
Net loss                                                             --          --      --     --
                                                            -----------    --------    ----    ---

Balance, December 31, 1996                                    5,000,000       5,000      --     --
Stock issued for cash and services                            2,281,212       2,281      --     --
Net loss                                                             --          --      --     --
                                                            -----------    --------    ----    ---

Balance, December 31, 1997                                    7,281,212       7,281      --     --
Stock issued for cash                                        10,979,275      10,979      --     --
Stock issued for services                                     2,751,000       2,751      --     --
Stock issued in exchange for note receivable                    315,000         315      --     --
Purchase and retirement of treasury stock                      (472,200)       (472)     --     --
Net loss                                                             --          --      --     --
                                                            -----------    --------    ----    ---

Balance, December 31, 1998                                   20,854,287      20,854      --     --
Stock issued for cash                                         8,681,624       8,682      --     --
Stock issued for services                                    17,094,313      17,094      --     --
Intrinsic value of beneficial conversion feature of notes
  payable                                                            --          --      --     --
Fair value of warrants related to notes payable                      --          --      --     --
Purchase and retirement of treasury stock                      (489,251)       (489)     --     --
Purchase of treasury stock                                           --          --      --     --
Sale of treasury stock                                               --          --      --     --
Net loss                                                             --          --      --     --
                                                            -----------    --------    ----    ---

Balance, December 31, 1999                                   46,140,973      46,141      --     --
Stock issued for cash                                           782,000         782     710      1
Stock issued for services                                     3,955,202       3,955      --     --
Purchase of treasury stock                                           --          --      --     --
Sale of treasury stock                                               --          --      --     --
Exercise of stock options for notes receivable                1,850,000       1,850      --     --
Amortization of discount on convertible preferred stock              --          --      --     --
Exercise of preferred stock conversion feature                9,200,000       9,200      --     --
Issuance of convertible debentures                                   --          --      --     --
Exchange of preferred stock for convertible debentures               --          --    (710)    (1)
                                                            -----------    --------    ----    ---
Net loss                                                             --          --      --     --
                                                            -----------    --------    ----    ---

Balance, December 31, 2000                                   61,928,175    $ 61,928      --    $--
                                                            ===========    ========    ====    ===

                                                       Treasury Stock
                                                       --------------                      Equity (Deficit)   Notes
                                                                             Additional     During the     Receivable     Total
                                                                              Paid-In      Development       From      Stockholders'
                                                     Shares      Cost         Capital        Stage          Officer        Equity
                                                   --------    ---------    -----------    -----------    -----------   -----------
Balance, May 22, 1996                                    --    $      --    $        --    $        --    $        --   $        --
Stock issued to incorporators for cash                   --           --         24,500             --             --        25,000
Stock issued for the net assets of
  PLZ Tech, Inc.                                         --           --        281,096             --             --       285,596
Net loss                                                 --           --             --        (76,902)            --       (76,902)
                                                   --------    ---------    -----------    -----------    -----------   -----------

Balance, December 31, 1996                               --           --        305,596        (76,902)            --       233,694
Stock issued for cash and services                       --           --        362,720             --             --       365,001
Net loss                                                 --           --             --        (84,690)            --       (84,690)
                                                   --------    ---------    -----------    -----------    -----------   -----------

Balance, December 31, 1997                               --           --        668,316       (161,592)            --       514,005
Stock issued for cash                                    --           --      1,281,728             --             --     1,292,707
Stock issued for services                                --           --        293,719             --             --       296,470
Stock issued in exchange for note receivable             --           --         28,685             --             --        29,000
Purchase and retirement of treasury stock                --           --        (39,913)            --             --       (40,385)
Net loss                                                 --           --             --       (752,111)            --      (752,111)
                                                   --------    ---------    -----------    -----------    -----------   -----------

Balance, December 31, 1998                               --           --      2,232,535       (913,703)            --     1,339,686
Stock issued for cash                                    --           --        855,101             --             --       863,783
Stock issued for services                                --           --      1,469,320             --             --     1,486,414
Intrinsic value of beneficial conversion feature
  of notes payable                                       --           --        174,610             --             --       174,610
                                                         --           --        125,000             --             --       125,000
Fair value of warrants related to notes payable          --           --        (10,643)            --             --       (11,132)
Purchase and retirement of treasury stock          (229,000)     (41,760)            --             --             --       (41,760)
Purchase of treasury stock                               --           --             --
Sale of treasury stock                               85,000       11,130         24,334             --             --        35,464
Net loss                                                 --           --             --             --
                                                         --           --             --     (2,765,862)            --    (2,765,862)
                                                   --------    ---------    -----------    -----------    -----------   -----------
Balance, December 31, 1999                         (144,000)     (30,630)     4,870,257     (3,679,565)            --     1,206,203
Stock issued for cash
Stock issued for services                                --           --      1,012,710             --             --     1,013,493
Purchase of treasury stock                               --           --      1,726,197             --             --     1,730,152
Sale of treasury stock                              (63,500)     (46,486)            --             --             --       (46,486)
Exercise of stock options for notes receivable      142,400       22,542         54,771             --             --        77,313
Amortization of discount on convertible
  preferred stock                                        --           --        220,150             --       (193,427)       28,573
Exercise of preferred stock conversion feature           --           --        159,677             --             --       159,677
Issuance of convertible debentures                       --           --        533,678             --             --       542,878
Exchange of preferred stock for convertible
  debentures                                             --           --        263,830             --             --       263,830
                                                         --           --       (641,780)            --             --      (641,781)
                                                         --           --        (59,583)            --             --       (59,583)
Net loss                                                 --           --             --     (3,827,873)            --    (3,827,873)
                                                   --------    ---------    -----------    -----------    -----------   -----------
Balance, December 31, 2000                          (65,100)   $ (54,574)   $ 8,139,907    $(7,507,438)   $  (193,427)  $   446,396
                                                   ========    =========    ===========    ===========    ===========   ===========

The accompanying notes are an integral part of these financial statements.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                     Years ended December 31, 2000 and 1999
                  and the Period from May 22, 1996 (Inception)
                            through December 31, 2000

                                                                                   May 22, 1996
                                                                                    (Inception)
                                                                                      Through
                                                                                    December 31,
                                                         2000          1999             2000
                                                      -----------    -----------    -----------
Cash flows from operating activities
  Net loss                                            $(3,827,873)   $(2,765,862)   $(7,507,438)
  Adjustments to reconcile net loss to net cash
    provided by operating activities
       Intrinsic value of conversion features             466,728             --        466,728
      Depreciation                                         80,572         87,755        275,098
      Amortization                                         51,543             --         51,543
      Write-off of organization costs                          --         63,020         63,020
      Amortization of discounts on
        convertible notes                                 119,619        175,590        295,209
      (Gain) loss on marketable securities                 (4,191)        26,684         29,368
      Loss on disposal of assets                           10,306             --         10,306
      Loss on Bio Moda, Inc.                                   --        108,086        176,510
      Issuance of common stock for services             1,730,152      1,486,414      3,513,036
      Issuance of notes for services                           --         50,000         50,000
      Increase  in excess of costs  over billings
       on uncompleted contract                           (498,614)      (396,676)    (1,145,489)
      Increase (decrease) in other receivables                 --        (22,477)       (79,875)
      Increase (decrease) in inventory                         --        (35,293)       (35,293)
      Increase (decrease) in allowance for loss
        on contract                                       407,124        157,876        565,000
      Increase (decrease) in accrued liabilities
        and accounts payable                              135,846         44,967        216,226
      Other non-cash expenses                              33,447             --         33,447
      Accrued interest                                     30,667             --         30,667
                                                      -----------    -----------    -----------

          Net cash provided by (used in)
            operating activities                       (1,264,674)    (1,019,916)    (2,991,937)
                                                      -----------    -----------    -----------

Cash flows from investing activities
  Purchase of equipment                                   (39,903)      (133,824)      (352,243)
  Investment in Bio Moda, Inc.                                 --        (25,000)      (383,845)
  Sale of marketable securities                            40,665             --         40,665
  Purchase of marketable securities                            --             --        (70,034)
  Increase in certificate of deposits                      (2,844)       (54,582)      (107,426)
  Purchase of other assets                               (136,705)        (9,650)      (233,132)
  Redemption of (investment in) Wizard Technologies        65,000        (65,000)            --
                                                      -----------    -----------    -----------

          Net cash provided by (used in)
            investing activities                          (73,787)      (288,056)    (1,106,015)
                                                      -----------    -----------    -----------

The accompanying notes are an integral part of these financial statements.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                      STATEMENTS OF CASH FLOWS - CONTINUED

                     Years ended December 31, 2000 and 1999
                  and the Period from May 22, 1996 (Inception)
                            through December 31, 2000

                                                                                        May 22, 1996
                                                                                        (Inception)
                                                                                          Through
                                                                                        December 31,
                                                            2000             1999           2000
                                                          -----------    -----------    -----------
Cash flows from financing activities
  Additions to notes payable                                   50,000        478,050        622,776
  Payments on notes payable and capital
    lease obligations                                         (50,532)       (30,658)      (172,108)
  Issuance of capital stock                                 1,013,493        863,783      3,559,984
  Collection of notes receivable from officer                  28,573             --         28,573
  Sale of treasury stock                                       77,313         35,464        112,777
  Purchase of treasury stock                                  (46,486)       (52,892)      (129,763)
  Proceeds from issuance of convertible preferred stock       485,000             --        485,000
                                                          -----------    -----------    -----------

          Net cash provided by financing activities         1,557,361      1,293,747      4,507,239
                                                          -----------    -----------    -----------

          NET INCREASE (DECREASE) IN CASH                     218,900        (14,225)       409,287

Cash and cash equivalents, beginning of period                190,387        204,612             --
                                                          -----------    -----------    -----------

Cash and cash equivalents, end of period                  $   409,287    $   190,387    $   409,287
                                                          ===========    ===========    ===========

The accompanying notes are an integral part of these financial statements.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2000


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

     Description of Business

     Advanced Optics Electronics, Inc. (the "Company") is a developmental stage technology company with its principal focus on the development and production of large-scale flat panel displays. The Company is currently continuing its research and development of this product. Upon substantial completion of the research and development of the large flat panel display, the Company plans to make the transition from a developmental stage company to selling and producing this product. The market for the large-scale flat panel displays will include advertising billboards, flat panel computer monitors, and cockpit displays. The Company plans to focus on producing and selling the large-scale flat panel displays for outdoor advertising billboards.

     The Company has obtained a contract to produce two outdoor advertising billboards using its flat panel display technology. This is the first commercial application of the Company's technology. The success of the Company will depend on its ability to commercialize its technology and complete this contract. As of December 31, 2000, completion of this contract was behind schedule.

     While management believes the contract will ultimately be completed, there can be no certainty that this will be accomplished because the technology has not yet been used in a commercial application. In addition, the Company may be required to obtain additional capital in order to fund the completion of the contract.

     Cash and Cash Equivalents

     Cash and cash equivalents include all cash balances and highly liquid instruments with original maturities of three months or less. The Company's cash deposits are maintained in local branches of national financial institutions and are insured by the Federal Deposit Insurance Corporation up to $100,000 at each institution. Cash balances may from time to time exceed these insurance limits, but management believes the Company is not exposed to any risk of loss from these deposits.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     Revenue and Cost Recognition

     During 2000, the Company accounted for revenue and costs related to its long-term contract in process by the completed-contract method, whereas in all prior years, and during the period from May 22, 1996 (inception) to December 31, 1999, revenue and costs were determined by the percentage-of-completion method. The completed-contract method of accounting was adopted in 2000 due to the Company's uncertainty regarding contract cost estimates. The financial statements of all prior years, and of the period from May 22, 1996 (inception) to December 31, 1999, have been restated to apply the completed contract method retroactively. The effect of the accounting change had no effect on net loss or loss per share previously reported for 1999 or for the period from May 22, 1996 (inception) to December 31, 1999.

     Under the completed contract method of accounting, contract revenues and costs are recognized when the contract is completed, with estimated losses recognized when it becomes evident that contract costs will exceed contract revenues. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, overhead, equipment depreciation, and interest.

     The Company's contract to produce two outdoor advertising billboards totals $1.7 million, with $885,000 assigned to the first unit. An estimated loss of approximately $565,000 from production of the first unit has been recognized through December 31, 2000. The Company's estimated cost to complete as of December 31, 2000 is $122,255 which is expected to be funded with cash, billings on the contract and contributed capital.

     In accordance with the contract terms, the anticipated delivery date of the first unit is October 15, 2001. During the contract period, the Company is entitled to bill the customer as the following milestones are met:

             Completion of board design                      $       65,000
             Production                                             265,000
             Completion                                             265,000
             Acceptance after installation                          290,000

     Billings and collections through December 31, 2000 have totaled $89,873.

     Adjustments to the original estimates of total contract revenues and total contract costs are often required as work progresses under the contract, and as experience is gained, even though the scope of the work may not change. The nature of accounting for contracts is such that refinements of the estimating process for continuously changing conditions and new developments are a characteristic of the process. Accordingly, provisions for losses on contracts are made in the period in which they become evident. It is at least reasonably possible that the estimate of completion costs for this contract will be further revised in the near-term.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     Investment

     As of December 31, 2000, the Company owned 16.4% of the outstanding common stock of Bio Moda, Inc., an unconsolidated investment accounted for using the cost method. Prior to December 31, 1999, the Company's ownership was sufficient for the investment to be accounted for using the equity method

     The carrying value of the investment as of December 31, 2000 is the original investment cost adjusted by the Company's proportionate interest in losses reported by the investee through December 31, 1999.

     Property, Plant and Equipment

     Property, plant and equipment are carried at cost. Repair and maintenance costs are charged against income as incurred. Asset additions, renewals and betterments are capitalized at cost and depreciated using the straight-line method over estimated useful lives ranging from 3 to 15 years.

     Other Assets

     Intangible assets are carried at historical cost, net of accumulated amortization. Patents are amortized on a straight-line basis over their estimated useful lives of 8 years. Goodwill is amortized over 10 years. Debt origination costs are amortized over 3 years.

     Certain assets previously classified as inventory are no longer used in the Company's on-going production processes, and are held for sale. Management estimates that the net realizable value of these items exceeds their carrying value as of December 31, 2000.

     Research and Development Costs

     Research and development costs are expensed as incurred.

     Income Taxes

     The Company accounts for income taxes using the liability method, under which, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     Loss Per Share

     Loss per share is computed on the basis of the weighted average number of common shares outstanding during the period and did not include the effect of potential common stock as their inclusion would reduce loss per share. The numerator for the computation is the net loss and the denominator is the weighted average shares of common stock outstanding. Certain options and warrants outstanding were not included in the computation of loss per share because their inclusion would reduce loss per share.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The principal areas requiring estimation are estimated loss on contract under the completed contract method and the valuation of common stock issued for services.

     Stock-Based Compensation

     The Company has elected to apply the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and to furnish the proforma disclosures required by Statement on Financial Accounting Standards No. 123, Accounting for Stock Based Compensation. See
     note 10.

     Reclassifications

     Certain reclassifications have been made to 1999 information to conform to the 2000 presentation.

     Comprehensive Income

     In 2000 and 1999, the Company had no changes in equity which constituted components of other comprehensive income.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 2.  NOTES RECEIVABLE

    Notes receivable at December 31, 2000, consist of the following:

                  Due from officer                               $   29,493
                  Note receivable from former shareholder,
                    interest at 8% and due on demand                 15,000
                                                                 ----------
                                                                 $   44,493
                                                                 ==========

     The Company also has notes receivable from an officer totaling $193,427 which bear interest at 10% per annum, and are due in 2003. These notes were received as consideration upon exercise of stock options.


NOTE 3.  INVESTMENTS

     As of December 31, 2000, the Company owned 879,707 or 16.4% of the 5,373,858 outstanding shares of Bio Moda, Inc. The Company's interest in Bio Moda has declined from 22% in 1998 to its present level, as Bio Moda has issued additional shares in the course of its financing activities. As of December 31, 2000, the Company had options to purchase an additional 187,000 shares at .485 cents per share.

     Bio Moda, Inc. is a development stage company involved primarily in the development of technology for the early detection of lung cancer. As a development stage company, Bio Moda, Inc. has not had any revenues and, as of December 31, 2000, was in the process of conducting clinical trials.

     There is currently no active market for the common stock of Bio Moda, Inc. The ultimate value of the Company's investment in Bio Moda, Inc. will depend on its ability to complete its research and either commercialize or sell its proprietary technology.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 3.  INVESTMENTS - CONTINUED

     The investment in Bio Moda, Inc. is accounted for using the cost method. A summary of the investment is as follows:

          Original cost                                    $ 383,845
           Share of net loss                                (134,010)
          Amortization of excess of cost
            over book value                                  (42,500)
                                                           ---------

          Carrying value of investment in Bio Moda, Inc.   $ 207,335
                                                           =========

     In August 1999, the Company issued 200,000 shares of its common stock to Wizard Technologies, Inc. for $88,580. The Company then purchased a 10 percent ownership in Wizard for $65,000 with the proceeds. During the quarter ending March 31, 2000, the Company sold all of its shares of Wizard's common stock to Wizard for its original investment of $65,000.


NOTE 4.  LONG-TERM OBLIGATIONS

     As of December 31, 2000, the Company's long-term obligations were as follows:

             Notes payable to a financial institution,
              due in monthly payments aggregating
              $3,221 through October 2003, bearing
              interest at bank prime rate plus 1.5%,
              collateralized by operating equipment
              and a vehicle                              $ 80,276

             Capital lease obligation                      17,603
                                                         --------

                                                           97,879

             Less:  Current portion                       (49,799)
                                                         --------

                                                         $ 48,080
                                                         ========

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 4.  LONG-TERM OBLIGATIONS - CONTINUED

     The Company is obligated under a long-term capital lease which requires monthly minimum lease payments of $2,810 through May 2001. As of December 31, 2000, the leased equipment has a net book value of $50,850.

     Future principle payments on long-term obligations for the years ending December 31, are as follows:

                  2001               $   49,799
                  2002                   31,496
                  2003                   16,584
                                     ----------

                                     $   97,879
                                     ==========


NOTE 5.  CONVERTIBLE DEBENTURES

     On June 3, 1999, the Company issued $500,000 in convertible notes which bear interest at an annual rate of 8 percent and mature (principal and interest) on May 31, 2001. Effective August 1, 1999, the notes were convertible into shares of common stock at a 25 percent discount to the closing bid price of a share of common stock at the time of conversion or the time of exercise. The notes were issued in exchange for $430,000 in cash, $50,000 in legal services and $20,000 in commissions. The commissions have been capitalized as debt origination costs and are being amortized over the life of the notes. The notes are unsecured.

     The intrinsic value of the conversion feature of the principal and accrued interest was estimated to be $174,610. This has been recorded as an increase in paid-in capital and a charge to interest expense. The discount is being amortized over a one-year period, which is management's estimate of time before any conversion will be exercised. The convertible notes also include detachable warrants for the purchase of 12,500,000 shares of common stock at the lower of 75 percent of the closing bid price of a share of common stock at the time of exercise or September 1, 1999. The warrants expire on June 3, 2002. Management estimates that approximately half the warrants will be exercised prior to expiration.

     Management estimated the fair market value of these warrants at $125,000 and recorded this amount as an increase in paid-in capital and a discount to the convertible notes payable. The discount is being amortized over the two-year life of the notes.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 5.  CONVERTIBLE DEBENTURES - CONTINUED

     A significant contingency required by the aforementioned convertible note and warrant agreements is the registration of the underlying shares with the Securities and Exchange Commission. The Company is to use its best efforts to register these shares and is in the process of preparing the registration statement.

     On June 12, 2000, the Company entered into an agreement that modified the convertible notes agreement entered into on June 3, 1999. The result of the modified agreement was the issuance of 9,200,000 shares of the Company's common stock upon conversion of the convertible notes plus accrued interest through June 12, 2000, which totaled $542,878. In addition, the modified agreement voided the related 12,500,000 detachable warrants, and, as a result, the unamortized discount of $72,917 on the estimated fair market value of $125,000 for the warrants was charged to interest expense during the quarter.

     On September 15, 2000, the Company entered into an agreement to issue a total of $10,000,000 in convertible notes which bear interest at an annual rate of 8 percent. The Company has authorized the initial sale of $2,000,000 of the convertible notes, and has entered into a structured facility with purchasers in which the purchasers shall be obligated to purchase the remaining $8,000,000 of convertible notes. The Company's right to require the Purchasers to purchase notes commences on the actual effective date of the registration of the Company's securities in an amount equal to the securities that would be convertible upon issuance of the notes. The related agreement provides for a limit on the amount of obligation notes that the Company may require the Purchasers to purchase in a given month.

     On September 15, 2000, the Company issued $500,000 of the initial $2,000,000 in convertible notes which bear interest at an annual rate of 8 percent and mature (principal and interest) on September 15, 2003. Effective as of the issuance date, the notes are convertible into shares of common stock at the lesser of a 25 percent discount to the average of the three lowest closing bid prices during the thirty trading days prior to the issue date of this note and a 20 percent discount to the average of the three lowest closing bid prices for the ninety trading days prior to the conversion date. The notes were issued in exchange for $430,000 in cash, $20,000 in legal services and $50,000 in commissions. The commissions have been capitalized as debt origination costs and are being amortized over the life of the notes. The notes are unsecured.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 5.  CONVERTIBLE DEBENTURES - CONTINUED

     The intrinsic value of the conversion feature of the principal and accrued interest was estimated to be $238,830. This has been recorded as an increase in paid-in capital and a charge to interest expense. The convertible notes also include detachable warrants for the purchase of 500,000 shares of common stock. Management has estimated the fair market value of these warrants at $25,000 and recorded this amount as an increase in paid-in capital and a discount to the convertible notes payable. The discount is being amortized over the three-year life of the notes.

     A significant contingency required by the aforementioned convertible notes is the registration of the underlying shares with the Securities and Exchange Commission. The Company is to use its best efforts to register these shares and the registration statement has been filed.

     On November 7, 2000, the Company entered into an agreement that modified the outstanding convertible preferred agreements entered into on March 8, 2000 and August 2, 2000. The new agreement resulted in the exchange of outstanding preferred stock plus additional consideration for the Company's
     7.5 percent convertible debentures due November 7, 2003. The total amount of the debentures is $740,667, including accrued interest of $30,667. The debentures are convertible into shares of common stock at the lessor of the stocks closing price on March 8, 2000 and 77.5 percent of the average of the five lowest closing bid prices for 20 days before November 2, 2000.

     The intrinsic value of the conversion feature of the principal and accrued interest was estimated to be $227,898. The convertible debentures also include detachable warrants for the purchase of 71,000 shares of common stock. Management has estimated the fair market value of these warrants at $3,550.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 6.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's carrying values and methodologies for estimating the fair values of its financial instruments are as follows:

          Cash, cash equivalents, and certificates of deposit, costs and estimated loss in excess of billings on uncompleted contract, and accounts payable. The carrying amounts reported in the accompanying balance sheet approximate fair values.

          Notes receivable. Management estimates that the carrying amounts are reasonable estimates of their fair values.

          Long-term obligations. Notes payable to bank have variable rates that reflect currently available terms for similar debt, and accordingly the carrying values are reasonable estimates of their fair values. Due to the short-term maturity of the capital lease, management estimates that the carrying value approximates its fair value.

          Convertible debentures. Management estimates the carrying values to approximate their fair values.

          Notes receivable from officer. Management estimates these notes to be fully collectible, and that the carrying values are reasonable estimates of their fair values.

     The carrying amounts and fair values of the Company's financial instruments as of December 31, 2000 are as follows:

                                                           Estimated
                                               Carrying      Fair
                                                Amount       Value
                                                ------       -----

            Cash and cash equivalents        $  409,287   $  409,287
            Certificates of deposit             107,426      107,426
            Costs in excess of billings on
              uncompleted contract            1,145,489    1,145,489
            Notes receivable                     44,493       44,493
            Accounts payable                    198,186      198,186
            Long-term obligations                97,879       97,879
            Convertible debentures            1,215,677    1,215,677
            Notes receivable from officer       193,427      193,427

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000

NOTE 7.  INCOME TAXES

     As of December 31, 2000, the Company had a net operating loss carryforwards of approximately $7,400,000 which expire in varying amounts between 2016 and 2020. Realization of this potential future tax benefit is dependent on generating sufficient taxable income prior to expiration of the loss carryforward. The deferred tax asset related to this potential future tax benefit has been offset by a valuation allowance in the same amount. The amount of the deferred tax asset ultimately realizable could be increased in the near term if estimates of future taxable income during the carryforward period are revised.

NOTE 8.  OPERATING LEASES

     The Company occupies administrative, engineering, and manufacturing facilities under operating leases which expire in February 2002. The leases call for aggregate minimum monthly lease payments of $4,225. Lease expense totaled $48,975 and $34,600 in 2000 and 1999, respectively, and $97,209 in the period from May 22, 1996 (inception) through December 31, 2000.

     Future minimum lease payments under the long-term operating lease are as follows:

                          2001                      $   50,700
                          2002                           8,450
                                                    ----------
                                                    $   59,150

NOTE 9.  EQUITY TRANSACTIONS

     The Company was initially capitalized through the issuance of 500,000 shares for $25,000 in cash. In November 1996, the Company issued 4,500,000 shares in exchange for the outstanding shares of PLZ Tech, Inc. The transaction was accounted for as a purchase and net assets of $285,596, consisting primarily of patents and equipment, were recorded. In previous financial statements, the Company did not present unclaimed shares resulting from the merger with PLZ Tech, Inc. as outstanding shares. In the accompanying 1997 and prior financial statements the number of shares outstanding has been restated to include these shares.

     During 1997, the Company issued 2,281,212 shares of stock in a public offering for cash and services.

     During 1998, the Company repurchased 472,200 of its outstanding stock in exchange for $10,000 in notes receivable and $20,385 in cash in various transactions. This stock was subsequently retired.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000

NOTE 9.  EQUITY TRANSACTIONS - CONTINUED

     The Company also issued 9,274,811 shares of common stock in exchange for $1,292,707 in cash, net of sales commissions and other direct costs. Certain of these sales included price maintenance agreements resulting in the issuance of an additional 1,704,464 shares of stock in 1998.

     In 1998, the Company issued 2,751,000 shares of common stock in exchange for services from contractors, officers and others. These shares were valued at the estimated fair market value for similar issuances of stock and amounted to $296,470. The Company also issued 315,000 shares to an officer in exchange for a note receivable of $29,000. The note bears interest at the rate of 7 percent with interest due semiannually and the principal due July 2001.

     In 1999, the Company repurchased 489,251 shares of its outstanding stock for $11,132 in cash. These shares were retired. The Company also repurchased 229,000 shares for $41,760 and resold 85,000 of these shares for $35,464. The remaining 144,000 treasury shares have been recorded at cost.

     The Company also sold 8,681,624 shares for $863,782 in cash, and issued 17,094,313 shares for services from contractors, officers and others, which were valued at $1,486,414.

     During the quarter ending March 31, 2000, the Company sold 782,000 shares of its common stock for $368,495 in cash, and issued 1,791,733 shares of its common stock for services from contractors, officers and others, which were valued at $1,120,233. The value of the services is included in the costs and expenses on the Statements of Operations.

     Also during this quarter, the Company sold 25,000 shares of its treasury stock for $49,770 and repurchased 6,500 shares for $7,683. The repurchased shares have been recorded at cost.

     On March 14, 2000, the Company issued 550 shares of its Series A convertible preferred stock for $550,000. Related finders fees and attorney fees were $65,000, and were netted against the proceeds for a net increase in cash and equity of $485,000. Effective June 14, 2000, the shares were convertible into shares of common stock at the lesser of 110 percent of the closing bid price of a share of common stock on March 13, 2000 or 77.5 percent of the average of the five lowest closing bid prices for the common stock for the twenty trading days immediately preceding the conversion date.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 9.  EQUITY TRANSACTIONS - CONTINUED

     Management estimated the intrinsic value of the conversion feature to be $159,677. This has been recorded as an increase in paid-in capital and a discount to the convertible preferred stock, with related amortization being charged to retained earnings as constructive dividends. The discount is being amortized over a 90-day period, which is the period from the date of issuance to the point at which the preferred shares can be converted to common shares. The convertible preferred stock also includes detachable warrants for the purchase of 55,000 shares of common stock at a purchase price per share equal to 110 percent of the closing bid price for the common stock on the closing date (March 8, 2000). The warrants expire on March 8, 2005. The detachable warrants have not been valued in the accompanying financial statements, as management estimates their fair market value to be immaterial.

     During the quarter ended June 30, 2000, the Company issued 1,247,970 shares of its common stock for services from contractors, officers and others, which were valued at $385,429. The value of the services is included in the costs and expenses on the Statements of Operations. The Company also repurchased 44,000 shares of its outstanding common stock for $33,817 in cash. These shares remained in treasury at June 30, 2000, and have been recorded at cost.

     Also during this quarter, an officer of the Company exercised 1,000,000 stock options at a price of $0.12 per share. The Company issued a note receivable to the officer in the amount of $120,000 for the shares. Interest for the first quarter was prepaid.

     During the quarter ended September 30, 2000, the Company issued 300,000 shares of its common stock for services from contractors, officers and others, which were valued at $90,260. The value of the services is included in the costs and expenses on the Statements of Operations. The Company also sold 45,000 shares of its outstanding common stock for $27,543 in cash and repurchased 13,000 shares of its outstanding common stock for $4,986. These shares remained in treasury at September 30, 2000, and have been recorded at cost.

     An officer of the Company exercised 850,000 stock options at a price of $0.12 per share. The Company issued notes receivable to the officer in the amount of $102,000 for the shares.

     Also, during the quarter the Company issued 160 shares of preferred stock for $160,000 in cash.

     During the quarter ended December 31, 2000, the Company issued 615,500 shares of common stock for services from contractors, officers, and others, valued at $130,275.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 10.  STOCK PLANS

     On January 4, 1999, the Company established the Incentive Stock Option Plan. Pursuant to the Plan, up to 10,000,000 shares of the Company's common stock may be granted as options to key employees. The shares issued upon exercise of the options may be authorized and unissued shares or shares held by the Company in its treasury. The exercise date of the options is based on the related agreement as approved by the Board of Directors. The Incentive Stock Option Plan expires on January 4, 2009. Options awarded under the Plan have four-year terms and vest ratably over one to two year periods. As of December 31, 2000, there were 6,175,000 shares available under the Plan for future awards.

     The Company applies APB Opinion No. 25 in its accounting for the Plan, and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under Statement of Financial Accounting Standards No. 123, the Company's net loss and loss per share would have been increased to the proforma amounts indicated as follows:

                                        2000             1999            1998
                                     -----------      -----------     ----------

     Net loss, as reported           $(3,199,935)     $(2,725,804)    $(752,111)
     Proforma net loss                (3,575,534)      (2,940,633)     (752,111)

     Loss per share, as reported          (0.055)          (0.072)       (0.055)
     Proforma loss per share              (0.061)          (0.078)       (0.055)

     The fair value of each option grant for the above proforma disclosure is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividends of $0 per year; expected volatility of 42.3 percent; risk-free interest rate of 6.0 percent; and expected lives of four years.

     During the year ended December 31, 2000, the Company granted 5,825,000 stock options to certain key employees, cancelled and replaced 2,775,000 options, and had 2,000,000 options exercised, resulting in total stock options granted and unexercised of 3,825,000 as of December 31, 2000. The shares issued upon exercise of the options may be authorized and unissued shares or shares held by the Company in its treasury. The exercise date of options granted is based upon the related agreement as approved by the Board of Directors.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000

NOTE 10.  STOCK PLANS - CONTINUED

     The Company also issued Stock Purchase Warrants to key employees. The total number of "warrant shares" issued under these agreements was 3,425,000 shares, exercisable at any time until they expire on June 15, 2004. The price established for the shares ranges from $0.15 to $0.41 per share.

     A summary of the common stock option and warrant activity for employees, directors and officers is as follows:

                                                Weighted
                                     Warrants   Average
                                       and      Exercise
                                      Options    Prices    Exercisable
                                    ---------   --------   ------------

     Balance, December 31, 1997       153,954    $0.58          153,954
     Balance, December 31, 1998       153,954     0.58          153,954

          Granted                   6,900,000     0.16
          Expired                    (153,954)    0.58
                                    ---------

     Balance, December 31, 1999     6,900,000     0.16        6,185,000
                                                              =========
          Cancelled                (2,775,000)    0.72
          Replacement               2,775,000     0.34
          Granted                   6,200,000     0.72
          Exercised                (2,000,000)    0.12
                                    ---------

     Balance, December 31, 2000    11,100,000     0.27        9,517,500
                                   ==========                 =========

     The option price established for the shares upon exercise ranges from $0.12 to $0.34 per share, and expire through October 2004.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 11.  ACCOUNTING CHANGES

     The financial statements for the years ended December 31, 1999 and 2000 have been retroactively restated to give effect to a change in accounting for the Company's long-term contract. This change had no effect on net loss or net loss per share. Additionally, the financial statements for the year ended December 31, 2000 have been restated to give effect to a change in estimate of the Company's deferred tax asset, a change in the amount of intrinsic value of convertible instruments charged to interest expense, and changes in estimated useful lives of intangible assets. The effect of these changes was to increase net loss for the year ended December 31, 2000 by $627,938, and to increase net loss per share by $0.01.

                        ADVANCED OPTICS ELECTRONICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                                  BALANCE SHEET
                                December 31, 1999



ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                       $   190,387
    Certificate of deposit                                              104,582
    Marketable equity securities                                         36,474
    Costs and estimated earnings
        in excess of billings on
        uncompleted contract                                            560,545
    Raw materials                                                        35,293
    Due from officer and shareholder                                     67,494
                                                                    -----------

           Total current assets                                         994,775
                                                                    -----------


FIXED ASSETS, at cost
    Furniture and fixtures                                               28,097
    Computers                                                            35,900
    Technical equipment                                                 187,397
    Automobile                                                           43,313
    Equipment under capital lease                                       101,359
    Leasehold improvements                                               16,775
    Less accumulated depreciation                                      (102,691)
                                                                    -----------

           Total fixed assets                                           310,150
                                                                    -----------


OTHER ASSETS
    Note receivable from officer                                         31,030
    Investment in Bio Moda, Inc.                                        207,334
    Investment in Wizard Technologies, Inc., at cost                     65,000
    Debt origination costs, net of accumulated
        amortization of $5,831                                           14,169
    Goodwill, net of accumulated amortization
        of $396                                                           4,604
    Patents, net of accumulated amortization
        of $43,594                                                      198,745
    Other assets                                                         30,000
                                                                    -----------

           Total other assets                                           550,882
                                                                    -----------

           Total assets                                             $ 1,855,807
                                                                    ===========


The Notes to Financial Statements are an integral part of these statements.

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                                $    64,175
    Notes payable                                                         4,726
    Accrued liabilities                                                  16,205
    Current portion of long-term debt
        and capital lease obligation                                     44,105
    Allowance for loss on contract                                       71,545
                                                                    -----------
           Total current liabilities                                    200,756
                                                                    -----------

Long-term portion of long-term debt
    and capital lease obligation                                        408,790
                                                                    -----------

COMMITMENTS

SHAREHOLDERS' EQUITY
    Common stock, authorized 75,000,000 shares,
        $.001 par value, 46,140,973 shares issued
        and outstanding                                                  46,141
    Additional paid-in capital                                        4,870,257
    Deficit accumulated during the development stage                 (3,639,507)
    Treasury stock                                                      (30,630)
                                                                    -----------

           Total shareholders' equity                                 1,246,261
                                                                    -----------


           Total liabilities and shareholders' equity               $ 1,855,807
                                                                    ===========

                        ADVANCED OPTICS ELECTRONICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                     Years Ended December 31, 1999 and 1998,
                  and the Period from May 22, 1996 (Inception)
                            Through December 31, 1999
         (Period from May 22, 1996 through December 31, 1997 Unaudited)

                                                                                      5/22/96
                                                                                     (Inception)
                                                                                       Through
                                                         1999           1998          12/31/99
REVENUES
    Contract revenue                               $    310,345        178,200        560,545
                                                   ------------------------------------------

COSTS AND EXPENSES
    General and administrative                        1,952,600        490,296      2,572,735
    Contract costs                                      468,221        215,472        741,361
    Research and development                            239,029        148,123        428,147
                                                   ------------------------------------------

           Total expenses                             2,659,850        853,891      3,742,243
                                                   ------------------------------------------

    Operating loss                                   (2,349,505)      (675,691)    (3,181,698)
                                                   ------------------------------------------

OTHER INCOME AND (EXPENSES)
    Interest income                                      10,865            851         11,716
    Unrealized gain (loss) on marketable
        equity securities                               (26,684)        (6,875)       (33,559)
    Loss on Bio Moda, Inc.                             (108,086)       (68,424)      (176,510)
    Interest expense                                   (189,374)        (1,972)      (196,436)
                                                   ------------------------------------------
           Total other expenses                        (313,279)       (76,420)      (394,789)
                                                   ------------------------------------------
           Net loss before cumulative effect
               of change in accounting principle     (2,662,784)      (752,111)    (3,576,487)
                                                   ------------------------------------------

CUMULATIVE EFFECT OF CHANGE
    IN ACCOUNTING PRINCIPLE                             (63,020)            --        (63,020)
                                                   ------------------------------------------

           Net loss                                  (2,725,804)      (752,111)    (3,639,507)
                                                   ------------------------------------------

Net loss per share before cumulative effect
    of change in accounting principle                     (.070)         (.055)         (.188)

Cumulative effect of change in
    accounting principle                                  (.002)            --          (.002)
                                                   ------------------------------------------

Net loss per share                                 $      (.072)         (.055)         (.190)
                                                   ==========================================

Weighted average shares outstanding                  37,809,084     13,723,302     18,969,584
                                                   ==========================================


The Notes to Financial Statements are an integral part of these statements.

                        ADVANCED OPTICS ELECTRONICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CHANGES IN
                STOCKHOLDERS' EQUITY For the Period from May 22,
                   1996 (Inception) Through December 31, 1999
         (Period from May 22, 1996 through December 31, 1997 Unaudited)


                                                               Common Stock
                                                         -----------------------
                                                                          Par
                                                            Shares       Value

Balance, May 22, 1996                                            --    $     --

Stock issued to incorporators for cash                      500,000         500

Stock issued for the net assets of PLZ Tech, Inc.         4,500,000       4,500

Net loss                                                         --          --
                                                         -----------------------

Balance, December 31, 1996                                5,000,000       5,000

Stock issued in public offering                           2,281,212       2,281

Net loss                                                         --          --
                                                         -----------------------

Balance, December 31, 1997                                7,281,212       7,281

Stock issued for cash                                    10,979,275      10,979

Stock issued for services                                 2,751,000       2,751

Stock issued in exchange for note receivable                315,000         315

Purchase and retirement of treasury stock                  (472,200)       (472)

Net loss                                                         --          --
                                                         -----------------------

Balance, December 31, 1998                               20,854,287      20,854

Stock issued for cash                                     8,681,624       8,682

Stock issued for services                                17,094,313      17,094

Intrinsic value of beneficial conversion
    feature of notes payable                                     --          --

Fair value of warrants related to notes payable                  --          --

Purchase and retirement of treasury stock                  (489,251)       (489)

Purchase of treasury stock                                       --          --

Sale of treasury stock                                           --          --

Net loss                                                         --          --
                                                         -----------------------

Balance, December 31, 1999                               46,140,973    $ 46,141
                                                         ======================


The Notes to Financial Statements are an integral part of these statements.

                                                                                            Equity
                                                                                          (Deficit)
                                                                                          Accumulated
                                                         Treasury Stock       Additional    During the      Total
                                                        ----------------        Paid-In    Development   Shareholders'
                                                        Shares     Cost         Capital       Stage         Equity
Balance, May 22, 1996                                     --    $     --            --            --            --

Stock issued to incorporators for cash                    --          --        24,500            --        25,000

Stock issued for the net assets of PLZ Tech, Inc.         --          --       281,096            --       285,596

Net loss                                                  --          --            --       (76,902)      (76,902)
                                                    --------------------------------------------------------------

Balance, December 31, 1996                                --          --       305,596       (76,902)      233,694

Stock issued in public offering                           --          --       362,720            --       365,001

Net loss                                                  --          --            --       (84,690)      (84,690)
                                                    --------------------------------------------------------------

Balance, December 31, 1997                                --          --       668,316      (161,592)      514,005

Stock issued for cash                                     --          --     1,281,728            --     1,292,707

Stock issued for services                                 --          --       293,719            --       296,470

Stock issued in exchange for note receivable              --          --        28,685            --        29,000

Purchase and retirement of treasury stock                 --          --       (39,913)           --       (40,385)

Net loss                                                  --          --            --      (752,111)     (752,111)
                                                    --------------------------------------------------------------

Balance, December 31, 1998                                --          --     2,232,535      (913,703)    1,339,686

Stock issued for cash                                     --          --       855,101            --       863,783

Stock issued for services                                 --          --     1,469,320            --     1,486,414

Intrinsic value of beneficial conversion                  --          --       174,610            --       174,610
    feature of notes payable

Fair value of warrants related to notes payable           --          --       125,000            --       125,000

Purchase and retirement of treasury stock                 --          --       (10,643)           --       (11,132)

Purchase of treasury stock                          (229,000)    (41,760)           --            --       (41,760)

Sale of treasury stock                                85,000      11,130        24,334            --        35,464

Net loss                                                  --          --            --    (2,725,804)   (2,725,804)
                                                    --------------------------------------------------------------

Balance, December 31, 1999                          (144,000)   $(30,630)    4,870,257    (3,639,507)    1,246,261
                                                    ==============================================================

                        ADVANCED OPTICS ELECTRONICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                      For the Year Ended December 31, 1999
                   and 1998, and the Period from May 22, 1996
                      (Inception) Through December 31, 1999
         (Period from May 22, 1996 through December 31, 1997 Unaudited)

                                                                                          5/22/96
                                                                                         (Inception)
                                                                                           Through
                                                                1999           1998       12/31/99
CASH FLOWS FROM OPERATING ACTIVITIES
    Net (loss)                                              $(2,725,804)     (752,111)   (3,639,507)
    Adjustments to reconcile net loss to net cash
        provided by operating activities:
           Amortization and depreciation expense                 87,755        66,037       194,526
           Write off of organization costs                       63,020            --        63,020
           Amortization of discounts on convertible notes       135,532            --       135,532
           Unrealized loss on marketable securities              26,684         6,875        33,559
           Loss on Bio Moda, Inc.                               108,086        68,424       176,510
           Issuance of common stock for services              1,486,414       296,470     1,782,884
           Issuance of notes for services                        50,000            --        50,000
           Contract receivable                                 (310,345)     (178,200)     (560,545)
           Allowance for loss on contract                        71,545            --        71,545
           Other receivables                                    (22,477)      (13,704)      (79,874)
           Inventory                                            (35,293)           --       (35,293)
           Accrued liabilities and accounts payable              44,967        29,988        80,380
                                                          -----------------------------------------
               Net cash applied to operating
                  activities                                 (1,019,916)     (476,221)   (1,727,263)
                                                          -----------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of equipment                                      (133,824)     (135,334)     (312,340)
    Investment in Bio Moda, Inc.                                (25,000)     (358,845)     (383,845)
    Purchase of marketable securities                                --       (70,034)      (70,034)
    Purchase of certificate of deposit                          (54,582)      (50,000)     (104,582)
    Purchase of other assets                                     (9,650)      (20,050)      (96,427)
    Investment in Wizard Technologies, Inc.                     (65,000)           --       (65,000)
                                                          -----------------------------------------
      Net cash applied to investing activities                 (288,056)     (634,263)   (1,032,228)
                                                          -----------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Additions to notes payable                                  478,050        41,733       572,776
    Payments on notes payable and capital
        lease obligation                                        (30,658)      (63,380)     (121,576
    Issuance of common stock                                    863,783     1,292,707     2,546,491
    Sale of treasury stock                                       35,464            --        35,464
    Purchase of treasury stock                                  (52,892)      (30,385)      (83,277)
                                                          -----------------------------------------
               Net cash provided by financing
                  activities                                  1,293,747     1,240,675     2,949,878
                                                          -----------------------------------------

Net increase (decrease) in cash                                 (14,225)      130,191       190,387

Cash, beginning of period                                       204,612        74,421            --
                                                          -----------------------------------------

Cash, end of period                                         $   190,387       204,612       190,387
                                                          =========================================

The Notes to Financial Statements are an integral part of these statements.

                        ADVANCED OPTICS ELECTRONICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999
         (Period from May 22, 1996 through December 31, 1997 Unaudited)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business. Advanced Optics Electronics, Inc. (the Company) is a developmental stage technology company with its principal focus on the development and production of large-scale flat panel displays. The Company is currently continuing its research and development of this product. Upon substantial completion of the research and development of the large flat panel display, the Company plans to make the transition from a developmental stage company to selling and producing this product. The market for the large-scale flat panel will include, but not be limited to, cockpit displays, flat panel computer monitors, and advertising billboards. Advanced Optics Electronics, Inc. plans to focus on producing and selling the large-scale flat panel displays for outdoor advertising billboards.

The Company has obtained a contract to produce two outdoor advertising billboards using its flat panel display technology. This is the first commercial application of the Company's technology. The success of the Company will depend on its ability to commercialize its technology and complete this contract. In addition, the Company will be required to obtain additional capital in order to fund the completion of the contract.

Cash and Cash Equivalents. Cash and cash equivalents include all cash balances and highly liquid debt instruments with an original maturity of three months or less. The Company's cash is deposited in financial institutions and is insured only up to $100,000 by the Federal Deposit Insurance Corporation at each institution. As of December 31, 1999, approximately $90,000 was not insured.

Marketable  Equity  Securities.  The Company  classifies  all of its  marketable equity securities as available for sale securities. Available for sale securities are carried at fair value with the unrealized gains and losses reported in Other Comprehensive Income. As of December 31, 1999, gross unrealized losses were $26,684 and not considered significant to the financial statements taken as a whole. Therefore, they have been reported in the income statement. Realized gains and losses were not material.

Inventories. Inventory consists of raw materials and is carried at the lower of cost (specific identification) or market.

Equity Investment. The investment in Bio Moda, Inc. is accounted for using the equity method. Under this method, income and losses reported by the investee are recorded by the Company in its proportionate interest at the time they are recognized by the investee. The original cost of the Bio Moda, Inc. investment exceeded the Company's proportionate interest in Bio Moda's book value. This difference is being amortized over a 15 year period.

Depreciation. Depreciation of property, plant and equipment is provided over the estimated useful lives of the respective assets ranging from 3 to 10 years using declining balance methods.

                        ADVANCED OPTICS ELECTRONICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999
         (Period from May 22, 1996 through December 31, 1997 Unaudited)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

OtherAssets. Patents are amortized on a straight-line basis over the remaining estimated useful life of 15 years. Goodwill is amortized over the period to be benefited, or 40 years, whichever is less. The Company continually reviews other assets to assess recoverability from estimated future net cash flows. To date, these reviews have not resulted in a reduction of other assets.

Research and Development Costs. Research and development costs are expensed as incurred.

Income Taxes. The Company accounts for its income taxes using the liability method. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company has provided a valuation allowance to offset the benefit of any net operating loss carryforwards or deductible temporary differences

Loss per share. Loss per share is computed on the basis of the weighted average number of common shares outstanding during the year and did not include the effect of potential common stock as their effect would be antidilutive. The numerator for the computation is the net loss and the denominator is the weighted average shares of common stock outstanding. Certain options and warrants outstanding were not included in the computation of loss per share because their effect would be antidilutive.

Effect of New Accounting Pronouncements. Effective January 1, 1999, the Company adopted Statement of Position 98-5 Reporting the Costs of Start-up Activities, which requires that organization costs be expensed. The impact of this change in accounting principle was to reduce assets and increase the deficit accumulated during the development stage by $63,020 as of December 31, 1999.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The principal areas requiring estimation are revenue recognition based on the percentage of completion method, loss allowances and the valuation of common stock issued for services.

Stock-Based Compensation. As described in Note 9, the Company has elected to follow the accounting provisions of Accounting Principles Board Opinion (APBO) No. 25, Accounting for Stock Issued to Employees, for stock-based compensation and to furnish the pro forma disclosures required under SFAS No. 123, Accounting for Stock-Based Compensation.

                        ADVANCED OPTICS ELECTRONICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999
         (Period from May 22, 1996 through December 31, 1997 Unaudited)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue and Cost Recognition. The Company recognized revenue on its contract in process using the percentage-of-completion method of accounting, which is based on the proportion of the contract cost incurred to the estimated total contract cost. Costs incurred and estimated earnings in excess of billings represent the revenue recognized that has not yet been billed.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, overhead, and equipment depreciation.

The contract to produce two outdoor advertising billboards totals $1.7 million, with $885,000 allocated to the first unit. An estimated total loss of approximately $195,000 in the first unit has been recognized as of December 31, 1999. The Company's estimated cost to complete as of December 31, 1999 is $396,000 which it expects to fund with cash, billings on the contract and additional capital.

In accordance with the contract, the Company will bill the customer when certain milestones have been met. There have been no billings through December 31, 1999.

Adjustments to the original estimates of total contract revenue, total contract cost, and extent of progress toward completion are often required as work progresses under the contract and as experience is gained, even though the scope of the work required under the contract may not change. The nature of accounting for contracts is such that refinements of the estimating process for continuously changing conditions and new developments are a characteristic of the process. Accordingly, provisions for losses on contracts are made in the period in which they become evident under the percentage-of-completion method.

Reclassifications. Certain amounts in 1998 financial statements have been reclassified to conform with 1999 presentation.

NOTE 2.   RELATED PARTY RECEIVABLES

Related party receivables at December 31, 1999, consist of the following:

    Due from officer                                         $        52,494
    Note receivable from former shareholder bearing
        interest at 8% and due in June, 2000                          15,000
                                                             ---------------

                                                             $        67,494
                                                             ===============

                        ADVANCED OPTICS ELECTRONICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999
         (Period from May 22, 1996 through December 31, 1997 Unaudited)

NOTE 3. INVESTMENTS

During 1999 Bio Moda, Inc. sold additional shares, therefore the Company's investment in Bio Moda, Inc. decreased from 22 to 20 percent. Bio Moda, Inc. is a development stage company involved primarily in the development of technology for the early detection of lung cancer. As a development stage company, Bio Moda, Inc. has not had any revenues and, as of December 31, 1999, was in the process of conducting clinical trials.

There is currently no active market for the common stock of Bio Moda, Inc. The ultimate value of the Company's investment in Bio Moda, Inc. will depend on its ability to complete its research and either commercialize or sell its proprietary technology.

A summary of the unaudited financial data relative to Bio Moda, Inc. as of December 31, 1999 is as follows:

    Assets:
        Current assets                                                $  30,730
        Other assets                                                     24,465
                                                                      ---------
                                                                         55,195

        Fixed assets                                                      2,515
                                                                      ---------

    Total assets                                                      $  57,710
                                                                      =========

    Liabilities and equity
        Current liabilities                                           $      --
        Notes payable to stockholders                                    92,711
        Common stock                                                    760,037
        Deficit accumulated during the development stage               (795,038)
                                                                      ---------

    Total liabilities and equity                                      $  57,710
                                                                      =========

The investment in Bio Moda, Inc. is accounted for using the equity method. A summary of the investment is as follows:

    Original cost, all of which exceeded book value                   $ 358,845
    Additional purchase in 1999                                          25,000
    Share of net loss                                                  (134,011)
    Amortization of excess of cost
        over book value                                                 (42,500)
                                                                      ---------

    Net investment                                                    $ 207,334
                                                                      =========

In August 1999, the Company issued 200,000 shares of its common stock to Wizard Technologies, Inc. for $88,580. The Company then purchased a 10 percent ownership in Wizard for $65,000 with the proceeds. The Company is applying the cost method of accounting for the investment as there is no market value for the stock of Wizard. The related agreement includes a provision for the Company to increase its investment to 20 percent in 2000. The Company's decision to increase their investment is contingent upon Wizard meeting certain progress objectives.

                        ADVANCED OPTICS ELECTRONICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999
         (Period from May 22, 1996 through December 31, 1997 Unaudited)

NOTE 4. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATION

Capital Lease Obligation. In July, 1998, the Company entered into a capital lease agreement for equipment valued at $100,499 (net book value of $71,100 at December 31, 1999). The Company made a down payment of $20,170. The remaining amount was financed on a lease with 36 monthly payments of $2,810. Future minimum lease payments are as follows for the years ending December 31:

        2000                                               $   33,720
        2001                                                   18,674
                                                           ----------
                                                               52,394

        Less amounts representing interest                     (5,707)
                                                           ----------

                                                           $   46,687
                                                           ==========

Long-Term Debt. In November 1999, the Company obtained a note payable from a bank to purchase equipment. The note is due in 36 monthly installments of principal and interest (bank index rate plus 1.5 percent which was 10 percent at December 31, 1999) of $354. The note is secured by equipment and the balance outstanding at December 31, 1999 was $10,817.

In October 1998, the Company obtained a note payable from a bank as part of the purchase of an automobile. The note is due in monthly installments of principal and interest (fixed rate of 8 percent) of $817 until October 2002. The note is secured by the automobile and the balance outstanding at December 31, 1999 was $25,454.

In April 1999, the Company obtained a note payable from a bank to purchase equipment. The note is due in 36 monthly installments of principal and interest (bank index rate plus 1.5 percent which was 10 percent at December 31, 1999) of $409. The note is secured by equipment and the balance outstanding at December 31, 1999 was $10,726.

Convertible Notes. On June 3, 1999, the Company issued $500,000 in convertible notes which bear interest at an annual rate of 8 percent and mature (principal and interest) on May 31, 2001. Effective August 1, 1999, the notes are convertible into shares of common stock at a 25 percent discount to the closing bid price of a share of common stock at the time of conversion or the time of exercise. The notes were issued in exchange for $430,000 in cash, $50,000 in legal services and $20,000 in commissions. The commissions have been capitalized as debt origination costs and are being amortized over the life of the notes. The notes are unsecured.

                        ADVANCED OPTICS ELECTRONICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999
         (Period from May 22, 1996 through December 31, 1997 Unaudited)

NOTE 4. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATION (CONTINUED)

The intrinsic value of the conversion feature of the principal and accrued interest was estimated to be $174,610. This has been recorded as an increase in paid-in capital and a discount to the convertible notes payable, with related amortization being charged to interest expense. The discount is being amortized over a one year period, which is management's estimate of time before any conversion will be exercised. The convertible notes also include detachable warrants for the purchase of 12,500,000 shares of common stock at the lower of 75 percent of the closing bid price of a share of common stock at the time of exercise or September 1, 1999. The warrants expire on June 3, 2002. Management estimates that approximately half the warrants will be exercised prior to expiration.

Management estimated the fair market value of these warrants at $125,000 and recorded this amount as an increase in paid-in capital and a discount to the convertible notes payable. The discount is being amortized over the two year life of the notes.

A significant contingency required by the aforementioned convertible note and warrant agreements is the registration of the underlying shares with the Securities and Exchange Commission. The company is to use its best efforts to register these shares and is in the process of preparing the registration statement.

Principal payments for long-term debt and convertible notes for the years ending December 31 are as follows:

       2000                                                         $    15,500
       2001                                                             540,735
       2002                                                              14,592
                                                                    -----------

                                                                        570,827

      Less unamortized discount and interest on convertible notes      (164,619)
                                                                    -----------

      Total                                                         $   406,208
                                                                    ===========

NOTE 5. EQUITY TRANSACTIONS

The Company was initially capitalized through the issuance of 500,000 shares for $25,000 in cash. In November 1996, the Company issued 4,500,000 shares in exchange for the outstanding shares of PLZ Tech, Inc. The transaction was accounted for as a purchase and net assets of $285,596, consisting primarily of patents and equipment were recorded. In previous financial statements, the Company did not present unclaimed shares resulting from the merger with PLZ Tech, Inc. as outstanding shares. In the accompanying 1997 and prior financial statements the number of shares outstanding has been restated to include these shares.

                        ADVANCED OPTICS ELECTRONICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999
         (Period from May 22, 1996 through December 31, 1997 Unaudited)

NOTE 5. EQUITY TRANSACTIONS (CONTINUED)

During 1997, the Company issued 2,281,212 shares of stock in a public offering, primarily for cash.

During 1998, the Company repurchased 472,200 of its outstanding stock in exchange for $10,000 in notes receivable and $30,385 in cash in various transactions. This stock was subsequently retired.

The Company also issued 9,274,811 shares of common stock in exchange for $1,292,707 in cash, net of sales commissions and other direct costs. Certain of these sales included price maintenance agreements resulting in the issuance of an additional 1,704,464 shares of stock in 1998.

In 1998, the Company issued 2,751,000 shares of common stock in exchange for services from contractors, officers and others. These shares were valued at the estimated fair market value for similar issuances of stock and amounted to $296,470. The Company also issued 315,000 shares to an officer in exchange for a note receivable of $29,000. The notes bears interest at the rate of 7 percent with interest due semiannually and the principal due July, 2001.

In 1999 the Company repurchased 489,251 shares of its outstanding stock for $11,132 in cash. These shares were retired. The Company also repurchased 229,000 shares for $41,760 and resold 85,000 of these shares for $35,464. The remaining 144,000 treasury shares have been recorded at cost.

The Company also sold 8,681,624 shares for $863,782 in cash, and issued 17,094,313 shares for services from contractors, officers and others, which were valued at $1,486,414.

NOTE 6. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following are the carrying amounts and methods used by the Company in estimating its fair value of financial instruments.

     Cash and Certificates of Deposit. The carrying amounts reported in the balance sheet approximate fair value.

     Marketable Equity Securities. The fair value reported in the balance sheet was based on current market prices.

     Notes Receivable. Management estimates the fair value of notes receivable approximates the carrying value due to their short terms.

     Notes Payable. Management estimates the fair value of notes payable approximates the carrying value due to their short terms.

                        ADVANCED OPTICS ELECTRONICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999
         (Period from May 22, 1996 through December 31, 1997 Unaudited)

NOTE 6. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

     Capital Lease and Long-Term Debt. Management estimates the fair value of capital lease obligations and notes payable approximates the carrying value due to their short terms and the fact that they were entered into recently.

The carrying amounts and fair values of the Company's financial instruments are as follows at December 31, 1999:
                                                                Estimated
                                                       Carrying   Fair
                                                        Amount    Value

        Cash and cash equivalents                     $190,388   190,388
        Certificate of deposit                         104,581   104,581
        Marketable equity securities (with an
            original cost of $63,159)                   36,474    36,474
        Notes receivable                                67,493    67,493
        Notes payable                                    4,726     4,726
        Long-term debt and capital lease obligation    452,897   452,897

NOTE 7. INCOME TAXES

At December 31, 1999, the Company had deferred tax assets amounting to approximately $1,280,000. The deferred tax assets consist primarily of the tax benefit of net operating loss carryforwards and are fully offset by a valuation allowance of the same amount.

The net change in the valuation allowance for deferred tax assets was an increase of approximately $960,000 in the year ending December 31, 1999. The net change is due primarily to the increase in net operating loss carryforwards.

At December 31, 1999, the Company had net operating loss carryforwards of approximately $3,200,000 available to offset future state and federal taxable income. These carryforwards will expire in 2016 to 2019 for federal tax purposes and 2001 to 2004 for state tax purposes.

NOTE 8. COMMITMENTS

The Company has a non-cancelable operating lease agreement for its office and production space. The agreement is through June 2000 with an option to renew for one additional year.

                        ADVANCED OPTICS ELECTRONICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999
         (Period from May 22, 1996 through December 31, 1997 Unaudited)

NOTE 8. COMMITMENTS (CONTINUED)

Rent expense during 1999 and 1998 was $34,600 and $13,634, respectively.

Future minimum lease payments are as follows:

                2000                                       $  16,200

NOTE 9. STOCK PLANS

During 1999, the Company started a stock-based compensation plan, which is described below. The Company applies APB Opinion 25 and related Interpretations in accounting for this plan. Accordingly, no compensation cost has been recognized for its Stock Option Plan. Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of FASB Statement 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below.

                                                    1999                 1998

Net loss - as reported                        $   (2,725,804)          (752,111)
  Pro forma                                       (2,940,633)          (752,111)

Loss per share - as reported                            .072               .055
  Pro forma                                             .072               .055

On January 4, 1999, the Board of Directors of the Company adopted an Incentive Stock Option Plan. Pursuant to the plan, up to 10,000,000 shares of common stock of the Company may be granted as options to key employees. The shares issued upon exercise of the options may be authorized and unissued shares or shares held by the Company in its treasury. The exercise date of options granted is based upon the related agreement as approved by the Board of Directors. The Incentive Stock Option Plan expires on January 4, 2009.

During the year, 3,050,000 stock options were granted. The fair value of each option grant for the above pro forma disclosures is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividends of $0 per year; expected volatility ranging from 143 percent to 173 percent; risk-free interest rate ranging from
4.62 percent to 5.86 percent; and expected lives of 4 years.

                        ADVANCED OPTICS ELECTRONICS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999
         (Period from May 22, 1996 through December 31, 1997 Unaudited)

NOTE 9. STOCK PLANS (CONTINUED)

The Company also issued Stock Purchase Warrant Agreements to each of its Directors. The total number of "warrant shares" issued under these agreements was 3,850,000 shares, which are exercisable at any time until they expire on June 15, 2004. The price established for the shares upon exercise is .15 cents per share.

A summary of the common option and warrant activity for employees, directors and officers is as follows:


                                          Warrants     Weighted
                                            And        Average
                                          Options     Option Price  Exercisable

Balance, December 31, 1997                153,954     $   .58        153,954

Balance, December 31, 1998                153,954         .58        153,954
                                                                   =========
    Granted                             6,900,000         .16
    Expired                              (153,954)        .58
                                        ---------

Balance, December 31, 1999              6,900,000         .16      6,185,000
                                        =========                  =========

The option price established for the shares upon exercise ranges from .09 cents per share to .30 cents per share, and expire from January 2003 to June 2004, with a weighted average expiration date of November 2003. The options vest over a one year period and the warrants are exercisable immediately.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                                  BALANCE SHEET
                                   (Unaudited)

                                  June 30, 2001

                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                           $   95,039
  Costs and estimated earnings in excess of
    billings on uncompleted contract                                   1,320,809
                                                                      ----------

          Total current assets                                         1,415,848
                                                                      ----------

PROPERTY AND EQUIPMENT, net                                              226,316
                                                                      ----------
OTHER ASSETS
  Intangible assets, net                                                 268,229
  Investment in Bio Moda, Inc.                                           207,335
  Other assets                                                            69,413
  Note receivable from officer and shareholder                            44,493
                                                                      ----------

          Total other assets                                             589,470
                                                                      ----------


          Total assets                                                $2,231,634
                                                                      ==========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable                                                 $    164,939
  Accrued liabilities                                                   103,707
  Current portion of long-term  debt                                     34,270
  Allowance for loss on contract                                        690,000
                                                                   ------------

          Total current liabilities                                     992,916
                                                                   ------------

LONG-TERM PORTION OF LONG-TERM  DEBT                                     29,028

CONVERTIBLE DEBENTURES                                                1,320,677
STOCKHOLDERS' DEFICIT
  Capital stock - Preferred Series A, 7.5% cumulative,
    convertible into common stock at a rate determined
    by dividing the purchase price of the preferred shares
    by the conversion price of the common stock; $.001
    par value; authorized 10,000,000 shares, no shares
    issued or outstanding
  Common stock - Authorized 150,000,000 shares, $.001
    par value;  65,915,585 shares issued and                         65,819,285
    shares outstanding                                                   65,892
  Additional paid-in capital                                          8,457,979
  Deficit accumulated during the development stage                   (8,381,638)
  Treasury stock, at cost                                               (59,793)
   Notes receivable from officer for exercise of stock options         (193,427)
                                                                   ------------
          Total stockholders'  deficit                                 (110,987)
                                                                   ------------
          Total liabilities and stockholders'  deficit             $  2,231,634
                                                                   ------------

The accompanying notes are an integral part of these financial statements.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                  For the Quarters ended June 30, 2001 and 2000

                                                                          2000
                                                         2001           (Restated)
                                                      ------------    ------------
Revenues
  Contract revenue                                    $         --    $         --
                                                      ------------    ------------

Costs and expenses
  General and administrative                               247,455         572,081
  Research and development                                  74,400         134,660
                                                      ------------    ------------

    Total costs and expenses                               321,855         706,741

  Estimated loss on contract                                    --        (120,000)
                                                      ------------    ------------

Operating loss                                            (321,855)       (826,741)
                                                      ------------    ------------

Other income (expenses)
  Interest income                                            8,121           3,407
  Unrealized gain (loss) on marketable
    equity securities                                           --          (5,813)
  Other investment gains                                        --              --
  Loss on Bio Moda, Inc.                                        --         (16,222)
  Gain (loss) on disposal of assets                             --              --
  Interest expense                                         (29,395)       (111,954)
                                                      ------------    ------------

    Total other income (expenses)                          (21,274)       (130,582)
                                                      ------------    ------------

    Net loss before cumulative effect of
     change in accounting principle                       (343,129)       (957,323)

Cumulative effect of change in
  accounting principle                                          --              --
                                                      ------------    ------------

    Net loss                                          $   (343,129)   $   (957,323)
                                                      ============    ============

Net loss per share before cumulative effect
   of change in accounting principle                         (.005)          (.018)

Cumulative effect of change in accounting principle             --              --
                                                      ------------    ------------
  Net loss per share                                         (.005)          (.018)
                                                      ============    ============

Weighted average shares outstanding                     64,647,667      52,259,092
                                                      ============    ============

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                      STATEMENTS OF OPERATIONS - CONTINUED
                                   (Unaudited)

                 For the Six Months ended June 30, 2001 and 2000
                  and the period from May 22, 1996 (Inception)
                              through June 30, 2001

                                                                                           May 22, 1996
                                                                                           (Inception)
                                                                               2000           Through
                                                              2001          (Restated)     June 30, 2001
                                                           ------------    ------------    ------------
Revenues
  Contract revenue                                         $         --    $         --    $         --
                                                           ------------    ------------    ------------

Costs and expenses
  General and administrative                                    561,314       1,784,949       5,499,024
  Research and development                                      152,602         268,627       1,312,778
                                                           ------------    ------------    ------------

          Total costs and expenses                              713,916       2,053,576       6,811,802
                                                           ------------    ------------    ------------

Estimated loss on contract                                     (125,000)       (197,847)       (690,000)
                                                           ------------    ------------    ------------

Operating loss                                                 (838,916)     (2,251,423)     (7,501,802)
                                                           ------------    ------------    ------------

Other income (expenses)
  Interest income                                                15,316           5,700          45,646
  Unrealized gain (loss) on marketable equity securities             --              --         (29,368)
  Other investment gains                                             --           1,842          59,784
  Loss on Bio Moda, Inc.                                             --         (32,444)       (176,510)
  Gain (loss) on disposal of assets                               6,000              --          (4,306)
  Interest expense                                              (56,600)       (188,535)       (712,062)
                                                           ------------    ------------    ------------

          Total other income (expenses)                         (35,284)       (213,437)       (816,816)
                                                           ------------    ------------    ------------

          Net loss before cumulative effect of
            change in accounting principle                     (874,200)     (2,464,860)     (8,318,618)

Cumulative effect of change in
  accounting principle                                               --              --         (63,020)
                                                           ------------    ------------    ------------

          Net loss                                         $   (874,200)   $ (2,464,860)   $ (8,381,638)
                                                           ============    ============    ============

Net loss per share before cumulative effect
  of change in accounting principle                               (.014)          (.049)          (.266)

Cumulative effect of change in accounting principle                  --              --         (63,020)
                                                           ------------    ------------    ------------

Net loss per share                                                (.014)          (.049)          (.268)
                                                           ============    ============    ============

Weighted average shares outstanding                          63,910,167      50,500,857      31,250,321
                                                           ============    ============    ============

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                                   (Unaudited)

       For the period from May 22, 1996 (inception) through June 30, 2001

                                                                                        Common Stock               Preferred Stock
                                                                                -------------------------        ------------------
                                                                                                     Par                        Par
                                                                                Shares              Value        Shares        Value
                                                                                ------              -----        ------        -----
Balance, May 22, 1996                                                                  --         $     --           --         $--
Stock issued to incorporators for cash                                            500,000              500           --          --
Stock issued for the net assets of PLZ Tech, Inc.                               4,500,000            4,500           --          --
Net loss                                                                               --               --           --          --
                                                                              -----------         --------         ----         ---
Balance, December 31, 1996                                                      5,000,000            5,000           --          --
Stock issued for cash and services                                              2,281,212            2,281           --          --
Net loss                                                                               --               --           --          --
                                                                              -----------         --------         ----         ---
Balance, December 31, 1997                                                      7,281,212            7,281           --          --
Stock issued for cash                                                          10,979,275           10,979           --          --
Stock issued for services                                                       2,751,000            2,751           --          --
Stock issued in exchange for note receivable                                      315,000              315           --          --
Purchase and retirement of treasury stock                                        (472,200)            (472)          --          --
Net loss                                                                               --               --           --          --
                                                                              -----------         --------         ----         ---
Balance, December 31, 1998                                                     20,854,287           20,854           --          --
Stock issued for cash                                                           8,681,624            8,682           --          --
Stock issued for services                                                      17,094,313           17,094           --          --
Intrinsic value of beneficial conversion feature
  of notes payable                                                                     --               --           --          --
Fair value of warrants related to notes payable                                        --               --           --          --
Purchase and retirement of treasury stock                                        (489,251)            (489)          --          --
Purchase of treasury stock                                                             --               --           --          --
Sale of treasury stock                                                                 --               --           --          --
Net loss                                                                               --               --           --          --
                                                                              -----------         --------         ----         ---
Balance, December 31, 1999                                                     46,140,973           46,141           --          --
Stock issued for cash                                                             782,000              782          710           1
Stock issued for services                                                       3,955,202            3,955           --          --
Purchase of treasury stock                                                             --               --           --          --
Sale of treasury stock                                                                 --               --           --          --
Exercise of stock options for notes receivable                                  1,850,000            1,850           --          --
Amortization of discount on convertible preferred stock                                --               --           --          --
Exercise of preferred stock conversion feature                                  9,200,000            9,200           --          --
Issuance of convertible debentures                                                     --               --           --          --
Exchange of preferred stock for convertible debentures                                 --               --         (710)         (1)
Net loss                                                                               --               --           --          --
                                                                              -----------         --------         ----         ---
Balance, December 31, 2000                                                     61,928,175           61,928           --          --
Stock issued for services                                                       1,475,000            1,475           --          --
Purchase of treasury stock                                                             --               --           --          --
Net loss                                                                               --               --           --          --
                                                                              -----------         --------         ----         ---
Balance, March 31, 2001                                                        63,403,175           63,403           --          --
Stock issued for services                                                       1,835,000            1,835           --          --
Stock issued for cash                                                             676,205              653           --          --
Stock issued upon debt conversion                                                 301,205              301           --          --
Purchase of treasury stock                                                             --               --           --          --
Cancellation of shares                                                           (300,000)            (300)          --          --
Net loss                                                                               --               --           --          --
                                                                              -----------         --------         ----         ---
Balance, June 30, 2001                                                         65,915,585         $ 65,892           --         $--
                                                                              ===========         ========         ====         ===

                                                       Treasury Stock
                                                    ---------------------                 Equity (Deficit)   Notes
                                                                              Additional     During the    Receivable     Total
                                                                               Paid-In      Development      From      Stockholders'
                                                      Shares       Cost        Capital         Stage        Officer       Deficit
                                                    ---------    --------    -----------    -----------    ---------    -----------
Balance, May 22, 1996                                      --    $     --    $        --    $        --    $      --    $        --
Stock issued to incorporators for cash                     --          --         24,500             --           --         25,000
Stock issued for the net assets of PLZ Tech, Inc.          --          --        281,096             --           --        285,596
Net loss                                                   --          --             --        (76,902)          --        (76,902)
                                                    ---------    --------    -----------    -----------    ---------    -----------
Balance, December 31, 1996                                 --          --        305,596        (76,902)          --        233,694
Stock issued for cash and services                         --          --        362,720             --           --        365,001
Net loss                                                   --          --             --        (84,690)          --        (84,690)
                                                    ---------    --------    -----------    -----------    ---------    -----------
Balance, December 31, 1997                                 --          --        668,316       (161,592)          --        514,005
Stock issued for cash                                      --          --      1,281,728             --           --      1,292,707
Stock issued for services                                  --          --        293,719             --           --        296,470
Stock issued in exchange for note receivable               --          --         28,685             --           --         29,000
Purchase and retirement of treasury stock                  --          --        (39,913)            --           --        (40,385)
Net loss                                                   --          --             --       (752,111)          --       (752,111)
                                                    ---------    --------    -----------    -----------    ---------    -----------
Balance, December 31, 1998                                 --          --      2,232,535       (913,703)          --      1,339,686
Stock issued for cash                                      --          --        855,101             --           --        863,783
Stock issued for services                                  --          --      1,469,320             --           --      1,486,414
Intrinsic value of beneficial conversion feature
  of notes payable                                         --          --        174,610             --           --        174,610
Fair value of warrants related to notes payable            --          --        125,000             --           --        125,000
Purchase and retirement of treasury stock                  --          --        (10,643)            --           --        (11,132)
Purchase of treasury stock                           (229,000)    (41,760)            --             --           --        (41,760)
Sale of treasury stock                                 85,000      11,130         24,334             --           --         35,464
Net loss                                                   --          --             --     (2,725,804)          --     (2,725,804)
                                                    ---------    --------    -----------    -----------    ---------    -----------
Balance, December 31, 1999                           (144,000)    (30,630)     4,870,257     (3,639,507)          --      1,246,261
Stock issued for cash                                      --          --      1,012,710             --           --      1,013,493
Stock issued for services                                  --          --      1,726,197             --           --      1,730,152
Purchase of treasury stock                            (63,500)    (46,486)            --             --           --        (46,486)
Sale of treasury stock                                142,400      22,542         54,771             --           --         77,313
Exercise of stock options for notes receivable             --          --        220,150             --     (193,427)        28,573
Amortization of discount on convertible preferred
  stock                                                    --          --        159,677             --           --        159,677
Exercise of preferred stock conversion feature             --          --        533,678             --           --        542,878
Issuance of convertible debentures                         --          --        263,830             --           --        263,830
Exchange of preferred stock for convertible
  debentures                                               --          --       (641,780)            --           --       (641,781)
                                                           --          --        (59,583)            --           --        (59,583)
Net loss                                                   --          --             --     (3,867,931)          --     (3,867,931)
                                                    ---------    --------    -----------    -----------    ---------    -----------
Balance, December 31, 2000                            (65,100)    (54,574)     8,139,907     (7,507,438)    (193,427)       446,396
Stock issued for services                                  --          --        174,773             --           --        176,248
Purchase of treasury stock                            (17,300)     (3,207)            --             --           --         (3,207)
Net loss                                                   --          --             --       (531,071)          --       (531,071)
Balance, March 31, 2001                                    --          --             --             --           --             --
Stock issued for services                             (82,400)    (57,781)     8,314,680     (8,038,509)    (193,427)        88,366
Stock issued for cash                                      --          --        131,203             --           --        133,038
Stock issued upon debt conversion                          --          --         39,347             --           --         40,000
Purchase of treasury stock                                 --          --         19,699             --           --         20,000
Cancellation of shares                                (13,900)     (2,012)            --             --           --         (2,012)
Net loss                                                   --          --        (46,950)            --           --        (47,250)
                                                           --          --             --       (343,129)          --       (343,129)
                                                    ---------    --------    -----------    -----------    ---------    -----------
Balance, June 30, 2001                              $ (96,300)   $(59,793)   $ 8,457,979    $(8,381,638)   $(193,427)   $  (110,987)
                                                    =========    ========    ===========    ===========    =========    ===========

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                  For the quarters ended June 30, 2001 and 2000

                                                           2001         2000
                                                         ---------    ---------
Cash flows from operating activities
Net loss                                                 $(343,129)   $(957,323)
                                                         ---------    ---------
Adjustments to reconcile net loss to net cash
   used in operating activities
     Interest on convertible debentures                     25,000           --
     Intrinsic value of conversion features                     --           --
     Amortization and depreciation expense                  42,777       43,755
    Write off of organization costs                             --           --
    Amortization of discounts on convertible
      notes                                                     --      112,976
    Unrealized (gain) loss on marketable securities             --        5,813
    Gain (loss) on disposal of assets                           --           --
    Loss on Bio Moda, Inc.                                      --       16,222
    Issuance of common stock for services                   85,588      385,429
    Issuance of notes for services                              --           --
    Marketable equity securities                                --         (158)
    Other receivables                                           --           --
    Accrued liabilities and accounts payable                    --           --
    Increase in costs in excess of
      billings on uncompleted contract
                                                           (77,252)      (1,588)
    (Increase) decrease in other assets                     (5,121)          --
    Increase (decrease) in inventory                            --           --
    Increase in allowance for loss on contract                  --       38,673
    Increase (decrease) in accrued liabilities
      and accounts payable
                                                            69,597        3,352
    Other non-cash expenses                                     --           --
    Accrued interest                                            --           --
                                                         ---------    ---------
        Net cash used in operating activities             (202,540)    (352,849)
                                                         ---------    ---------

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                      STATEMENTS OF CASH FLOWS - CONTINUED
                                   (Unaudited)

                  For the quarters ended June 30, 2001 and 2000

                                                            2001          2000
                                                         ---------    ---------
Cash flows from investing activities
  Purchase of equipment                                     (1,610)     (15,076)
  Investment in Bio Moda, Inc.                                  --           --
  Sale of marketable securities                                 --       33,817
  Purchase of marketable securities                             --           --
  (Increase) decrease in certificate of deposits            52,935       53,057
  Proceeds from sale of equipment                               --           --
  Purchase of other assets                                  (6,003)          --
  Redemption of sale of Wizard Technologies, Inc.               --           --
                                                         ---------    ---------
          Net cash provided by investing activities         45,322       71,798
                                                         ---------    ---------

Cash flows from financing activities
  Additions to notes payable                                    --           --
  Payments on notes payable and capital
    lease obligations                                      (10,749)     (11,382)
  Issuance of capital stock                                 40,000           --
  Collection of officer notes                                   --           --
  Sale of treasury stock                                        --           --
  Purchase of treasury stock                                (2,012)     (33,817)
  Proceeds from issuance of convertible
    debenture                                                   --           --
                                                         ---------    ---------

          Net cash provided (used) by
            financing activities                            27,239      (45,199)
                                                         ---------    ---------

          NET INCREASE (DECREASE) IN CASH                 (129,979)    (326,250)

Cash and cash equivalents, beginning of period             225,018      719,377
                                                         ---------    ---------

Cash and cash equivalents, end of period                 $  95,039    $ 393,127
                                                         =========    =========

                  NON CASH INVESTING AND FINANCING TRANSACTIONS

      During the quarter ended June 30, 2001, $20,000 of debentures were converted into 301,205 shares of the Company's common stock.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                      STATEMENTS OF CASH FLOWS - CONTINUED
                                   (Unaudited)

                 For the Six months ended June 30, 2001 and 2000
                  and the Period from May 22, 1996 (Inception)
                              through June 30, 2001

                                                                                     May 22, 1996
                                                                                     (Inception)
                                                                                       Through
                                                           2001          2000        June 30, 2001
                                                         ---------    -----------    -----------
Cash flows from operating activities
  Net loss                                               $(874,200)   $(2,464,860)   $(8,381,638)
                                                         ---------    -----------    -----------
  Adjustments to reconcile net loss to net cash
    used in operating activities
       Interest on convertible debentures                   50,000             --         50,000
       Intrinsic value of conversion features                   --             --        466,728
       Amortization and depreciation expense                71,150         77,584        397,791
       Write off of organization costs                          --             --         63,020
       Amortization of discounts on convertible notes           --        183,667        295,209
       Unrealized (gain) loss on marketable securities          --         (1,842)        29,368
       Gain (loss) on disposal of assets                    (6,000)            --          4,306
       Loss on Bio Moda, Inc.                                   --         32,444        176,510
       Issuance of common stock for services               261,836      1,505,662      3,774,872
       Issuance of notes for services                           --             --         50,000
       Increase in costs in excess of billings on
         uncompleted contract                             (175,320)       (35,627)    (1,320,809)
       Marketable equity securities                             --           (289)            --
       (Increase) decrease in other assets                   4,629             --        (75,246)
       Increase (decrease) in inventory                         --          6,000        (35,293)
       Increase in allowance for loss on contract          125,000         56,712        690,000
       Increase in other receivables                            --         31,030             --
       Increase (decrease) in accrued liabilities
        and accounts payable                                52,620        (47,399)       268,846
       Other non-cash expenses                                  --             --         33,447
       Accrued interest                                         --             --         30,667
                                                         ---------    -----------    -----------

          Net cash provided by used in
            operating activities                          (490,285)      (656,918)    (3,482,222)
                                                         ---------    -----------    -----------

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                      STATEMENTS OF CASH FLOWS - CONTINUED
                                   (Unaudited)

                 For the Six months ended June 30, 2001 and 2000
                  and the Period from May 22, 1996 (Inception)
                              through June 30, 2001

                                                                               May 22, 1996
                                                                               (Inception)
                                                                                 Through
                                                        2001        2000       June 30, 2001
                                                      ---------    ---------   ------------
Cash flows from investing activities
  Purchase of equipment                                 (23,736)     (46,962)      (375,979)
  Investment in Bio Moda, Inc.                               --           --       (383,845)
  Sale of marketable securities                              --       33,817         40,665
  Purchase of marketable securities                          --      (28,883)       (70,034)
  (Increase) decrease in certificate of deposits        107,426        1,402             --
  Proceeds from sale of equipment                        23,800           --         23,800
  Purchase of other assets                               (6,653)          --       (239,785)
  Redemption of sale of Wizard Technologies, Inc.            --       65,000             --
                                                      ---------    ---------    -----------

          Net cash provided by (used in)
            investing activities                        100,837       24,374     (1,005,178)
                                                      ---------    ---------    -----------

Cash flows from financing activities
  Additions to notes payable                                 --           --        622,776
  Payments on notes payable and capital
    lease obligations                                   (34,581)     (26,479)      (206,689)

  Issuance of capital stock                              40,000      853,493      3,599,984
  Collection of officer notes                                --           --         28,573
  Sale of treasury stock                                     --       49,770        112,777
  Purchase of treasury stock                             (5,219)     (41,500)      (134,982)
  Proceeds from issuance of convertible
    preferred stock                                          --           --        485,000
  Proceeds from issuance of convertible
    debenture                                            75,000           --         75,000
                                                      ---------    ---------    -----------

          Net cash provided by financing activities      75,200      835,284      4,582,439
                                                      ---------    ---------    -----------

          NET INCREASE (DECREASE) IN CASH              (314,248)     202,740         95,039

Cash and cash equivalents, beginning of period          409,287      190,387             --
                                                      ---------    ---------    -----------

Cash and cash equivalents, end of period              $  95,039    $ 393,127    $    95,039
                                                      =========    =========    ===========

                  NON CASH INVESTING AND FINANCING TRANSACTIONS

      During the six month period ended June 30, 2001, $20,000 of debentures were converted into 301,205 shares of the Company's common stock.

                        Advanced Optics Electronics, Inc.

                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

                                 June 30, 2001

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

     Notes to Interim Financial Statements

     The interim financial data is unaudited, however in the opinion of management, the interim data includes all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for the interim period. The financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. The organization and business of the Company, accounting policies followed by the Company and other information are contained in the notes to the Company's financial statements filed as part of the Company's June 30, 2001 Form 10-QSB. This quarterly report should be read in conjunction with such annual report.

     Description of Business

     Advanced Optics Electronics, Inc. (the Company) is a developmental stage technology company with its principal focus on the development and production of large-scale flat panel displays. The Company is currently continuing its research and development of this product. Upon substantial completion of the research and development of the large flat panel display, the Company plans to make the transition from a developmental stage company to selling and producing this product. The market for the large-scale flat panel displays will include advertising billboards, flat panel computer monitors, and cockpit displays. The Company plans to focus on producing and selling the large-scale flat panel displays for outdoor advertising billboards.

     The Company has obtained a contract to produce two outdoor advertising billboards using its flat panel display technology. This is the first commercial application of the Company's technology. The success of the Company will depend on its ability to commercialize its technology and complete this contract. As of June 30, 2001, completion of this contract was behind schedule.

     While management believes the contract will ultimately be completed, there can be no certainty that this will be accomplished because the technology has not yet been used in a commercial application. In addition, the Company may be required to obtain additional capital in order to fund the completion of the contract.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                   (Unaudited)

                                  June 30, 2001

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which are based on certain underlying assumptions, including the assumption that the Company will continue as a going concern. The Company is a development stage enterprise and has not yet earned revenues from its planned principal operations and has a net capital deficiency. The Company's entry into its intended operational stage is dependent upon its ability to continue to generate sufficient working capital and to develop a market accepted product line. The accompanying financial statements do not include any adjustments that might result from the resolution of this uncertainty.

     Cash and Cash Equivalents

     Cash and cash equivalents include all cash balances and highly liquid instruments with original maturities of three months or less. The Company's cash deposits are maintained in local branches of national financial institutions and are insured by the Federal Deposit Insurance Corporation up to $100,000 at each institution. Cash balances may from time to time exceed these insurance limits, but management believes the Company is not exposed to any risk of loss from these deposits.

     Revenue and Cost Recognition

     The Company recognizes revenue on its contract in process using the completed contract method, under which contract revenues and costs are recognized when the contract is completed, with estimated losses recognized when it becomes evident that contract costs will exceed contract revenues. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, overhead, equipment depreciation, and interest.

     The contract to produce two outdoor advertising billboards totals $1.7 million, with $885,000 assigned to the first unit. An estimated loss of approximately $690,000 from production of the first unit has been recognized through June 30, 2001. The Company's estimated cost to complete as of June 30, 2001 is $164,318 which is expected to be funded with cash, billings on the contract and contributed capital.

     In accordance with the contract terms, the anticipated delivery date of the first unit is October 15, 2001. During the contract period, the Company is entitled to bill the customer as the following milestones are met:

                  Completion of board design                $   65,000
                  Production                                   265,000
                  Completion                                   265,000
                  Acceptance after installation                290,000

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                   (Unaudited)

                                  June 30, 2001


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     Revenue and Cost Recognition - Continued

     Billings and collections through June 30, 2001 have totaled $89,873.

     Adjustments to the original estimates of total contract revenues, total contract costs, and the extent of progress toward completion are often required as work progresses under the contract, and as experience is gained, even though the scope of the work may not change. The nature of accounting for contracts is such that refinements of the estimating process for continuously changing conditions and new developments are a characteristic of the process. Accordingly, provisions for losses on contracts are made in the period in which they become evident. It is at least reasonably possible that the estimate of completion costs for this contract will be further revised in the near-term.

     Investment

     As of June 30, 2001, the Company owned 16.4% of the outstanding common stock of Bio Moda, Inc., an unconsolidated investment accounted for using the cost method. Prior to December 31, 1999, the Company's ownership was sufficient for the investment to be accounted for using the equity method.

     The carrying value of the investment as of June 30, 2001 is the original investment cost adjusted by the Company's proportionate interest in losses reported by the investee through December 31, 1999.

     Property, Plant and Equipment

     Property, plant and equipment are carried at cost. Repair and maintenance costs are charged against income as incurred. Asset additions, renewals and betterments are capitalized at cost and depreciated using the straight-line method over estimated useful lives ranging from 3 to 15 years.

     Other Assets

     Intangible assets are carried at historical cost, net of accumulated amortization. Patents are amortized on a straight-line basis over their estimated useful lives of 8 years. Goodwill is amortized over 10 years. Debt origination costs are amortized over 3 years.

     Certain assets previously classified as inventory are no longer used in the Company's on-going production processes, and are held for sale. Management estimates that the net realizable value of these items exceeds their carrying value as of June 30, 2001.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                   (Unaudited)
                                  June 30, 2001

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     Research and Development Costs

     Research and development costs are expensed as incurred.

     Income Taxes

     The Company accounts for income taxes using the liability method, under which, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     Loss Per Share

     Loss per share is computed on the basis of the weighted average number of common shares outstanding during the period and did not include the effect of potential common stock as their inclusion would reduce loss per share. The numerator for the computation is the net loss and the denominator is the weighted average shares of common stock outstanding. Certain options and warrants outstanding were not included in the computation of loss per share because their inclusion would reduce loss per share.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The principal areas requiring estimation are revenue and loss recognition based on the completed contract method, loss allowances, and the valuation of common stock issued for services.

     Stock-Based Compensation

     The Company has elected to apply the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and to furnish the proforma disclosures required by Statement on Financial Accounting Standards No. 123, Accounting for Stock Based Compensation. See
     note 10.

     Comprehensive Income

     In 2001 and 2000 , the Company had no changes in equity which constituted components of other comprehensive income. Advanced Optics Electronics, Inc.

                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                   (Unaudited)

                                  June 30, 2001


NOTE 2.  NOTES RECEIVABLE

     Notes receivable at June 30, 2001, consist of the following:

               Due from officer                           $29,493
               Note receivable from former shareholder,
                 interest at 8% and due on demand          15,000
                                                          -------
                                                          $44,493

    The Company also has notes receivable from an officer totaling $193,427 which bear interest at 10% per annum, and are due in 2003. These notes were received as consideration upon exercise of stock options. Management considers these notes to be fully collectible.

NOTE 3.  INVESTMENTS

     As of June 30, 2001, the Company owned 879,707 or 16.4% of the 5,373,858 outstanding shares of Bio Moda, Inc. The Company's interest in Bio Moda has declined from 22% in 1998 to its present level, as Bio Moda has issued additional shares in the course of its financing activities. As of June 30, 2001, the Company had options to purchase an additional 187,000 shares at $0.485 cents per share.

     Bio Moda, Inc. is a development stage company involved primarily in the development of technology for the early detection of lung cancer. As a development stage company, Bio Moda, Inc. has not had any revenues and, as of June 30, 2001, was in the process of conducting clinical trials.

     There is currently no active market for the common stock of Bio Moda, Inc. The ultimate value of the Company's investment in Bio Moda, Inc. will depend on its ability to complete its research and either commercialize or sell its proprietary technology.

     The investment in Bio Moda, Inc. is accounted for using the cost method. A summary of the investment is as follows:

               Original cost                                    $ 383,845
               Share of net loss                                 (134,010)
               Amortization of excess of cost
                 over book value                                  (42,500)
                                                                ---------
               Carrying value of investment in Bio Moda, Inc.   $ 207,335
                                                                =========

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                   (Unaudited)

                                  June 30, 2001


NOTE 4.  LONG-TERM OBLIGATIONS

     As of June 30, 2001, the Company's long-term obligations were as follows:

              Notes payable to a financial institution,
                due in monthly payments aggregating
                $3,221 through October 2003, bearing
                interest at bank prime rate plus 1.5%,
                collateralized by operating equipment
                and a vehicle                             $63,298

              Less:  Current portion                       34,270
                                                          -------
                                                          $29,028
                                                          =======

     Future principal payments on long-term obligations for the years ending June 30, are as follows:

                           2002         $34,270
                           2003          23,974
                           2004           5,054
                                        -------
                                        $63,298
                                        =======

NOTE 5.  CONVERTIBLE DEBENTURES

     On June 3, 1999, the Company issued $500,000 in convertible notes which bear interest at an annual rate of 8 percent and mature (principal and interest) on May 31, 2001. Effective August 1, 1999, the notes were convertible into shares of common stock at a 25 percent discount to the closing bid price of a share of common stock at the time of conversion or the time of exercise. The notes were issued in exchange for $430,000 in cash, $50,000 in legal services and $20,000 in commissions. The commissions have been capitalized as debt origination costs and are being amortized over the life of the notes. The notes are unsecured.

     The intrinsic value of the conversion feature of the principal and accrued interest was estimated to be $174,610. This has been recorded as an increase in paid-in capital and a discount to the convertible notes payable, with related amortization being charged to interest expense. The discount is being amortized over a one-year period, which is management's estimate of time before any conversion will be exercised. The convertible notes also include detachable warrants for the purchase of 12,500,000 shares of common stock at the lower of 75 percent of the closing bid price of a share of common stock at the time of exercise or September 1, 1999. The warrants expire on June 3, 2002. Management estimates that approximately half the warrants will be exercised prior to expiration.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                   (Unaudited)

                                  June 30, 2001


NOTE 5.  CONVERTIBLE DEBENTURES - CONTINUED

     Management estimated the fair market value of these warrants at $125,000 and recorded this amount as an increase in paid-in capital and a discount to the convertible notes payable. The discount is being amortized over the two-year life of the notes.

     A significant contingency required by the aforementioned convertible note and warrant agreements is the registration of the underlying shares with the Securities and Exchange Commission. The Company is to use its best efforts to register these shares and is in the process of preparing the registration statement.

     On June 12, 2000, the Company entered into an agreement that modified the convertible notes agreement entered into on June 3, 1999. The result of the modified agreement was the issuance of 9,200,000 shares of the Company's common stock upon conversion of the convertible notes plus accrued interest through June 12, 2000, which totaled $542,878. This transaction constituted a conversion of the outstanding convertible notes, and as such, $40,058 of unamortized intrinsic value of the conversion feature was charged to interest expense during the quarter. In addition, the modified agreement voided the related 12,500,000 detachable warrants, and, as a result, the unamortized discount of $72,917 on the estimated fair market value of $125,000 for the warrants was charged to interest expense during the quarter.

     On September 15, 2000, the Company entered into an agreement to issue a total of $10,000,000 in convertible notes which bear interest at an annual rate of 8 percent. The Company has authorized the initial sale of $2,000,000 of the convertible notes, and has entered into a structured facility with purchasers in which the purchasers shall be obligated to purchase the remaining $8,000,000 of convertible notes. The Company's right to require the purchasers to purchase notes commences on the actual effective date of the registration of the Company's securities in an amount equal to the securities that would be convertible upon issuance of the notes. The related agreement provides for a limit on the amount of obligation notes that the Company may require the purchasers to purchase in a given month.

     On September 15, 2000, the Company issued $500,000 of the initial $2,000,000 in convertible notes which bear interest at an annual rate of 8 percent and mature (principal and interest) on September 15, 2003. Effective as of the issuance date, the notes are convertible into shares of common stock at the lesser of a 25 percent discount to the average of the three lowest closing bid prices during the thirty trading days prior to the issue date of this note and a 20 percent discount to the average of the three lowest closing bid prices for the ninety trading days prior to the conversion date. The notes were issued in exchange for $430,000 in cash, $20,000 in legal services and $50,000 in commissions. The commissions have been capitalized as debt origination costs and are being amortized over the life of the notes. The notes are unsecured.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                   (Unaudited)

                                  June 30, 2001


NOTE 5.  CONVERTIBLE DEBENTURES - CONTINUED

     The intrinsic value of the conversion feature of the principal and accrued interest was estimated to be $238,830. This has been recorded as an increase in paid-in capital and a charge to interest expense. The convertible notes also include detachable warrants for the purchase of 500,000 shares of common stock. Management has estimated the fair market value of these warrants at $25,000 and recorded this amount as an increase in paid-in capital and a discount to the convertible notes payable. The discount is being amortized over the three-year life of the notes.

     A significant contingency required by the aforementioned convertible notes is the registration of the underlying shares with the Securities and Exchange Commission. The Company is to use its best efforts to register these shares and the registration statement has been filed.

     On November 7, 2000, the Company entered into an agreement that modified the outstanding convertible preferred agreements entered into on March 8, 2000 and August 2, 2000. The new agreement resulted in the exchange of outstanding preferred stock plus additional consideration for the Company's
     7.5 percent convertible debentures due November 7, 2003. The total amount of the debentures is $740,677, including accrued interest of $30,677. The debentures are convertible into shares of common stock at the lesser of the stocks closing price on March 8, 2000 and 77.5 percent of the average of the five lowest closing bid prices for 20 days before November 2, 2000.

     The intrinsic value of the conversion feature of the principal and accrued interest was estimated to be $227,898. The convertible debentures also include detachable warrants for the purchase of 71,000 shares of common stock. Management has estimated the fair market value of these warrants at $3,550.

     During the quarter ended June 30, 2001, debenture holders converted convertible debentures in the amount of $20,000 into shares of the Company's common stock. The parties have indicated that they are planning on converting more of their convertible debenture holding in the very near future. The Company is also in the registration process of the underlying securities, which will allow for the conversion of all of the convertible debentures. This conversion reduces the convertible debenture liability and increases equity.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                   (Unaudited)

                                  June 30, 2001


NOTE 6.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's carrying values and methodologies for estimating the fair values of its financial instruments are as follows:

          Cash, cash equivalents, and certificates of deposit, costs in excess of billings on uncompleted contract, and accounts payable. The carrying amounts reported in the accompanying balance sheet approximate fair values.

          Notes receivable. Management estimates that the carrying amounts are reasonable estimates of their fair values.

          Long-term obligations. Notes payable to bank have variable rates that reflect currently available terms for similar debt, and accordingly the carrying values are reasonable estimates of their fair values. Due to the short-term maturity of the capital lease, management estimates that the carrying value approximates its fair value.

          Convertible debentures. Management estimates the carrying values to approximate their fair values.

          Notes receivable from officer. Management estimates these notes to be fully collectible, and that the carrying values are reasonable estimates of their fair values.

     The carrying amounts and fair values of the Company's financial instruments as of June 30, 2001 are as follows:

                                                                   Estimated
                                                      Carrying       Fair
                                                       Amount        Value
                                                     ----------   ----------
                    Cash and cash equivalents        $   95,039   $   95,039
                    Costs in excess of billings on
                      uncompleted contract            1,320,809    1,320,809
                    Notes receivable                     44,493       44,493
                    Accounts payable                    164,939      164,939
                    Long-term obligations                63,298       63,298
                    Convertible debentures            1,320,677    1,320,677
                    Notes receivable from officer       193,427      193,427

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                   (Unaudited)

                                  June 30, 2001


NOTE 7.  INCOME TAXES

     As of June 30, 2001, the Company had a net operating loss carryforward of approximately $8,400,000 which expire in varying amounts between 2016 through 2020. Realization of this potential future tax benefit is dependent on generating sufficient taxable income prior to expiration of the loss carryforward. The deferred tax asset related to this potential future tax benefit has been offset by a valuation allowance in the same amount. The amount of the deferred tax asset ultimately realizable could be increased in the near term if estimates of future taxable income during the carryforward period are revised.

NOTE 8.  OPERATING LEASES

     The Company occupies administrative, engineering, and manufacturing facilities under operating leases which expire in February 2002. The leases call for aggregate minimum monthly lease payments of $4,225. Lease expense totaled $12,675 and $11,200 for the quarters ended June 30, 2001 and 2000, respectively, $25,350 and $22,400 for the six month period ended June 30, 2001 and 2000, respectively, and $122,559 in the period from May 22, 1996 (inception) through June 30, 2001.

     Future minimum lease payments under the long-term operating lease are $33,800 through February 2002.

NOTE 9.  EQUITY TRANSACTIONS

     The Company was initially capitalized through the issuance of 500,000 shares for $25,000 in cash. In November 1996, the Company issued 4,500,000 shares in exchange for the outstanding shares of PLZ Tech, Inc. The transaction was accounting for as a purchase, with assets acquired and liabilities assumed recorded at their book values, determined in accordance with generally accepted accounting principles. Intangible assets of PLZ Tech acquired in the purchase transaction were carried at historical book values. Research and development costs of PLZ Tech were expensed as incurred. In previous financial statements, the Company did not present unclaimed shares resulting from the merger with PLZ Tech, Inc. as outstanding shares. In the accompanying 1997 and prior financial statements the number of shares outstanding has been restated to include these shares.

     During 1997, the Company issued 2,281,212 shares of stock for cash and services.

     During 1998, the Company repurchased 472,200 of its outstanding stock in exchange for $10,000 in notes receivable and $20,385 in cash in various transactions. This stock was subsequently retired.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                   (Unaudited)

                                  June 30, 2001


NOTE 9.  EQUITY TRANSACTIONS - CONTINUED

     The Company also issued 9,274,811 shares of common stock in exchange for $1,292,707 in cash, net of sales commissions and other direct costs. Certain of these sales included price maintenance agreements resulting in the issuance of an additional 1,704,464 shares of stock in 1998.

     In 1998, the Company issued 2,751,000 shares of common stock in exchange for services from contractors, officers and others. These shares were valued at the estimated fair market value for similar issuances of stock and amounted to $296,470. The Company also issued 315,000 shares to an officer in exchange for a note receivable of $29,000. The note bears interest at the rate of 7 percent with interest due semiannually and the principal due July 2001.

     In 1999, the Company repurchased 489,251 shares of its outstanding stock for $11,132 in cash. These shares were retired. The Company also repurchased 229,000 shares for $41,760 and resold 85,000 of these shares for $35,464. The remaining 144,000 treasury shares have been recorded at cost.

     The Company also sold 8,681,624 shares for $863,782 in cash, and issued 17,094,313 shares for services from contractors, officers and others, which were valued at $1,486,414.

     During the quarter ending March 31, 2000, the Company sold 782,000 shares of its common stock for $368,495 in cash, and issued 1,791,733 shares of its common stock for services from contractors, officers and others, which were valued at $1,120,233. The value of the services is included in the costs and expenses on the Statements of Operations.

     Also during this quarter, the Company sold 25,000 shares of its treasury stock for $49,770 and repurchased 6,500 shares for $7,683. The repurchased shares have been recorded at cost.

     On March 14, 2000, the Company issued 550 shares of its Series A convertible preferred stock for $550,000. Related finder fees and attorney fees were $65,000, and were netted against the proceeds for a net increase in cash and equity of $485,000. Effective June 14, 2000, the shares were convertible into shares of common stock at the lesser of 110 percent of the closing bid price of a share of common stock on March 13, 2000 or 77.5 percent of the average of the five lowest closing bid prices for the common stock for the twenty trading days immediately preceding the conversion date.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                   (Unaudited)

                                  June 30, 2001


NOTE 9.  EQUITY TRANSACTIONS - CONTINUED

     Management estimated the intrinsic value of the conversion feature to be $159,677. This has been recorded as an increase in paid-in capital and a discount to the convertible preferred stock, with related amortization being charged to retained earnings as constructive dividends. The discount is being amortized over a 90-day period, which is the period from the date of issuance to the point at which the preferred shares can be converted to common shares. The convertible preferred stock also includes detachable warrants for the purchase of 55,000 shares of common stock at a purchase price per share equal to 110 percent of the closing bid price for the common stock on the closing date (March 8, 2000). The warrants expire on March 8, 2005. The detachable warrants have not been valued in the accompanying financial statements, as management estimates their fair market value to be immaterial.

     During the quarter ended June 30, 2000, the Company issued 1,247,970 shares of its common stock for services from contractors, officers and others, which were valued at $385,429. The value of the services is included in the costs and expenses on the Statements of Operations. The Company also repurchased 44,000 shares of its outstanding common stock for $33,817 in cash. These shares remained in treasury at June 30, 2000, and have been recorded at cost.

     Also during this quarter, an officer of the Company exercised 1,000,000 stock options at a price of $0.12 per share. The Company issued a note receivable to the officer in the amount of $120,000 for the shares. Interest for the first quarter was prepaid.

     During the quarter ended September 30, 2000, the Company issued 300,000 shares of its common stock for services from contractors, officers and others, which were valued at $90,260. The value of the services is included in the costs and expenses on the Statements of Operations. The Company also sold 45,000 shares of its outstanding common stock for $27,543 in cash and repurchased 13,000 shares of its outstanding common stock for $4,986. These shares remained in treasury at September 30, 2000, and have been recorded at cost.

     An officer of the Company exercised 850,000 stock options at a price of $0.12 per share. The Company issued notes receivable to the officer in the amount of $102,000 for the shares.

     Also, during the quarter the Company issued 160 shares of preferred stock for $160,000 in cash.

     During the quarter ended December 31, 2000, the Company issued 615,500 shares of common stock for services from contractors, officers and others, valued at $130,275.

     During the quarter ended March 31, 2001, the Company issued 1,475,000 shares of common stock for services from contractors, officers and others, valued at $176,248.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                   (Unaudited)

                                  June 30, 2001


NOTE 9.  EQUITY TRANSACTIONS - CONTINUED

     During the quarter ended June 30, 2001, the Company issued 1,835,000 shares of common stock for services from contractors, officers and others, valued at $133,038. The Company canceled 300,000 shares of common stock originally issued for services during the quarter ended March 31, 2001 for services valued at $47,250. The value of the services is included in the costs and expenses on the Statements of Operations. The Company issued 676,205 shares of common stock for $40,000.

     Also, during this quarter, the Company repurchased 13,900 shares of common stock for $2,012. The repurchased shares have been recorded at cost.

NOTE 10.  STOCK PLANS

     On January 4, 1999, the Company established the Incentive Stock Option Plan. Pursuant to the Plan, up to 10,000,000 shares of the Company's common stock may be granted as options to key employees. The shares issued upon exercise of the options may be authorized and unissued shares or shares held by the Company in its treasury. The exercise date of the options is based on the related agreement as approved by the Board of Directors. The Incentive Stock Option Plan expires on January 4, 2009. Options awarded under the Plan have four-year terms and vest ratably over one to two year periods. As of June 30, 2001, there were 6,175,000 shares available under the Plan for future awards. No stock options were issued during the six month period ended June 30, 2001.

     The Company applies APB Opinion No. 25 in its accounting for the Plan, and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under Statement of Financial Accounting Standards No. 123, the Company's net loss and loss per share would have been increased to the proforma amounts indicated as follows:

                                              Years ended December 31,
                                     2000              1999             1998
                                  -----------       -----------      ----------

     Net loss, as reported        $(3,199,935)      $(2,725,804)     $(752,111)
     Proforma net loss             (3,575,534)       (2,940,633)      (752,111)

     Loss per share, as reported       (0.055)           (0.072)        (0.055)
     Proforma loss per share           (0.061)           (0.078)        (0.055)

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                   (Unaudited)

                                  June 30, 2001


NOTE 10.  STOCK PLANS - CONTINUED

     The fair value of each option grant for the above proforma disclosure is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividends of $0 per year; expected volatility of 42.3 percent; risk-free interest rate of 6.0 percent; and expected lives of four years.

     Total stock options granted and unexercised were 3,825,000 as of June 30, 2001. The shares issued upon exercise of the options may be authorized and unissued shares or shares held by the Company in its treasury. The exercise date of options granted is based upon the related agreement as approved by the Board of Directors.

     The Company also issued Stock Purchase Warrants to key employees. The total number of "warrant shares" issued under these agreements was 3,425,000 shares, exercisable at any time until they expire on June 15, 2004. The price established for the shares ranges from $0.15 to $0.41 per share.

     A summary of the common stock option and warrant activity for employees, directors and officers is as follows:


                                                    Weighted
                                    Warrants        Average
                                      and          Exercise
                                    Options          Prices         Exercisable
                                  ------------   --------------   --------------

    Balance, December 31, 1997         153,954   $       0.58           153,954
    Balance, December 31, 1998         153,954           0.58           153,954

         Granted                     6,900,000           0.16
         Expired                      (153,954)          0.58
                                  ------------

    Balance, December 31, 1999       6,900,000           0.16         6,185,000
                                                                  =============

         Cancelled                  (2,775,000)          0.72
         Replacement                 2,775,000           0.34
         Granted                     6,200,000           0.72
         Exercised                  (2,000,000)          0.12
                                  ------------

    Balance, December , 2000        11,100,000           0.27         9,517,500
                                  ============   ============     =============


    Balance,  June 30, 2001        11,100,000           0.27        10,361,250
                                  ============   ============     ============

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                   (Unaudited)

                                  June 30, 2001


NOTE 10.  STOCK PLANS - CONTINUED

     The option prices established for the shares upon exercise ranges from $0.12 to $0.34 per share, and expire through October 2004.

NOTE 11.  ACCOUNTING CHANGES

     The financial statements for the quarter and six month period ended June 30, 2000 have been retroactively restated to give effect to a change in accounting for the Company's long-term contract and changes in estimated useful lives of intangible assets. The effect of these changes was to increase net loss for the three and six month periods ended June 30, 2000 by $6,199 and $12,398, respectively, and to increase net loss per share for both periods by a deminimus amount.

PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24           Indemnification of Directors And Officers

     Section 78.7502 of the Nevada Revised Statutes permits the Registrant to, and Article X of the Registrant's Articles of Incorporation provides that the Registrant may, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf relating to such action, suit or proceeding and any appeal therefrom.

Item 25           Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee ..............................................     $  1,000
Printing and engraving expenses ...................................        5,000
Legal fees and expenses ...........................................      100,000
Accounting fees and expenses ......................................       30,000
Transfer agent and registrar's fees and expenses ..................        5,000
Federal and state taxes ...........................................           --
Fees and expenses (including legal fees) for qualifications
under state securities laws .......................................       15,000
Miscellaneous expenses ............................................        4,000
                                                                        --------
     Total ........................................................     $160,000
                                                                        ========

Item 26  Recent Sales of Unregistered Securities

     During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section
4(2) thereof and/or Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

I.       RFL/TRITON

(1)      March 8, 2000

          (a) Securities sold. Give the date of sale and title and amount of securities sold.


               (i)  Date: March 8, 2000.

               (ii) Title of securities:  Series A Convertible  Preferred  Stock and warrants to purchase Common Stock.

              (iii) Amount:  550 shares of Series A Convertible  Preferred Stock and warrants to purchase 55,000 shares of Common Stock.

          (b)  Underwriters and other purchasers:

               The  purchasers were:

               RFL Asset Management, LLC
               Triton Private Equities Fund, L.P.

          (c) Consideration. State the aggregate offering price and aggregate underwriting commissions:

          The aggregate offering price was $550,000.

               The aggregate underwriting commission was $55,000 and $10,000 in legal fees for net proceeds of $485,000.

          (d) Exemption from registration claimed. This transaction was exempt under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, as a sale to accredited investors not involving any general solicitation. RFL Asset Management, LLC and Triton Private Equities Fund, L.P., are institutions not formed for the specific purpose of acquiring these securities and have total assets in excess of $5,000,000.

          (e) Terms of conversion and exercise. Each share of Series A Preferred Stock was convertible into shares of common stock of Advanced Optics calculated in accordance with the following formula:

               The number of shares issuable upon conversion of one share of Series A preferred stock shall be determined by dividing the purchase price of the preferred stock by the conversion price, where the conversion price equals the lesser of (x) one hundred ten percent (110%) of the closing bid price for the common stock on the trading day prior to the date of issuance of the Series A preferred stock being converted (the "Fixed Price"), or (y) seventy seven and one half percent (77.5%) of the average of the five (5) lowest closing bid prices for the common stock for the twenty (20) trading days immediately preceding the conversion date (the "Market Price"), provided, that if the shares issuable upon conversion are to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, the conversion price shall equal the lesser of (A) the Fixed Price, or (B) 50% of the Market Price.

          (f) Use of proceeds: The proceeds were used for general corporate purposes.

(2)      August 7, 2000

          (a) Securities sold. Give the date of sale and title and amount of securities sold.

               (i)  Date: August 7, 2000.

               (ii) Title of Securities:  Series A Convertible  Preferred  Stock
                    and warrants to purchase Common Stock.

              (iii) Amount:  160 shares of Series A Convertible  Preferred Stock and warrants to purchase 16,000 shares of Common Stock.

          (b)  Underwriters and other purchasers:

               The purchasers were:

               RFL Asset Management, LLC
               Triton Private Equities Fund, L.P.

          (c) Consideration. State the aggregate offering price and aggregate underwriting commissions:

               The aggregate offering price was $160,000.

          (d) Exemption from registrations claimed. This transaction was exempt under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, as a sale to accredited investors not involving a general solicitation.

          (e) Terms of conversion and exercise. Each share of Series A Preferred Stock was convertible into shares of Common Stock of Advanced Optics calculated in accordance with the following formula:

               The number of shares issuable upon conversion of one share of Series A preferred sock shall be determined by dividing the purchase price by the conversion price, where the conversion price equals the lesser of (x) one hundred ten percent (110%) of the closing bid price for the common stock on the trading day prior to the date of issuance of the Series A preferred stock being converted (the "Fixed Price"), or (y) seventy seven and one half percent (77.5%) of the average of the five (5) lowest closing bid prices for the common stock for the twenty (20) trading days immediately preceding the conversion date (the "Market Price"), provided, that if the shares issuable upon conversion are to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, the conversion price shall equal the lesser of (A) the Fixed Price, or (B) 50% of the Market Price.

          (f) Use of proceeds: The proceeds were used for general corporate purposes.

(3)      November 7, 2000

          (a) Securities sold. Give the date of sale and title and amount of securities sold.

               (i)  Date: November 7, 2000.

               (ii) Title of the Securities: 7 1/2% Convertible Debentures

               (iii) Amount: Two Debentures

          (b)  Underwriters and other purchasers:

               The purchasers were:

               RFL Asset Management, LLC
               Triton Private Equities Fund, L.P.

          (c)  Consideration.   State  the  aggregate   offering   proceeds  and
               aggregate underwriting commissions:

               The aggregate face amount of the Debentures was $740,667, however the Debentures were not sold for cash, rather they were exchanged for the 710 shares of Series A Convertible Preferred Stock which were sold to these purchasers in the March 8, 2000 and August 7, 2000 transactions for an aggregate cash consideration of $710,000. No underwriting commissions were paid in connection with the exchange transaction.

          (d)  Exemption from registration claimed.

               This exchange transaction is exempt under Section 3(a)(9) of the 1993 Act as an exchange by the issuer with its existing security holders exclusively where no commission or other remuneration is paid for soliciting the exchange. In addition, the transaction is exempt under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, as a sale to accredited investors not involving any general solicitation.

          (e)  Terms of conversion and exercise.

               Each Debenture is convertible into Common Stock pursuant to the same conversion formula that was applicable under the Series A Convertible Preferred Stock for which the Debentures were exchanged. Based on the foregoing we estimate that the $740,667 of 7 1/2% Convertible Debentures are convertible into 8,688,818 shares of Common Stock.

          (f) Use of proceeds: The proceeds were used for general corporate purposes.

          (g) On May 24, 2001, 301,205 shares were issued to RFL, for conversion of $20,000 of convertible debentures.

II.  HIRSCH/LIEBENTHAL/ROTHMAN/HEIMLICH/ZELIKOVITZ

          (a) Securities sold. Give the date of sale and title and amount of securities sold.

               (i)  Date: June 3, 1999.

               (ii) Title of securities:  8% Convertible  Notes due June 3, 2001 and warrants to purchase 12,500,000 shares of Common Stock.

               (iii) Amount: $500,000 aggregate principal amount.

          (b)  Underwriters and other purchasers:

               The purchasers were:

               Y.L. Hirsch
               Sholem Liebenthal
               Avram Rothman
               Joshua Heimlich
               Zvi Y. Zelikovitz

          (c) Consideration. State the aggregate offering price and aggregate underwriting commissions:

               The aggregate  offering price was $500,000.

               The placement agent received fees and reimbursement for $50,000 in legal fees and a $20,000 placement fee.

          (d) Exemption from registration claimed. This transaction was exempt under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, as a sale to accredited investors not involving any general solicitation. The investors were all known to an executive officer of the Company and each have a net worth or annual income to qualify as accredited investors and in addition are experienced in financial and business matters.

          (e) Terms of conversion in exercise. The 8% Convertible Debentures were convertible into 9,200,000 shares of Common Stock, pursuant to a modification agreement of June 12, 2000 and the warrants issued with the 8% Debentures were cancelled as part of the modification agreement. The cash value of this transaction was $500,000 plus $42,848 in accrued interest

          (f) Use of proceeds: The proceeds were used for general corporate purposes.

III.     KCM

          (a) Securities sold. Give the date of sale and title and amount of securities sold.

               (i)  Date: September 15, 2000.

               (ii) Title of securities:  8%  Convertible  Notes and warrants to purchase 500,000 shares of Common Stock.

              (iii) Amount:  Four 8% Convertible  Notes and warrants to purchase
                    500,000 shares of Common Stock.

          (b)  Underwriters and other purchasers:

               The purchasers were:

               Keshet Fund, L.P.
               Keshet L.P.
               Nesher Ltd.
               Talbiya B. Investments Ltd.

          (c) Consideration. State the aggregate offering price and aggregate underwriting commissions:

               The aggregate offering price was $500,000. The aggregate underwriting commission paid was $50,000, reimbursement of legal fees in the approximate amount of $30,000 and 10% of the aggregate gross proceeds upon exercise of the warrants to purchase 500,000 shares of Common Stock. The warrants were issued to the selling agent at the direction of the Purchasers and as such should be regarded as part of the underwriting commissions.

          (d) Exemption from registration claimed. This transaction was exempt under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, as a sale to accredited investors not involving any general solicitation. Keshet Fund L.P., Keshet L.P., Nesher Ltd., and Talbiya B. Investments Ltd. are
               institutional   investors   with   total   assets  in  excess  of
               $5,000,000.

          (e) Terms of conversion in exercise. The $500,000 8% Convertible Notes are convertible into 5,681,818 shares of Common Stock. the warrants are exercisable for 500,000 shares of Common Stock.

          (f) Use of proceeds: The proceeds were used for general corporate purposes.

IV.      LIEBENTHAL, HIRSCH, ROTHMAN, HEIMLICH

          (a) Securities sold. Give the date of sale and title and amount of securities sold.


               (i)  Date: July 1, 1998 to May 7, 1999.


               (ii) Title  of  securities:  Series  A,  B,  C,  D, E and  G,  8%
                    Convertible Debentures.

               (iii) Amount: Nine 8% Convertible Debentures.

          (b)  Underwriters and other purchasers:

               The purchasers were:

               Sholem Liebenthal
               Y.L. Hirsch
               Amram Rothman

               Joshua Heimlich

          (c) Consideration. State the aggregate offering price and aggregate underwriting commissions:


               The aggregate offering price was $546,000: in 1998 $316,000; in 1999 $230,000, and the aggregate underwriting commission to the selling agent including expenses, was $113,284.


          (d) Exemption from registration claimed. This transaction was exempt under Section 4(2) of the Securities Act of 1933, as amended. The purchasers were previously known to an executive officer of the issuer, each had a net worth or income level to qualify as accredited investors, were experienced in financial and business matters, and no general solicitation was involved in the transaction.


          (e) Terms of conversion in exercise. The 8% Convertible Debentures, A, B, C, D, E & G were converted into 9,628,988 shares of Common
               Stock: in 1998 4,895,364 shares ; in 1999 4,733,624 shares.


          (f) Use of proceeds: The proceeds were used for general corporate purposes.


V.       STOCK FOR SERVICES JULY 1998 - JUNE  2001


          (a) Securities sold. Give the date of sale and title and amount of securities sold.


          From July 1998 to June 2001. Common Stock 25,366,515 shares were issued. The yearly breakdown is as follows:

                           1998:                       1,307,000 shares
                           1999:                      17,094,313 shares
                           2000:                       3,955,202 shares
                           2001 1st quarter:           1,475,000 shares
                           2001 2nd quarter:           1,835,000 shares
                           (300,000 shares were cancelled in 2nd quarter 2001)
                            See below for individual details.

          (b) Underwriters and other purchasers: See below for individual details.

          (c)  Consideration.  State  aggregate  offering  price  and  aggregate
               underwriting   commissions:    $   3,586,933   (no   underwriting
               commissions paid). The yearly breakdown is as follows:

                           1998:                     $  108,332
                           1999:                     $1,486,414
                           2000:                     $1,730,152
                           2001 1st quarter:         $  176,248
                           2001 2nd quarter:         $  133,038
                           ($ 47,250.00 cancelled in 2nd quarter 2001 relative to the 300,000 shares that were cancelled) See below for individual details.

          (d) Exemption From Registration Claimed. These sales were exempt under Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering. All the purchasers were well known to an executive officer of Advanced Optics, were experienced in business and finance and, as indicated below, were otherwise accredited investors. No general solicitation was involved. For more specific information, see below.

          (e)  Terms of Conversion. Not applicable.


          (f)  Use of Proceeds: General corporate purposes.

          The following table provides the information required as to these transactions:


Stock for Services July 1998 - June  2001


Common Stock Issued To:


1)        Adele Williams is an administrative assistant with Advanced Optics.


Stock was issued as a bonus to employee in addition to employee's pay.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
5/25/1999   50,000     $0.06        $2862.50        Employed by Advanced Optics
5/25/1999   50,000     $0.06        $2862.50        Employed by Advanced Optics
5/2/2001    35,000     $0.09        $ 787.50        Employed by Advanced Optics
--------------------------------------------------------------------------------
    Total  135,000                 $ 6512.50


2) Alan Wishnefsky is an office equipment manufacturer and a sophisticated, accredited investor.


An executive officer of Advanced Optics has known Mr. Wishnefsky since January of 1998. He has a net worth in excess of $4 million and is an astute and experienced investor.

================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
11/9/1998   100,000    $0.06         $4,200           Investment Consulting
================================================================================
     Total            100,000        $4,200


3) Aline Brandt is a daughter of Harold Herman, who is a director of Advanced Optics.

Mr. Herman requested that some of his shares be issued to his daughter. See (15) below.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================

================================================================================
10/25/1999  37,500     $0.28          $2,525             Directorship
--------------------------------------------------------------------------------
  Total     37,500                   $2,525

4) Ari Goldstein is a principal of Portfolio Investment Strategies, a company that has assisted Advanced Optics in its capital raising.


An executive officer of Advanced Optics has known Mr. Goldstein since August of 1997. He has a net worth in excess of $1 million. He has been in the investment business for 20 years and is very knowledgeable.

================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
8/16/1999   50,000      $0.25          $8,750          Investment Placement
--------------------------------------------------------------------------------
     Total  50,000                     $8,750


5) Ari Maa'Yan is the president of BioModa, a company in which Advanced Optics has a strategic investment.

An executive officer of Advanced Optics has known Mr. Maa'Yan since December 1997. Mr. Maa'Yan received shares as a stock bonus related to Advanced Optics' investment in BioModa.

================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
9/8/1999    32,000     $0.40          $8,960              Biotech Consulting
--------------------------------------------------------------------------------
     Total  32,000                    $8,960


6)   Atlantic  Advisory  is  a  management   company  and  is  a  sophisticated,
     accredited investor.


An executive officer of Advanced Optics has known Frank Tuffers, the principal of the company, since July 1996. He is an individual with a net worth in excess of $2 million. He is very knowledgeable of the technologies and risks involved in Advanced Optics' business.

================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
2/11/2000   36,000     $0.78          $19,656         Private Placement Advice
================================================================================
     Total  36,000                    $19,656


7)   Brian Cox is a scientist and is a sophisticated, accredited investor.


An executive officer of Advanced Optics has known Mr. Cox since June 1997. He has a net worth in excess of $5 million and is an experienced investor. He has an understanding of the technologies and risks associated with Advanced Optics.

================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
3/28/2000  75,000      $1.06          $19,913          Scientific Consulting
================================================================================
 Total    75,000                      $19,913

8)   Charterbridge Financial (formerly Compass Pointe)


An executive officer of Advanced Optics has known Bob Sullivan, the principal, since September 1999 while he was the principal of the predecessor Compass Pointe. See (10) below. He has an annual income that exceeds $200,000 for the past two years. The stock was issued as a bonus in addition to cash.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
3/6/2000    200,000    $0.91          $45,300         Investor Relations
================================================================================
     Total  200,000                   $45,300

9)   Christopher Lehman is an employee of Advanced Optics.


Stock was issued as a bonus to employee in addition to employee's pay.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
12/3/1999    50,000     $0.30         $3,625         Employed by Advanced Optics
 5/2/2001    35,000     $0.09        $787.50         Employed by Advanced Optics
--------------------------------------------------------------------------------
  Total      85,000                $4,412.50

10) Compass Pointe Group is a company that has provided investor relations services to Advanced Optics.


An executive officer of Advanced Optics has known Bob Sullivan, the principal, since September 1999. He has an annual income that exceeds $200,000 for the past two years. The stock was issued as a bonus in addition to cash for investor relations services.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
11/18/1999  200,000     $0.25          $12,150        Investor Relations
--------------------------------------------------------------------------------
  Total     200,000                    $12,150

11) Corporate Network Inc. is a financial advisory firm and a sophisticated, accredited investor.


An executive officer of Advanced Optics has known Jerome Wenger, the principal, since February 1997. He is an individual with an annual income in excess of $250,000 for the past two years and is an astute and experienced professional investor.

================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
10/16/2000  50,000     $0.34           $11,900       Financial Marketing
--------------------------------------------------------------------------------
   Total    50,000                     $11,900

12) Corsair Mgmt is an investment company and a sophisticated, accredited investor.


Corsair Mgmt is a Canadian investment firm. An executive officer of Advanced Optics has known the principal, Arthur C. Devlin, since October 1997. He has an annual income that exceeds $300K for the past two years. He is a sophisticated, experienced professional investor.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
8/16/1999   136,000     $0.25          $23,800       Financial Consulting
2/11/2000    44,000     $0.78          $24,024       Financial Consulting
--------------------------------------------------------------------------------
     Total  180,000                    $47,824

13) David Flynn is an investment professional and a sophisticated, accredited investor.


An executive officer of Advanced Optics has known Mr. Flynn since March 1997. He is an individual with an annual income in excess of $400,000 for the past two years and is an astute and experienced professional investor.


================================================================================
     Date   Shares   Price/Share   Value of Services   Description of Services
================================================================================
 5/13/1999   475,000     $0.08           $26,500         Capital Raising
 7/27/1999   500,000     $0.17           $63,625         Capital Raising
 10/7/1999   143,833     $0.34        $34,232.25         Capital Raising
10/29/1999   350,000     $0.26           $62,600         Capital Raising
  1/7/2000   250,000     $1.09          $191,275         Capital Raising
  6/2/2000    60,000     $0.61           $25,620         Capital Raising
 6/14/2000    50,000     $0.61           $21,350         Capital Raising
 7/18/2000    60,000     $0.44           $18,480         Capital Raising
 9/19/2000    70,000     $0.54           $26,460         Capital Raising
10/24/2000    70,000     $0.46           $22,540         Capital Raising
 2/20/2001   180,000     $0.19           $23,310         Capital Raising
 2/20/2001   100,000     $0.19           $12,950         Capital Raising
--------------------------------------------------------------------------------
    Total  2,308,833                 $528,942.25

14)  Garth Gobeli is Chief Scientist with Advanced Optics.

The stock was issued as a bonus to employee in addition to employee's pay.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
 1/5/1999    125,000    $0.06           $5,050       Scientific Consulting
5/13/1999     75,000    $0.08           $3,150       Scientific Consulting
12/3/1999     50,000    $0.30           $3,625       Scientific Consulting
 6/9/2000     40,000    $0.56           $5,600       Scientific Consulting
 5/2/2001     50,000    $0.09           $1,125       Scientific Consulting
--------------------------------------------------------------------------------
  Total      590,000                   $18,550

15)      Harold Herman is a director of Advanced Optics.


He is a member of the State Bar of New York and California and has a net worth in excess of $5 million. The stock was issued in addition to cash for director's duties.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
1/5/1999    75,000      $0.06         $1,350           Directorship
5/13/1999   50,000      $0.06         $2,100           Directorship
--------------------------------------------------------------------------------
  Total    125,000                    $3,450

16) Hudson Consulting Group is an investment professional and a sophisticated, accredited investor.


An executive officer of Advanced Optics has known Mr. Allen Wolfson, the principal, since May 1999. He has a net worth that exceeds $3 million.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
 7/8/1999   500,000     $0.09         $63,500         Market Research
 7/27/199   500,000     $0.19         $10,250         Market Research
10/7/1999   166,667     $0.34      $39,666.75         Market Research
1/13/2000   166,666     $1.16        $134,865         Market Research
3/24/2000   166,666     $1.25         $52,083         Market Research
--------------------------------------------------------------------------------
 Total    1,499,999               $300,364.75

17)  International   Buying   Power  is  an   investment   professional   and  a
     sophisticated, accredited investor.

An executive officer of Advanced Optics has known Terry Ritchie, the principal, since May 1998. He has an annual income that exceeds $300,000 for the past two years.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
9/29/1998  182,000      $0.13         $14,969.50         Market Research
================================================================================
 Total     182,000                    $14,969.50

18) J. G. Capital, Inc. is an investment firm wholly owned by J.G. Partners LP, of which Richard A. Josephberg, a director of Advanced Optics, is a partner with a 1% ownership interest.


An executive officer of Advanced Optics has known Mr. Richard Josephberg, the principal, since July 1999. He has since become a director of Advanced Optics. He has a net worth that exceeds $5 million. He is a sophisticated professional investor.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
10/5/1999    37,500     $0.44          $11,550             Director
4/18/2000    75,000     $0.97          $18,000             Director
 5/2/2001    50,000     $0.09           $3,150             Director
--------------------------------------------------------------------------------
   Total    162,500                    $32,700

19) Janson Capital, Inc. is an investment consultant and a sophisticated, accredited investor.


An executive officer of Advanced Optics has known Tracy Bush, a principal, since September 1999. He has an annual income in excess of $400,000 for the past two years and is an astute and experienced investor.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
1/25/2000    70,000     $1.19          $58,163      Investment Consulting
 2/8/2000    50,000     $0.78          $27,335      Investment Consulting
2/29/2000    80,000     $0.91          $50,736      Investment Consulting
 4/4/2000    80,000     $0.93          $52,080      Investment Consulting
 9/1/2000    70,000     $0.46          $22,540      Investment Consulting
10/2/2000    70,000     $0.45          $22,050      Investment Consulting
--------------------------------------------------------------------------------
    Total   200,000                   $232,904

20)  Jerome   Wenger  is  a  host  of  a  radio  program  for  investors  and  a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Wenger since February 1997. He is an individual with an annual income in excess of $250,000 for the past two years and is an astute and experienced professional investor.


================================================================================
 Date       Shares   Price/Share  Value of Services  Description of Services
================================================================================
3/12/1999   275,000   $0.08        $15,400   Radio Exposure for Advanced Optics
================================================================================
     Total  275,000                $15,400

21) Jia Yun Int'l is an international investment firm and a sophisticated, accredited investor.


An executive officer of Advanced Optics has known Charles Spooner, the principal, since August 1997. He is an individual with a net worth in excess of $2 million and is an astute and experienced professional investor.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
9/10/1998   625,000      $0.13      $63,437.50          Market Support
================================================================================
     Total  625,000                 $63,437.50

22)  John Cousins is Vice President of Finance for Advanced Optics.


Stock was issued as a bonus to employee in addition to officer's pay.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
7/8/1999   150,000      $0.09         $3,075          Executive Officer
--------------------------------------------------------------------------------
    Total  150,000                    $3,075

23) John W. Kearns is a private investor who makes contacts for marketing displays.


An executive officer of Advanced Optics has known Mr. Kearns since 1972. He has an annual income in excess of $400,000 for the past two years and is an astute and experienced investor.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
1/25/2000    9,000      $1.19          $ 7,478       Marketing Consulting
1/31/2000   48,500      $0.69          $23,324       Marketing Consulting
2/4/2000    28,000      $0.97          $18,973       Marketing Consulting
--------------------------------------------------------------------------------
  Total     85,500                    $49,775

24) Leslie Robins is Executive Vice President and Chairman of the Board of Advanced Optics.


Stock was issued as a bonus to employee in addition to officer's pay.

================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
11/9/1998   300,000     $0.06        $13,125        Executive Officer & Director
 1/5/1999   440,000     $0.06         $6,600        Executive Officer & Director
3/12/1999   420,000     $0.08        $21,520        Executive Officer & Director
3/12/1999   700,000     $0.08        $36,200        Executive Officer & Director
5/25/1999   945,000     $0.13        $37,690        Executive Officer & Director
 7/8/1999   490,000     $0.09        $11,025        Executive Officer & Director
--------------------------------------------------------------------------------
 Total    3,295,000                 $125,635

25)  Lillian  C.  Fontan  provides   financial   advisory   services  and  is  a
     sophisticated, accredited investor.


     An executive officer of Advanced Optics has known Ms. Fontan since October 1999. She has an annual income in excess of $200,000 for the past two years and is an astute and experienced investor.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
1/25/2000    3,000     $1.19            $2,493       Capital Market Consulting
1/31/2000    2,900     $0.69            $1,395       Capital Market Consulting
--------------------------------------------------------------------------------
  Total      5,900                      $3,888

26)      Melissa Allen is assistant controller of Advanced Optics.


Stock was issued as a bonus to employee in addition to employee's pay.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
12/31/1999  50,000     $0.30          $3,625       Employed by Advanced Optics
  5/2/2001  35,000     $0.09         $787.50       Employed by Advanced Optics
--------------------------------------------------------------------------------
  Total     85,000                 $4,412.50

27)  Michael Harmon is an engineer with Advanced Optics.


Stock was issued as a bonus to employee in addition to employee's pay.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
4/28/1999    75,000    $0.06         $3,281.25       Employed by Advanced Optics
5/10/2000    35,000    $0.87            $7,613       Employed by Advanced Optics
 6/9/2000    40,000    $0.57            $5,600       Employed by Advanced Optics
 5/2/2001    50,000    $0.09            $1,125       Employed by Advanced Optics
--------------------------------------------------------------------------------
   Total    200,000                 $17,619.25

28)  Michael Pete is President of Advanced Optics.


Stock was issued as a bonus to employee in addition to officer's pay.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
1/5/1999     100,000    $0.06           $1,600      Executive Officer & Direct
5/13/1999     75,000    $0.08           $3,150      Executive Officer & Direct
--------------------------------------------------------------------------------
   Total     175,000                    $4,750

29) Patrick Rost provides financial advisory services and is a sophisticated, accredited investor.


An executive officer of Advanced Optics has known Patrick Rost since October 1998. He is an attorney and has an annual income in excess of $300,000 for the past two years and is an astute and experienced investor.

================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
1/27/1999   50,000      $0.10        $3,500       Capital Marketing Consulting
--------------------------------------------------------------------------------
  Total     50,000                   $3,500


30)  Peter Ticktin is a sophisticated, accredited investor.


An executive officer of Advanced Optics has known Peter Ticktin since October 1999. He is an attorney and has an annual income in excess of $300,000 for the past two years and is an astute and experienced investor.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
1/25/2000   3,000       $1.19          $2,493         Market Research
--------------------------------------------------------------------------------
   Total    3,000                      $2,493

31)  Robert Amsel is a sophisticated, accredited investor.


An executive officer of the company has known Robert Amsel since September 1999. He is an attorney and has an annual income in excess of $400,000 for the past two years and is an astute and experienced investor.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
11/9/1999    15,000     $0.27         $1,012.5           Market Research
11/9/1999    15,000     $0.27           $2,782           Market Research
1/25/2000    49,000     $1.19          $40,714           Market Research
1/25/2000     8,000     $1.19           $6,647           Market Research
--------------------------------------------------------------------------------
  Total      87,000                 $51,155.50

32)  Robert Granoff is a sophisticated, accredited investor.


An executive officer of Advanced Optics has known Robert Granoff since 1978. He is a wholesaler/retailer of home products and has an annual income in excess of $300,000 for the past two years and is an astute and experienced investor.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
1/25/2000   25,000     $1.19         $20,773          Market Support
--------------------------------------------------------------------------------
 Total      25,000                   $20,773

33) Roger Boggs was a senior scientist with Advanced Optics.


Stock was issued as a bonus to employee in addition to employee's pay.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
1/5/1999   50,000      $0.06           $900         Research & Development
--------------------------------------------------------------------------------
   Total   50,000                      $900

34) Rose Maniquiz is a sophisticated, accredited investor


An executive officer of Advanced Optics has known Rose Maniquiz since July 1996. She is a property owner and has an annual income in excess of $200,000 for the past two years and is an astute and experienced investor.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
  8/3/1999  203,705    $0.22         $31,367.99         Market Research
10/18/1999   94,000    $0.29            $19,082         Market Research
--------------------------------------------------------------------------------
  Total     297,705                  $50,499.99

35) Ruben Oliva is a sophisticated, accredited investor.


An executive officer of Advanced Optics has known Ruben Oliva since October 1999. Ruben has an annual income in excess of $200,000 for the past two years and is an astute and experienced investor.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
1/25/2000    3,000     $1.19          $2,493          Market Research
1/25/2000    6,000     $1.19          $4,985          Market Research
--------------------------------------------------------------------------------
   Total     9,000                    $7,478

36) Shelly Herman is a daughter of Harold Herman, who is a director of Advanced Optics.

Mr. Herman requested that some of his shares be issued to his daughter. See (15) above.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
10/25/1999   37,500    $0.28           $2,525           Directorship
--------------------------------------------------------------------------------
     Total   37,500                    $2,525

37) Sonrae Corp. is a Canadian company of investment professionals and is a sophisticated, accredited investor.


An executive officer of Advanced Optics has known Charles Spooner, the principal, since August 1997. He is an individual with a net worth in excess of $2 million and is an astute and experienced professional investor.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
9/10/1998   100,000     $0.18         $12,600     Canadian Investment Consulting
4/11/2001   300,000     $0.11         $22,050     Canadian Investment Consulting
--------------------------------------------------------------------------------
  Total     400,000                  $34,650

38) Stephen Mills is a senior engineer with Advanced Optics.


Stock was issued as a bonus to employee in addition to employee's pay.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
 1/5/1999   75,000     $0.06           $1,350       Employed by Advanced Optics
5/10/2000   35,000     $0.87           $7,613       Employed by Advanced Optics
 6/9/2000   40,000     $0.56           $5,600       Employed by Advanced Optics
 9/1/2000   40,000     $0.46           $4,600       Employed by Advanced Optics
 5/2/2001   50,000     $0.09           $1,125       Employed by Advanced Optics
--------------------------------------------------------------------------------
  Total    240,000                    $20,288

39) The Equitable Group is a company that provides financial advisory services and is a sophisticated, accredited investor.


An executive officer of Advanced Optics has known Barry Friedman, the principal, since October 1999. He is an individual with an annual income in excess of $400,000 and is an astute and experienced professional investor.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
12/10/1999  100,000     $0.27        $18,900         Investor Relations
12/15/1999  100,000     $0.28        $18,900         Investor Relations
 1/13/2000  100,000     $1.16        $80,920         Investor Relations
--------------------------------------------------------------------------------
 Total              300,000                                    $118,720

40) Tite Belt Productions is the producer of Advanced Optics' video and is a sophisticated, accredited investor.


An executive officer of Advanced Optics has known William Norris, the principal, since November 1996. He is an individual with an annual income in excess of $225,000 and is an astute and experienced professional investor.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
1/27/1999    47,000     $0.10           $3,180      Produced Corporate Video
 5/7/1999    98,000     $0.08           $4,116      Produced Corporate Video
8/12/1999   130,000     $0.26          $23,660      Produced Corporate Video
2/11/2000    18,000     $0.78           $9,828      Produced Corporate Video
3/22/2001    65,000     $0.13        $5,687.50      Produced Corporate Video
--------------------------------------------------------------------------------
  Total     358,000                 $46,471.50

41) Verrity Gershin is an administrative assistant with Advanced Optics.


Stock was issued as a bonus to employee in addition to employee's pay.

================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================

1/15/1999   50,000     $0.06          $900        Employed by Advanced Optics
 5/2/2001   35,000     $0.09       $787.50        Employed by Advanced Optics
--------------------------------------------------------------------------------
  Total     85,000               $1,687.50

42) Weston Partners is a company that has provided financial services to Advanced Optics.


An executive officer of Advanced Optics has known Eric Landis, the principal, since December 1998. He is an individual with an annual income in excess of $400,000 and is an astute and experienced professional investor.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
 5/13/1999   475,000     $0.06           $13,150        Investor Relations
 10/7/1999   143,833     $0.34        $34,232.25        Investor Relations
10/29/1999   350,000     $0.28           $62,600        Investor Relations
  1/7/2000   250,000     $1.09          $191,275        Investor Relations
  6/9/2000    50,000     $0.57           $19,600        Investor Relations
--------------------------------------------------------------------------------
  Total    1,268,833                 $320,857.25

43) Bio Moda, Inc. is biomedical technology company and is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Ari Maa'Yan, the president of the company, since December 1997. He is an individual with a net worth in excess of $1 million and is an astute and experienced investor.

================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
1/25/2000   100,000     $1.19         $83,090         Biotech Consulting
4/26/2000    50,000     $1.09         $38,150         Biotech Consulting
--------------------------------------------------------------------------------
  Total     150,000                  $121,240


44) Jo Doboeck is a principal of Trade-Wins, Inc., a company that has provided investor relations services to Advanced Optics.


An executive officer of Advanced Optics has known Mr. Doboeck since July 1998. He has a net worth in excess of $1 million and is an astute and experienced investor.

================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
4/17/2000   66,000     $0.66           $30,492          Public Relations
--------------------------------------------------------------------------------
  Total     66,000                     $30,492


45) Trade-Wins, Inc. is a company that has provided investor relations services to Advanced Optics.


An executive officer of Advanced Optics has known Jo Doboeck, the principal, since July 1998. He has a net worth in excess of $1 million and is an astute and experienced investor.

================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
4/17/2000   9,000      $0.66         $4,158              Public Relations
--------------------------------------------------------------------------------
  Total     9,000                    $4,158


46) Market Voice is a company that has provided investor consulting services to Advanced Optics.


An executive officer of Advanced Optics has known Barry Friedman, the principal, for more than two years. He has a net worth in excess of $1 million and is an astute and experienced investor.

================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
  5/3/2000   50,000     $0.96          $33,600            Financial Consulting
11/12/2000   50,000     $0.26          $ 9,100            Financial Consulting
--------------------------------------------------------------------------------
   Total    100,000                    $42,700



47) Internet Opportunities is a company that has provided investor relations services to Advanced Optics.

An executive officer of Advanced Optics has known Brian Kos, the principal of the company, for more than two years, who has a net worth in excess of $1 million and is an astute and experienced investor.

================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
5/15/2000   300,000     $0.81         $60,750          Public Relations
--------------------------------------------------------------------------------
  Total     300,000                   $60,750


48) Irwin Friedman is an investment professional and a sophisticated, accredited investor.


An executive officer of Advanced Optics has known Mr. Friedman since 1972. He is an individual who has a net worth in excess of $1 million and is an astute and experienced professional investor.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
5/17/2000   7,970      $0.75          $4,184           Investment Consulting
--------------------------------------------------------------------------------
  Total     7,970                     $4,184

49) Tuck International Holdings is a company that has provided financial services to Advanced Optics.


An executive officer of Advanced Optics has known Eric Landis, the principal, since December 1998. He is an individual with a net worth in excess of $1 million and is an astute and experienced professional investor.

================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
6/9/2000      60,000     $0.56         $23,520       Financial Consulting
7/18/2000     60,000     $0.44         $18,480       Financial Consulting
12/18/2000   240,000     $0.26         $43,680       Financial Consulting
--------------------------------------------------------------------------------
      Total                360,000                                    $85,680


50) The Stock Advisor is a company that has provided financial services to Advanced Optics.

An executive officer of Advanced Optics has known Lee Mogul, the principal of the company, for more than two years, who has a net worth in excess of $1 million and is an astute and experienced investor.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
6/26/2000   200,000    $0.44          $21,900       Financial Consulting
--------------------------------------------------------------------------------
   Total    200,000                   $21,900


51) Public Idea Capital is a company that has provided market consulting services to Advanced Optics.

An executive officer of Advanced Optics has known Charles Spooner, the principal, since August 1997. He is an individual with a net worth in excess of $2 million and is an astute and experienced professional investor.


================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
 1/29/2001   40,000      $0.23        $6,300         Financial Consulting
 1/29/2001   40,000      $0.23        $6,300         Financial Consulting
  2/9/2001  300,000      $0.21       $43,050         Financial Consulting
--------------------------------------------------------------------------------
   Total    380,000                  $55,650

52) Tribe Communications is a company that has provided investor relations services to Advanced Optics.


An executive officer of Advanced Optics has known Robert, Sullivan, the principal, for more than three years. He is an individual who has a net worth in excess of $1 million and is an astute and experienced investor.

================================================================================
     Date   Shares   Price/Share  Value of Services  Description of Services
================================================================================
11/21/2000  135,500     $0.26         $24,661        Investor Relations
--------------------------------------------------------------------------------
      Total 135,500                   $24,661


53) A.J. Remedios is a sophisticated, accredited investor.


An executive officer of Advanced Optics has known Mr. Remedios for more than two years. He is an individual who has a net worth in excess of $1 million and is an astute and experienced professional investor.

============================================================================================
     Date       Shares     Price/Share     Value of Services    Description of Services
============================================================================================
   1/10/2001      200,000          $0.23             $11,500    Professional Consulting
   1/10/2001      200,000          $0.23             $11,500    Professional Consulting
--------------------------------------------------------------------------------------------
     Total        400,000                            $23,000


54)       David Gaal is a sophisticated, accredited investor.


An executive officer of Advanced Optics has known Mr. Gaal for more than two years. He is an individual who has an annual income in excess of $400,000 and is an astute and experienced professional investor.

==================================================================================================
     Date         Shares      Price/Share        Value of Services    Description of Services
==================================================================================================
   1/11/2001         50,000           $0.24                 $8,400    Professional Consulting
--------------------------------------------------------------------------------------------------
     Total           50,000                                 $8,400


55) AZ Professional Consultants is a brokerage firm and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Alan Wolfson the principal since June 1999. He is an individual with a net worth in excess of $2 million and is an astute and experienced professional investor.

==================================================================================================
     Date         Shares      Price/Share         Value of Services   Description of Services
==================================================================================================
   8/30/1999        125,000           $0.42                 $33,750   Professional Consulting
   8/30/1999        125,000           $0.42                 $33,750   Professional Consulting
--------------------------------------------------------------------------------------------------
     Total          250,000                                 $67,500

56) Wizard is a technology company in which Advanced Optics had a strategic investment.

An executive officer of Advanced Optics has known Dr. Mohsen Shahinpoor the principal since 1998. He is an astute and experienced investor.

=====================================================================================================
     Date          Shares      Price/Share          Value of Services    Description of Services
=====================================================================================================
   8/16/1999         240,000           $0.25                  $42,000    Professional Consulting
   8/16/1999         200,000           $0.25                  $35,000    Professional Consulting
-----------------------------------------------------------------------------------------------------
     Total           440,000                                  $77,000

57) Amram Rothman is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Rothman for more than four years. He is an individual who has an annual income in excess of $400,000 and is an astute and experienced professional investor.

====================================================================================================
     Date          Shares      Price/Share         Value of Services    Description of Services
====================================================================================================
   2/3/1999          114,237           $0.13              $10,400.03    Professional Consulting
   2/3/1999          214,286           $0.13              $19,500.03    Professional Consulting
   2/3/1999          512,721           $0.13              $46,666.71    Professional Consulting
   2/3/1999          205,028           $0.13              $18,666.65    Professional Consulting
   2/18/1999         816,609           $0.13              $72,111.42    Professional Consulting
   4/28/1999          36,630           $0.06               $1,538.46    Professional Consulting
   4/28/1999          14,552           $0.06                 $615.38    Professional Consulting
   5/7/1999          146,188           $0.06               $6,139.90    Professional Consulting
----------------------------------------------------------------------------------------------------
     Total         2,060,251                            $ 175,638.58

58) Joshua Heimlich is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Heimlich for more than four years. He is an individual who has an annual income in excess of $400,000 and is an astute and experienced professional investor.

====================================================================================================
     Date          Shares      Price/Share         Value of Services    Description of Services
====================================================================================================
   5/7/1999          101,098           $0.06               $4,246.12    Professional Consulting
----------------------------------------------------------------------------------------------------
     Total           101,098                               $4,246.12

59) Sholem Liebenthal is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Liebenthal for more than four years. He is an individual who has an annual income in excess of $400,000 and is an astute and experienced professional investor.

==================================================================================================
     Date         Shares      Price/Share        Value of Services    Description of Services
==================================================================================================
   5/7/1999         126,355           $0.13             $11,507.41    Professional Consulting
--------------------------------------------------------------------------------------------------
     Total          126,355                             $11,507.41

60) Y. L. Hirsch is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Hirsch for more than four years. He is an individual who has an annual income in excess of $400,000 and is an astute and experienced professional investor.

=====================================================================================================
     Date          Shares      Price/Share          Value of Services    Description of Services
=====================================================================================================
   1/11/1999         532,213           $0.06               $21,352.95    Professional Consulting
   1/26/1999         357,143           $0.06               $21,500.01    Professional Consulting
   2/1/1999          292,604           $0.06               $26,636.06    Professional Consulting
   2/3/1999          800,000           $0.13                  $71,800    Professional Consulting
   2/3/1999          642,857           $0.13               $56,499.99    Professional Consulting
   2/18/1999         816,227           $0.13               $74,285.76    Professional Consulting
   2/18/1999         607,143           $0.13               $52,250.01    Professional Consulting
   2/18/1999         400,000           $0.13                  $36,400    Professional Consulting
   3/12/1999          55,556           $0.08                $3,111.14    Professional Consulting
   5/7/1999          205,328           $0.06                $8,627.98    Professional Consulting
-----------------------------------------------------------------------------------------------------
     Total         4,709,071                              $372,463.90

61) Gary Fuehrer is Computer Programmer with Advanced Optics.

The stock was issued as a bonus to employee in addition to employee's pay.

========================================================================================================
     Date          Shares      Price/Share            Value of Services   Description of Services
========================================================================================================
   5/2/2001           50,000           $0.09                     $1,125   Scientific Consulting
--------------------------------------------------------------------------------------------------------
     Total            50,000                                     $1,125

62) Feng Shui Consultants is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Alan Wolf the principal since June 1999. He is an individual with a net worth in excess of $2 million and is an astute and experienced professional investor.

=====================================================================================================
     Date          Shares      Price/Share          Value of Services    Description of Services
=====================================================================================================
   6/4/2001          247,500           $0.13               $22,522.50    Professional Consulting
   6/4/2001          325,000           $0.13                  $29,575    Professional Consulting
   6/11/2001         247,500           $0.12                  $20,790    Professional Consulting
   6/11/2001         325,000           $0.12                  $27,300    Professional Consulting
-----------------------------------------------------------------------------------------------------
     Total         1,145,000                              $100,187.50

Total Shares and Total Value of Services

================================================================================
                 Shares                 Value of Services
================================================================================
     Total      25,366,515                          $3,586,933

             VI. AVALON, AZ, FRYDMAN, WESTON, CDI, PROF. MODEL/1999

               (a) Securities sold. Give the date of sale, title and amount of securities sold.

                    (i)  Date: February 18, 1999 to December 15, 1999.

                    (ii) Title of securities: Common Stock.

                    (iii) Amount: 3,948,000 shares.

               (b)  Underwriters and other purchasers: See below.

               (c)  Consideration,   state  the  aggregate  offering  price  and
                    aggregate underwriting commissions.

                    The aggregate offering price was $633,783.


               (d) Exemption from registration claimed. The stock was sold to five accredited investors, as itemized below, known to an executive officer, with no general solicitation. The transaction was exempt under Section 4(2) of the Securities Act of 1933, as amended.

               (e)  Use of proceeds: General corporate purposes.

                    The following table provides more detailed information on this transition.

Common Stock Issued To:

1) Avalon Financial Services is an investment management firm and is a sophisticated, accredited investor.

Hunter Adams is the principal. An executive officer of Advanced Optics has known him since August 1999. He has a net worth in excess of $2 million and is an astute and experienced investor.

======================================================================
      Date                 Shares                        Investment $
======================================================================
10/5/1999                 220,000                         $ 61,217.40
10/7/1999                  33,000                             $ 9,183
10/12/1999                220,000                             $49,436
11/15/1999                200,000                             $36,000
11/15/1999                200,000                             $36,000
11/15/1999                200,000                             $38,880
----------------------------------------------------------------------
          Total        1,073,000                          $230,716.40


2) AZ Professional Consultants is a brokerage firm and a sophisticated, accredited investor.


An executive officer of Advanced Optics has known Alan Wolfson the principal since June 1999. He is an individual with a net worth in excess of $2 million and is an astute and experienced professional investor.

======================================================================
      Date                 Shares                        Investment $
======================================================================
8/5/1999                  500,000                             $43,750
8/30/1999                 125,000                        $ 26,812.50
8/30/1999                 125,000                        $ 26,812.50
8/30/1999                 125,000                           $ 36,750
8/30/1999                 125,000                        $ 16,676.60
----------------------------------------------------------------------
           Total        1,000,000                        $150,801.60


3) Jack Frydman is an investment consultant and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Jack Frydman since October 1997. He has a net worth that exceeds $2 million. He is a sophisticated and experienced investor.


======================================================================
      Date                 Shares                        Investment $
======================================================================
3/29/1999                 475,000                             $23,750
----------------------------------------------------------------------
           Total          475,000                             $23,750

4) Weston Partners is a company that has provided financial services to Advanced Optics.

An executive officer of Advanced Optics has known Eric Landis, the principal, since December 1998. He is an individual with a net worth in excess of $1 million and is an astute and experienced professional investor.

======================================================================
      Date                 Shares                        Investment $
======================================================================
  7/27/1999               500,000                             $53,625
----------------------------------------------------------------------
     Total                500,000                             $53,625

5) CDI Holdings is a company that has provided financial services to Advanced Optics.

An executive officer of Advanced Optics has known Jason Claffey, the principal, since 1998. He is an astute and experienced professional investor.

======================================================================
      Date                Shares                        Investment $
======================================================================
11/30/1999                200,000                             $36,750
----------------------------------------------------------------------
     Total                200,000                             $36,750

6) Professional Model Assoc Strategies is a sophisticated, accredited investor.


An executive officer of Advanced Optics has known Joseph Maenza, the principal since September 1999. He has a net worth in excess of $3 million and is an astute and experienced investor.


======================================================================
      Date                 Shares                        Investment $
======================================================================
   12/1/1999              200,000                            $ 44,000
   12/8/1999              200,000                            $ 37,440
   12/15/1999             300,000                            $ 56,700
----------------------------------------------------------------------
           Total          700,000                            $138,140

Total Shares and Total Investment
================================================================================
                    Shares                         Investment $
================================================================================
     Total          3,948,000                         $633,783

VII. HERMAN, HI TEL, PORTFOLIO, PROF MOD, ROBINS

     (a) Securities sold. Give the date of sale, title and amount of securities sold.

          (i)  Date: January 3, 2000 to September 7, 2000.

          (ii) Title of securities: Common Stock.

          (iii) Amount: 2,632,000 shares.

     (b)  Underwriters and other purchasers:


          The purchasers were:

          Harold Herman

          Hi Tel Group, Inc.
          Portfolio Investment Strategies
          Professional Model Associates
          Leslie Robins

     (c) Consideration. State the aggregate offering price and aggregate underwriting commissions: $590,493.

     (d) Exemption claimed. The purchasers, all of whom are accredited investors, two of which are Directors, were known to an executive officer for several years. No general solicitation was involved. The transaction was exempt under Section 4(2) of the Securities Act of 1933, as amended. See below for further detail.

     (e)  Use of proceeds: General corporate purposes.


          The following table provides additional information:

Common Stock Issued To:


1) Harold Herman is a director of Advanced Optics

An executive officer of Advanced Optics has known Mr. Herman since November 1999. He is a member of the State Bar of New York and California and has a net worth in excess of $5 million. . Stock was issued in addition to cash for Director's duties.

================================================================================
      Date              Shares               Investment $     Comments
================================================================================
3/24/2000              150,000                    $13,500     Exercised options
--------------------------------------------------------------------------------
           Total       150,000                    $13,500

2) Hi Tel Group Inc is a brokerage firm and a sophisticated, accredited investor


An executive officer of Advanced Optics has known Mr. Titlebaun, the principal since September 1999. He has a net worth that exceeds $2 million.


=====================================================================
      Date                 Shares                       Investment $
=====================================================================
1/25/2000                 150,000                           $84,373
2/11/2000                 162,000                           $82,620
---------------------------------------------------------------------
          Total           312,000                          $166,993

3) Portfolio Investment Assoc. Strategies is a company that has provided investment placement for Advanced Optics.


Ari Goldstein is the principal. An executive officer of Advanced Optics has known Mr. Goldstein since August of 1997. He has a net worth in excess of $1 million. He has been in the investment business for eight years and is very knowledgeable in investments.

================================================================================
      Date               Shares              Investment $        Comments
================================================================================
2/2/2000                100,000                  $ 12,000     Exercised options
--------------------------------------------------------------------------------
           Total        100,000                   $12,000

4) Professional Model Strategies is a sophisticated, accredited investor.


An executive officer of Advanced Optics has known Joseph Maenza, the principal since September 1999. He has a net worth in excess of $3 million and is an astute and experienced investor.


=====================================================================
      Date                 Shares                       Investment $
=====================================================================
1/3/2000                 220,000                           $ 176,000
---------------------------------------------------------------------
           Total          220,000                          $ 176,000

5) Leslie Robins is a director of Advanced Optics

He exercised stock options for notes receivable.

======================================================================
      Date                 Shares                        Investment $
======================================================================
6/22/2000                 250,000                             $30,000
6/22/2000                 250,000                             $30,000
6/22/2000                 250,000                             $30,000
6/22/2000                  50,000                              $6,000
6/22/2000                  50,000                              $6,000
6/22/2000                  50,000                              $6,000
6/22/2000                  50,000                              $6,000
6/22/2000                  50,000                              $6,000
8/31/2000                 100,000                             $12,000
8/31/2000                 100,000                             $12,000
8/31/2000                 100,000                             $12,000
8/31/2000                 150,000                             $18,000
9/7/2000                  400,000                             $48,000
----------------------------------------------------------------------
           Total        1,850,000                           $ 222,000

Total Shares and Total Investment
================================================================================
                   Shares                        Investment $
================================================================================
     Total         2,632,000                     $  590,493

VIII. FOUR INVESTORS

     (a) Securities sold. Give the date of sale and title and amount of securities sold.

          (i)  Date: July 1, 1998 to November 19, 1998.

          (ii) Title of securities: Common Stock.

          (iii) Amount: 1,415,000 shares.

     (b)  Underwriters and other purchasers:

          The purchasers and their backgrounds follow:

-------------------------------------------------------------------------------------------------------------------------
Name                                Net Worth/Income                  Sophistication/Prior Relationship with Issuer
----                                ----------------                  ---------------------------------------------
F. Glazier                    Ms.  Glazier is an  individual            An executive  officer of Advanced Optics
                              with  an   annual   income  in            has known Ms.  Glazier  since March 1998
                              excess  of $400K  for the past            and she is a  sophisticated,  accredited
                              two years and is an astute and            investor.
                              experienced       professional
                              investor.
                                                                        Mr. Robins is Executive  Vice  President
Leslie Robins                                                           and  Chairman  of the Board of  Advanced
                                                                        Optics.

Sonrae Corp.                  Mr.  Spooner is an  individual            An executive  officer of Advanced Optics
                              with a net  worth in excess of            has   known   Charles    Spooner,    the
                              $2  million  and is an  astute            principal,  since  August  1997.  Sonrae
                              and  experienced  professional            Corp.     are    Canadian     investment
                              investor.                                 professionals     and     sophisticated,
                                                                        accredited investors.

Mark Saltzman                 Mr.  Saltzman is an individual            An executive  officer of Advanced Optics
                              with a net  worth in excess of            has known Mr.  Saltzman  since July 1997
                              $3  million  and is an  astute            and  he is a  sophisticated,  accredited
                              and  experienced  professional            investor.
                              investor.
-------------------------------------------------------------------------------------------------------------------------

     (c) Consideration. State the aggregate offering price and aggregate underwriting commissions:

     The aggregate offering price was $139,000. No commissions were paid, one of the investors, an executive officer paid for his stock with a note in the amount of $29,000.

     (d)  Exemption from registration claimed. This transaction was exempt under
          Section 4(2) of the Securities Act of 1933, as amended. The investors were all accredited , including one executive officer of the issuer. No general solicitation was involved. The investors were also experienced in business and finance.

     (e) Use of proceeds. The proceeds were used for general corporate purposes.

IX   One Investor Hi- Tel Group

     (a) Securities sold. Give the date of sale and title and amount of securities sold.


          (i)  Date: June 25, 2001.

          (ii) Title of securities: Common Stock.

          (iii) Amount: 375,000 shares.


     (b)  Underwriters and other purchasers:


          The purchaser and their background follow:

-------------------------------------------------------------------------------------------------------------------------
Name                                 Net Worth/Income                 Sophistication/Prior Relationship with Issuer
----                                 ----------------                 ---------------------------------------------
  Hi Tel Group                Mr. Titlebaun is an individual          An executive  officer of Advanced Optics
                              with  an   annual   income  in          has known Mr.  Titlebaun since September
                              excess of $2  million  for the          1999   and   he   is  a   sophisticated,
                              past  two   years  and  is  an          accredited investor.
                              astute     and     experienced
                              professional investor.

-------------------------------------------------------------------------------------------------------------------------

     (c) Consideration. State the aggregate offering price and aggregate underwriting commissions:

          The aggregate offering price was $15,000. No commissions were paid.

     (d)  Exemption from registration claimed. This transaction was exempt under
          Section 4(2) of the Securities Act of 1933, as amended. The investor was accredited. No general solicitation was involved. The investor was also experienced in business and finance.

     (f) Use of proceeds. The proceeds were used for general corporate purposes.

Item 27   Exhibits


3.1 Articles of Incorporation of the Registrant filed May 22, 1996 (incorporated by reference to the Registrant's Registration Statement on Form 10-SB (No. 1000-24511) filed with the Securities and Exchange Commission on June 23, 1998).

3.1(a) Certificate of Amendment of Articles of Incorporation of the Registrant filed December 6, 1998 (incorporated by reference to exhibit 3.1(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

3.1(b)    Deleted.

3.1(c) Certificate of Amendment of Articles of incorporation of the Registrant filed June 22, 2000 (incorporated by reference to exhibit 3.1(c) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

3.2       Bylaws  of  the   Registrant   (incorporated   by   reference  to  the
          Registrant's Registration Statement on Form 10-SB (No. 1000-24511) filed with the Securities and Exchange Commission on June 23, 1998).

4.1 Specimen Common Stock Certificate (incorporated by reference to exhibit 4.1 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

4.2 Convertible Note Purchase Agreement dated September 15, 2000 by and among Registrant, Keshet Fund L.P., Keshet L.P., Nesher Ltd. and Talbiya B. Investments Ltd. with exhibits attached thereto (incorporated by reference to exhibit 4.2 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

4.2(a) Waiver dated April 12, 2001 by and among Registrant, Keshet Fund L.P., Keshet L.P., Nesher Ltd. and Talbiya B. Investments Ltd. with exhibits attached thereto incorporated by reference to exhibit 4.2(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

4.3 Securities Purchase Agreement dated November 7, 2000 by and between Registrant and RFL Asset Management, LLC with exhibits attached thereto (incorporated by reference to exhibit 4.3 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

4.4       Securities  Purchase  Agreement  dated November 7, 2000 by and between
          Registrant and Triton Private Equities Fund, L.P. with exhibits attached thereto (incorporated by reference to exhibit 4.4 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).


5.1       Opinion of Sichenzia, Ross, Friedman & Ference LLP.


10.1 1999 Incentive Stock Option Plan (incorporated by reference to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission on March 21, 2000).

10.2      Securities  Purchase  Agreement  dated  June  3,  1999  by  and  among
          Registrant and investors listed on Schedule I attached thereto (incorporated by reference to exhibit 10.2 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.2(a) Modification and Settlement Agreement dated June 12, 2000 by and among Registrant and investors listed on Schedule I attached thereto (incorporated by reference to exhibit 10.2(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.3      Securities  Purchase  Agreement  dated  March 8,  2000 by and  between
          Registrant and Triton Private Equities Fund, L.P. with exhibits attached thereto (incorporated by reference to exhibit 10.3 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000) .

10.4 Securities Purchase Agreement dated March 8, 2000 by and between Registrant and RFL Asset Management, LLC with exhibits attached thereto (incorporated by reference to exhibit 10.4 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.5 Supplemental Agreement dated August 7, 2000 by and between Registrant and Triton Private Equities Fund, L.P. with exhibits attached thereto (incorporated by reference to exhibit 10.5 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.6 Supplemental Agreement dated August 7, 2000 by and between Registrant and RFL Asset Management, LLC with exhibits attached thereto
          (incorporated by reference to exhibit 10.6 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.7 Warrant to Purchase Shares of Common Stock dated June 15, 1999 by and between Registrant and Leslie Robins (incorporated by reference to exhibit 10.7 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.7(a) Warrant to Purchase Shares of Common Stock dated August 9, 2000 by and between Registrant and Leslie Robins (incorporated by reference to exhibit 10.7(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.7(b) Warrant to Purchase Shares of Common Stock dated October 17, 2000 by and between Registrant and Leslie Robins (incorporated by reference to exhibit 10.7(b) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.8 Warrant to Purchase Shares of Common Stock dated June 15, 1999 by and between Registrant and Michael Pete (incorporated by reference to exhibit 10.8 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.9 Warrant to Purchase Shares of Common Stock dated June 15, 1999 by and between Registrant and Harold Herman (incorporated by reference to exhibit 10.9 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.9(a) Warrant to Purchase Shares of Common Stock dated August 23, 2000 by and between Registrant and Harold Herman (incorporated by reference to exhibit 10.9(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.10 Warrant to Purchase Shares of Common Stock dated August 9, 2000 by and between Registrant and J.G. Capital, Inc (incorporated by reference to exhibit 10.10 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.10(a) Warrant to Purchase Shares of Common Stock dated October 17, 2000 by and between Registrant and John Cousins (incorporated by reference to exhibit 10.10(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.11 Promissory Note dated June 21, 2000 held by Leslie Robins (incorporated by reference to exhibit 10.11 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.12 Promissory Note dated August 3, 2000 held by Leslie Robins (incorporated by reference to exhibit 10.12 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.13 Promissory Note dated September 7, 2000 held by Leslie Robins (incorporated by reference to exhibit 10.13 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.14 Lease Agreement dated May 27, 1998 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 4, Albuquerque, NM 87113 (incorporated by reference to the Registrant's Registration Statement on Form 10-SB (No. 1000-24511) filed with the Securities and Exchange Commission on June 23, 1998).

10.14(a) Renewal of Lease Agreement dated March 9, 2000 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 4, Albuquerque, NM 87113 (incorporated by reference to exhibit 10.14(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.15 Lease Agreement dated December 22, 1998 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 5, Albuquerque, NM 87113 (incorporated by reference to exhibit 10.15 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.15(a) Renewal of Lease Agreement dated March 9, 2000 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 5, Albuquerque, NM 87113 (incorporated by reference to exhibit 10.15(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.16 Lease Agreement dated February 10, 2000 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 6, Albuquerque, NM 87113 (incorporated by reference to exhibit 10.16 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.17 Employment Agreement dated June 28, 1999 by and between Registrant and John Cousins (incorporated by reference to exhibit 10.17 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.18 Stock Purchase Agreement dated December 31, 1997 by and between Registrant and Bio Moda, Inc (incorporated by reference to exhibit
          10.18 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

10.19 Stock-For-Stock Agreement dated November 6, 1996 by and between Registrant and shareholders of PLZTech, Inc. listed on Schedule I attached hereto (incorporated by reference to exhibit 10.19 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

10.20** Assignment of Invention and Patent Rights dated January 25, 2000 by and between Registrant and Garth W. Gobeli (incorporated by reference to exhibit 10.20 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

10.21** Assignment of Invention and Patent Rights dated December 15, 2000 by and between Registrant and Michael G. Harmon (incorporated by reference to exhibit 10.21 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

10.22** Purchase Agreement dated October 22, 1998 by and between Registrant and Wang (incorporated by reference to exhibit 10.22 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

10.23** Amended Purchase Agreement dated January 15, 2001 by and between Registrant and Wang (incorporated by reference to exhibit 10.23 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

21.1      Subsidiaries of the Registrant  (incorporated  by reference to exhibit
          21.1 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

23.1      Consent of Atkinson & Co., Ltd.


23.2      Consent of Neff & Ricci LLP.

23.3 Consent of Sichenzia, Ross, Friedman & Ference LLP (contained in exhibit 5.1).


24.1+     Power  of  attorney   (included  on  signature  page  of  Registration
          Statement).

----------
*    To be filed by amendment.


** The Registrant has applied with the Secretary of the Securities and Exchange Commission for confidential treatment of certain information pursuant to Rule 406 under the Securities Act of 1933. The Registrant has filed separately with its application a copy of the exhibit including all confidential portions.


+    Previously filed.



     All such schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 28 Undertakings

     The undersigned Registrant hereby undertakes to:

     (1) For determining any liability under the Securities Act, treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

     (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     The undersigned Registrant hereby undertakes with respect to the securities being offered and sold in this offering:

     (1) To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

          (a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act of 1933, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by director, officer or controlling person relating to the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on the 20th day of September, 2001.


                                              ADVANCED OPTICS ELECTRONICS INC.

                                        By:    /S/ LESLIE S. ROBINS
                                              ----------------------------------
                                              Leslie S. Robins
                                              Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURE                                         TITLE                               DATE
         ---------                                         -----                               ----
            *
----------------------------          President and Director                           September 20, 2001
      Michael H. Pete


   /S/ LESLIE S. ROBINS               Chairman of the Board, Executive Vice            September 20, 2001
----------------------------          President and Secretary (Principal
     Leslie S. Robins                 Executive Officer)

            *                         Vice President, Finance and Treasurer            September 20, 2001
----------------------------          (Principal Financial and Accounting Officer)
      John J. Cousins

           *                          Director                                         September 20, 2001
----------------------------
     Harold C. Herman

           *                          Director                                         September 20, 2001
----------------------------
   Richard A. Josephberg


*By: /S/ LESLIE S. ROBINS                                                              September  20, 2001
----------------------------
     Leslie S. Robins,
     Attorney-in-fact

                                INDEX TO EXHIBITS

Exhibit
Number                        Description of Exhibit
------                        ----------------------

3.1 Articles of Incorporation of the Registrant filed May 22, 1996 (incorporated by reference to the Registrant's Registration Statement on Form 10-SB (No. 1000-24511) filed with the Securities and Exchange Commission on June 23, 1998).

3.1(a) Certificate of Amendment of Articles of Incorporation of the Registrant filed December 6, 1998 (incorporated by reference to exhibit 3.1(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

3.1(b)    Deleted.

3.1(c) Certificate of Amendment of Articles of incorporation of the Registrant filed June 22, 2000 (incorporated by reference to exhibit 3.1(c) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

3.2       Bylaws  of  the   Registrant   (incorporated   by   reference  to  the
          Registrant's Registration Statement on Form 10-SB (No. 1000-24511) filed with the Securities and Exchange Commission on June 23, 1998).

4.1 Specimen Common Stock Certificate (incorporated by reference to exhibit 4.1 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

4.2 Convertible Note Purchase Agreement dated September 15, 2000 by and among Registrant, Keshet Fund L.P., Keshet L.P., Nesher Ltd. and Talbiya B. Investments Ltd. with exhibits attached thereto (incorporated by reference to exhibit 4.2 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

4.2(a) Waiver dated April 12, 2001 by and among Registrant, Keshet Fund L.P., Keshet L.P., Nesher Ltd. and Talbiya B. Investments Ltd. with exhibits attached thereto incorporated by reference to exhibit 4.2(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

4.3 Securities Purchase Agreement dated November 7, 2000 by and between Registrant and RFL Asset Management, LLC with exhibits attached thereto (incorporated by reference to exhibit 4.3 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

4.4       Securities  Purchase  Agreement  dated November 7, 2000 by and between
          Registrant and Triton Private Equities Fund, L.P. with exhibits attached thereto (incorporated by reference to exhibit 4.4 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).


5.1       Opinion of Sichenzia, Ross, Friedman & Ference LLP.


10.1 1999 Incentive Stock Option Plan (incorporated by reference to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission on March 21, 2000).

10.2      Securities  Purchase  Agreement  dated  June  3,  1999  by  and  among
          Registrant and investors listed on Schedule I attached thereto (incorporated by reference to exhibit 10.2 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.2(a) Modification and Settlement Agreement dated June 12, 2000 by and among Registrant and investors listed on Schedule I attached thereto (incorporated by reference to exhibit 10.2(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.3      Securities  Purchase  Agreement  dated  March 8,  2000 by and  between
          Registrant and Triton Private Equities Fund, L.P. with exhibits attached thereto (incorporated by reference to exhibit 10.3 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000) .

10.4 Securities Purchase Agreement dated March 8, 2000 by and between Registrant and RFL Asset Management, LLC with exhibits attached thereto (incorporated by reference to exhibit 10.4 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.5 Supplemental Agreement dated August 7, 2000 by and between Registrant and Triton Private Equities Fund, L.P. with exhibits attached thereto (incorporated by reference to exhibit 10.5 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.6 Supplemental Agreement dated August 7, 2000 by and between Registrant and RFL Asset Management, LLC with exhibits attached thereto
          (incorporated by reference to exhibit 10.6 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.7 Warrant to Purchase Shares of Common Stock dated June 15, 1999 by and between Registrant and Leslie Robins (incorporated by reference to exhibit 10.7 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.7(a) Warrant to Purchase Shares of Common Stock dated August 9, 2000 by and between Registrant and Leslie Robins (incorporated by reference to exhibit 10.7(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.7(b) Warrant to Purchase Shares of Common Stock dated October 17, 2000 by and between Registrant and Leslie Robins (incorporated by reference to exhibit 10.7(b) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.8 Warrant to Purchase Shares of Common Stock dated June 15, 1999 by and between Registrant and Michael Pete (incorporated by reference to exhibit 10.8 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.9 Warrant to Purchase Shares of Common Stock dated June 15, 1999 by and between Registrant and Harold Herman (incorporated by reference to exhibit 10.9 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.9(a) Warrant to Purchase Shares of Common Stock dated August 23, 2000 by and between Registrant and Harold Herman (incorporated by reference to exhibit 10.9(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.10 Warrant to Purchase Shares of Common Stock dated August 9, 2000 by and between Registrant and J.G. Capital, Inc (incorporated by reference to exhibit 10.10 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.10(a) Warrant to Purchase Shares of Common Stock dated October 17, 2000 by and between Registrant and John Cousins (incorporated by reference to exhibit 10.10(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.11 Promissory Note dated June 21, 2000 held by Leslie Robins (incorporated by reference to exhibit 10.11 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.12 Promissory Note dated August 3, 2000 held by Leslie Robins (incorporated by reference to exhibit 10.12 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.13 Promissory Note dated September 7, 2000 held by Leslie Robins (incorporated by reference to exhibit 10.13 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.14 Lease Agreement dated May 27, 1998 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 4, Albuquerque, NM 87113 (incorporated by reference to the Registrant's Registration Statement on Form 10-SB (No. 1000-24511) filed with the Securities and Exchange Commission on June 23, 1998).

10.14(a) Renewal of Lease Agreement dated March 9, 2000 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 4, Albuquerque, NM 87113 (incorporated by reference to exhibit 10.14(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.15 Lease Agreement dated December 22, 1998 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 5, Albuquerque, NM 87113 (incorporated by reference to exhibit 10.15 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.15(a) Renewal of Lease Agreement dated March 9, 2000 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 5, Albuquerque, NM 87113 (incorporated by reference to exhibit 10.15(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.16 Lease Agreement dated February 10, 2000 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 6, Albuquerque, NM 87113 (incorporated by reference to exhibit 10.16 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.17 Employment Agreement dated June 28, 1999 by and between Registrant and John Cousins (incorporated by reference to exhibit 10.17 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.18 Stock Purchase Agreement dated December 31, 1997 by and between Registrant and Bio Moda, Inc (incorporated by reference to exhibit
          10.18 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

10.19 Stock-For-Stock Agreement dated November 6, 1996 by and between Registrant and shareholders of PLZTech, Inc. listed on Schedule I attached hereto (incorporated by reference to exhibit 10.19 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

10.20** Assignment of Invention and Patent Rights dated January 25, 2000 by and between Registrant and Garth W. Gobeli (incorporated by reference to exhibit 10.20 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

10.21** Assignment of Invention and Patent Rights dated December 15, 2000 by and between Registrant and Michael G. Harmon (incorporated by reference to exhibit 10.21 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

10.22** Purchase Agreement dated October 22, 1998 by and between Registrant and Wang (incorporated by reference to exhibit 10.22 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

10.23** Amended Purchase Agreement dated January 15, 2001 by and between Registrant and Wang (incorporated by reference to exhibit 10.23 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

21.1      Subsidiaries of the Registrant  (incorporated  by reference to exhibit
          21.1 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

23.1      Consent of Atkinson & Co., Ltd.


23.2      Consent of Neff & Ricci LLP.

23.3 Consent of Sichenzia, Ross, Friedman & Ference LLP (contained in exhibit 5.1).


24.1+     Power  of  attorney   (included  on  signature  page  of  Registration
          Statement).

----------
*    To be filed by amendment.

** The Registrant has applied with the Secretary of the Securities and Exchange Commission for confidential treatment of certain information pursuant to Rule 406 under the Securities Act of 1933. The Registrant has filed separately with its application a copy of the exhibit including all confidential portions.

+    Previously filed.